UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
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MGM Resorts International
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2021

PROXY STATEMENT

TRUMP
DELANO
MANDALAY BAY

ANNUAL NOTICE OF MEETING OF STOCKHOLDERS

MAY 5, 2021 AT 2:00 P.M. PT

MGM RESORTS
INTERNATIONAL®

LETTER FROM OUR CEO AND PRESIDENT
Dear Fellow MGM Resorts International Stockholders:
Last year was the most difficult ever faced by our industry and company. The global pandemic led to disruption and uncertainty at a scale that would have been unimaginable before 2020. The Las Vegas Strip went dark for the first time in its history as properties throughout the United States closed for months in response to the COVID-19 pandemic. Macau experienced its lowest visitation in decades as a result of travel restrictions and quarantine measures. Like others, MGM Resorts International (“MGM Resorts”) faced a number of painful but necessary decisions, including widespread furloughs and workforce reductions.
It was also a year of innovation and change. When we re-opened our properties, operations were dramatically overhauled as we implemented comprehensive health and safety protocols including enhanced digital capabilities designed to safely welcome guests and employees back, while managing the business to minimize our cash outflows.
Through the crisis, we maintained and strengthened our liquidity position, which was already bolstered by the pre-pandemic real estate monetizations of Bellagio and MGM Grand Las Vegas and sale of Circus Circus in late 2019 and early 2020. We also took proactive steps to further enhance our financial flexibility by accessing the debt capital markets and transacting with MGM Growth Properties to reduce our ownership stake for $1.4 billion of cash. At year end December 31, 2020, our consolidated liquidity position was $8.8 billion1, with $5.6 billion2 at the domestic operations level.
Despite the challenging year, our commitment to Environmental, Social and Governance (“ESG”) matters continued unabated. In early 2020, we concluded our first formal ESG materiality assessment and leveraged key findings to refine and augment our future state social impact and sustainability strategy. Our refreshed framework for 2021 – 2025 is described within these proxy materials.
In 2020, we sustained our public commitment to be “Focused on What Matters” by providing substantial, pandemic-related support and relief to local communities, which included donating large quantities of food to alleviate food insecurity, significantly expanding the MGM Resorts Foundation Employee Emergency Grant Fund providing financial assistance to impacted employees and their families and deploying logistical support and personal protective equipment for state and local COVID-19 relief efforts.
MGM Resorts colleagues around the world have worked incredibly hard through these trying times. I, along with the rest of the Board of Directors and senior management team, am eternally grateful for the resilience and commitment that our employees have shown. We not only endured unprecedented change, we have adapted to it. We have further refined our operating model to realize sustained efficiencies, so that when demand returns to pre-pandemic levels, we will emerge a stronger company.
At MGM Resorts, our long-term vision is clear and differentiated. Our goal is simple: To be the premier omni-channel gaming, hospitality and entertainment company in the world. We will achieve this vision by investing in our people, providing inspiring, multi-faceted entertainment experiences for our guests, delivering operational excellence at every level and allocating our capital to drive the highest return for our stockholders.
We believe our industry’s largest and most exciting growth opportunity in the U.S. today is the sports betting and iGaming market. BetMGM, our venture with Entain plc, has already established itself as a leader. BetMGM began 2020 in just three states and ended the year in 10, while driving market share gains throughout the year in both sports betting and iGaming. The momentum has continued into this year, as BetMGM expects to be operational in 20 states by year-end 2021. We believe the market potential is significant, and both partners remain committed to ensuring BetMGM’s continued success.
I look to the future with optimism as we continue to invest in the long-term positioning of MGM Resorts, and I thank you, our stockholders, for your continued support.
Regards,
Bill Hornbuckle
Chief Executive Officer and President
1	Comprised of cash and equivalents of $5.1 billion as of December 31, 2020 and $3.7 billion collectively available under MGM Resorts, MGM China, MGP’s revolving credit facilities.
2	Comprised of cash and equivalents of $4.1 billion as of December 31, 2020 and $1.5 billion available under MGM Resorts’ revolving credit facility.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

VIRTUAL ANNUAL MEETING
This year’s Annual Meeting will be online and a completely virtual meeting of stockholders. You may attend and vote during the Annual Meeting via live audio webcast on the Internet at www.virtualshareholdermeeting.com/MGM2021. You will not be able to attend the Annual Meeting in person. There will be no physical location for stockholders to attend.
As described in proxy materials for the Annual Meeting, you are entitled to virtually attend the Annual Meeting, vote and submit questions online by visiting www.virtualshareholdermeeting.com/MGM2021. You may also submit questions in advance of the meeting until 11:59 p.m. on May 4, 2021 by going to www.proxyvote.com and logging in with your control number. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. You will need your control number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you receive a printed copy of the proxy materials) in order to be able to submit questions and vote during the Annual Meeting. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin at 1:45 p.m., Pacific Time, and you should allow ample time for the check-in procedures.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log in page.
ANNUAL MEETING PROPOSALS
1 ELECTION	2 RATIFICATION	3 APPROVAL	4 APPROVAL AND ADOPTION	OTHER BUSINESS
to elect a Board of Directors	to ratify the selection of the independent registered public accounting firm for the year ending December 31, 2021	to approve, on an advisory basis, the compensation of our named executive officers	to approve and adopt the amendment to our Charter authorizing a class of Preferred Stock	to consider the transaction of any other business as may properly come before the meeting or any adjournments or postponements thereof

PROXY VOTING
Stockholders of record at the close of business on March 12, 2021 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be available for examination by any stockholder during ordinary business hours at our executive offices, located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, for a period of 10 days prior to the date of the Annual Meeting. Stockholders are requested to join the Annual Meeting on time and, with respect to stockholders whose shares are held in “street name” by a broker, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee.
Your vote is important. Please be sure to vote your shares in favor of the Board of Directors’ recommendations in time for our May 5, 2021 meeting date.
Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting.
Your Board of Directors unanimously recommends that you vote “FOR” each nominee for director listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.
Paul Salem
Chairman of the Board
March 26, 2021
PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY USING THE
INTERNET OR TELEPHONE. Use of the enclosed envelope requires no postage for mailing in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Proxy Statement that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties described in the Company’s public filings with the Securities and Exchange Commission. MGM Resorts International (the “Company”) has based these forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding its ability to achieve its ESG or corporate social responsibility (“CSR”) 2025 goals and execute on its long-term strategies. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the continued impact of the COVID-19 pandemic on the Company’s business effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

2021 ANNUAL MEETING OF STOCKHOLDERS
The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of MGM Resorts International (the “Board”) in connection with the Annual Meeting of Stockholders of MGM Resorts International (the “Annual Meeting”) to be held at the following date, time and place, and at any postponements or adjournments thereof:
May 5, 2021
2:00 p.m. Pacific Time
Via live audio webcast on the Internet at www.virtualshareholdermeeting.com/MGM2021
MGM Resorts International, together with its subsidiaries, is referred to herein as the “Company,” “we” or “us,” unless the context indicates otherwise. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully described herein. On or about March 26, 2021, we will mail and/or make available this Proxy Statement and the enclosed proxy to each stockholder entitled to vote at the Annual Meeting. Stockholders are requested to join the Annual Meeting on time, as there will be no admittance once the Annual Meeting has begun. Our Annual Report to Stockholders for the year ended December 31, 2020 accompanies this Proxy Statement.
This year’s Annual Meeting will be online and a completely virtual meeting of stockholders. You may attend, vote and submit questions during the Annual Meeting via live audio webcast on the Internet at www.virtualshareholdermeeting.com/MGM2021. You may also submit questions in advance of the meeting until 11:59 p.m. on May 4, 2021 by going to www.proxyvote.com and logging in with your control number. You will not be able to attend the Annual Meeting in person. There will be no physical location for stockholders to attend. We expect that in future years we will continue to host a virtual meeting only, which we believe is consistent with our cost reduction efforts to further position your company for future growth. Furthermore, we believe a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. Finally, a virtual meeting is consistent with our goal to be an environmental leader and our core belief that a greener business is a better business.
YOUR VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 5, 2021. The Proxy Statement, Proxy Card and Annual Report are available for review online at www.proxyvote.com.
HOW TO VOTE - STOCKHOLDER OF RECORD

VOTING RIGHTS AND OUTSTANDING SHARES
Only record holders of our Common Stock, $0.01 par value per share (“Common Stock”), as of March 12, 2021 will be entitled to vote at the Annual Meeting. Our authorized capital stock currently consists of 1,000,000,000 shares of Common Stock. At the close of business on March 12, 2021, there were 495,004,321 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on that date on all matters that may properly come before the Annual Meeting.
You may vote by attending the Annual Meeting virtually, by completing and returning a proxy by mail or by using the internet or telephone. For stockholders who have requested paper copies of our proxy materials, you may submit your proxy by mail by marking your vote on the enclosed proxy card (the “Proxy Card”), then following the mailing instructions on the Proxy Card. To submit your proxy using the internet or by telephone, see the instructions on the Proxy Card and have the Notice of Internet Availability or Proxy Card available when you access the internet website or place your telephone call. You may vote by internet or telephone until 8:59 p.m., Pacific Time, on May 4, 2021.
If you are a stockholder of record and wish to virtually attend the Annual Meeting and vote online by visiting www.virtualshareholdermeeting.com/MGM2021, you may do so. You will need your control number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the annual meeting, there is no need to vote again at the annual meeting unless you wish to change your vote. If you are the beneficial owner of Common Stock held in “street name” by a broker and wish to virtually attend the Annual Meeting and vote online at the Annual Meeting, you must obtain a proxy from the bank, brokerage or other institution holding your Common Stock and bring such proxy with you to hand in with your ballot.
All shares of Common Stock represented by properly submitted proxies will be voted at the Annual Meeting in accordance with the directions on the proxies, unless such proxies have previously been revoked. If you are a stockholder of record and submit a Proxy Card with no voting direction indicated, the shares will be voted as the Board recommends, which is as follows:
PROPOSAL ROADMAP	PAGE	RECOMMENDATION
Proposal No. 1: Election of Directors FOR the election of each of the nominees to the Board listed in this Proxy Statement and on the Proxy Card	26	✓
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	40	✓
Proposal No. 3: Advisory Vote to Approve Executive Compensation FOR the approval, on an advisory basis, of the compensation of our named executive officers	42	✓
Proposal No. 4: Approval and Adoption of the Amendment to our Charter FOR the adoption of the Amendment to our Charter authorizing a class of Preferred Stock	43	✓
By returning a signed Proxy Card by mail or by duly submitting a proxy by internet or telephone, you will confer discretionary authority on the named proxies to vote on any other business that properly comes before the meeting or any adjournment or postponement thereof for which discretionary authority is permitted. The persons named on the Proxy Card as proxies or their substitutes will vote or act in their discretion with respect to such other matters. Any such matters shall be determined by a majority vote of the stockholders present virtually or represented by proxy.
QUORUM AND VOTES REQUIRED
The presence, virtually or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business.
If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. In accordance with the rules of the New York Stock Exchange (the “NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. The ratification of the selection of the independent registered public accounting firm as our independent auditor for 2021 is considered the only routine matter for which brokerage firms may vote shares for which they have not received instructions. The remaining matters are considered to be “non-routine,” and brokerage firms that have not received instructions from their customers do not have discretion to vote on these matters.
The below table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:
PROPOSAL		VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
1.	Election of directors	Majority of votes cast	No
2.	Ratification of Deloitte & Touche LLP	Majority of shares represented at meeting virtually or by proxy and entitled to vote	Yes
3.	Approval of executive compensation on an advisory basis	Majority of shares represented at meeting virtually or by proxy and entitled to vote	No
4.	Approval and adoption of the Amendment to our Charter	Majority of votes entitled to be cast at meeting virtually or by proxy	No
Each director shall be elected by a majority of votes cast to hold office until the next annual meeting, unless the election is contested, in which case, directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes properly cast “for” a director nominee exceeds the number of votes properly cast “against” such director nominee. Abstentions do not count as votes “against” and have no effect with respect to the election of directors. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of votes cast, which is set forth in our Corporate Governance Guidelines (as defined below). With respect to Proposals 2, 3 and 4, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted, and accordingly, an abstention will have the same effect as a vote cast against each of these proposals. Broker non-votes are not counted as votes cast and will therefore have no effect on the outcome of the vote on a proposal.
ADJOURNMENT
In accordance with the Company’s Amended and Restated Bylaws, the Chairman of the Annual Meeting has the right and authority to convene and (for any or no reason) to recess and/or adjourn the Annual Meeting. For more detail regarding adjournment procedures and the conduct of the Company’s stockholder meetings generally, please see the Company’s Amended and Restated Bylaws.
HOW TO REVOKE OR CHANGE YOUR VOTE
Any proxy may be changed or revoked at any time prior to the Annual Meeting by submitting a new proxy with a later date, by a later telephone or internet vote (subject to the telephone or internet voting deadline), by voting virtually at the Annual Meeting or by submitting a revocation in writing. Written revocations must be directed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; and they must be received by the Corporate Secretary no later than 5:00 p.m., Pacific Time, on May 4, 2021.
HOW THE VOTES WILL BE COUNTED AND WHO WILL CERTIFY THE RESULTS
A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) will act as the independent Inspector of Elections to count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the results. The final voting results will be reported by us on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

COSTS OF AND PARTICIPANTS IN SOLICITATION
Your proxy is being solicited by the Board on behalf of the Company and, as such, we will pay the costs of soliciting proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by mail, internet (including by email, the use of our investor relations website and other online channels of communication), telephone, facsimile, town hall meetings, personal interviews, press releases, press interviews, advertisements and investor presentations. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.
COPIES OF PROXY MATERIALS
As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing to stockholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about March 26, 2021, we will mail to each of our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.
Stockholders of Record. If your shares are registered in your own name, you may request paper copies of the proxy materials by following the instructions contained in the notice. Stockholders who have already made a permanent election to receive paper copies of the proxy materials will receive a full set of the proxy documents in the mail.
Beneficial Stockholders. If your shares are not registered in your name, you should receive written instructions on how to request paper copies of the proxy materials from your bank or broker. We recommend that you contact your bank or broker if you do not receive these instructions. As the beneficial owner, you have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instructions you received.
DELIVERY TO A SINGLE HOUSEHOLD TO REDUCE DUPLICATE MAILINGS
Many stockholders hold shares of Common Stock in multiple accounts, which may result in duplicate mailings of the Notice of Internet Availability (or proxy materials) to stockholders who share the same address. Stockholders can avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:
Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single Notice of Internet Availability (or copy of proxy materials other than proxy cards), go directly to the website at www.proxyvote.com and follow the instructions therein.
Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single Notice of Internet Availability (or copy of proxy materials other than proxy cards) if there are other stockholders who share an address with you. If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.
Right to Request Separate Copies. If you consent to the delivery of a single Notice of Internet Availability (or copy of proxy materials) but later decide that you would prefer to receive a separate Notice of Internet Availability (or copy of proxy materials) for each account at your address, then please notify us at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications, or your nominee, as applicable, and we or your nominee will promptly deliver such additional proxy materials. If you wish to receive a separate copy of the proxy materials for each account at your address in the future, you may contact Broadridge by calling toll-free 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood NY, 11717.

STOCKHOLDER OUTREACH
We understand the importance of assessing our corporate governance and executive compensation practices regularly. Fiscal 2020 marked another year that members of senior management, together with a member of the Compensation Committee, engaged in stockholder outreach activities, with a particular focus on gaining feedback related to executive compensation. During 2020, management and members of our Board of Directors engaged with investors collectively representing 52.7% of our common shares outstanding on executive compensation and corporate governance matters, including as part of our stockholder outreach process following the say on pay vote. Specifically, management and members of our Board of Directors reached out to three of our major stockholders (representing 17% of our common shares outstanding) inviting them to engage in discussions regarding the CEO transition and the related Transition Agreement. During the second half of 2020, and in response to the say on pay vote, management together with a member of the Compensation Committee, met with eight of our investors and one third party stewardship provider, who in total represented approximately 29% of our common shares outstanding (as of December 31, 2020). These discussions touched on a wide range of topics, including executive compensation, corporate governance practices, environmental and social issues, and the ongoing response to, and impact of, COVID-19. In addition to the stockholders described in the preceding two sentences, three of our largest stockholders, holding approximately 21% of our shares as of December 31, 2020, are represented on the Board of Directors and in this capacity are fully informed of, and have the opportunity to engage in, discussions regarding corporate governance matters, including executive compensation.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE PRACTICES AT A GLANCE
✔	Robust Director Nominee Selection Process	✔	Realignment of Board Committees and Chair Assignments in 2016

✔	Significant Board Engagement on Long-Term Growth Through Strategy and Capital Deployment	✔	Strong and Effective Board Oversight of Risks, Financial Reporting, Compliance Programs and Compensation Practices

✔	Annual Election of Directors with Majority Voting Standard	✔	Award-Winning Commitment to Human Capital, Diversity & Inclusion, Philanthropy & Community Engagement and Environmental Sustainability

✔	Annual Board and Committee Self-Evaluations	✔	Anti-Hedging, Anti-Pledging and Clawback Policies

✔	Board Orientation and Continuing Education Program	✔	Executive and Director Stock Ownership Guidelines

✔	Codes of Conduct for Directors and Employees	✔	Adopted a Proxy Access Right

✔	Separate Chairman and Chief Executive Officer Roles	✔	Annual “Say on Pay” Advisory Vote

✔	Stockholder Ability to act by Written Consent
CORPORATE GOVERNANCE GUIDELINES
The Board has adopted corporate governance guidelines (the “Corporate Governance Guidelines”) setting forth the general principles governing the conduct of our business and the role, functions, duties and responsibilities of the Board, including, but not limited to, such matters as (i) Board composition and membership criteria, (ii) compensation, (iii) director orientation and continuing education, (iv) Board committees, (v) Board leadership, (vi) director access to officers, employees and independent advisors, (vii) management succession, (viii) annual performance evaluations of the Board and its committees and (ix) conflicts of interest and recusal. We believe that these guidelines are in compliance with the applicable listing standards adopted by the NYSE. The Corporate Governance Guidelines are posted and maintained on our website at mgmresorts.investorroom.com/corporate-governance under the caption “Corporate Governance Guidelines.”
Our Corporate Governance Guidelines limit the number of total public company boards (including the Company) on which Directors serve to three when the Directors are engaged full-time as executives in another business. The Board determined to make an exception in connection with the appointment of Mr. Diller and Mr. Levin in light of their extensive leadership experience and knowledge of the digital space. Each of Mr. Diller and Mr. Levin serve as full-time executives in another business and serve on four public company boards (including the Company). The Board determined that Mr. Diller and Mr. Levin will have the ability to effectively serve on the Board.

CODE OF CONDUCT
The Board has adopted a Code of Business Conduct and Ethics and Conflict of Interest Policy (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and chief accounting officer. The Code of Conduct also applies to all applicable contractors and other agents performing services for or conducting work on our behalf. The Code of Conduct establishes policies and procedures that the Board believes promote the highest standards of integrity, compliance with the law and personal accountability. The Code of Conduct is posted on our website at mgmresorts.investorroom.com/corporate-governance under the caption “Code of Business Conduct and Ethics and Conflict of Interest Policy.” A summary of material amendments and waivers to the Code of Conduct, if any, is also posted at the same website location under the general heading “Governance Documents.” The Code of Conduct is made available to all of our employees in various formats. It is specifically provided to new directors, officers and key employees and is covered annually with all of our directors, officers and key employees, each of whom is required to acknowledge his or her understanding of the Code of Conduct and agree to adhere to the principles contained therein. Additionally, we will provide a copy of the Code of Conduct, free of charge, to any stockholder who requests it in writing to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications.
DIRECTOR INDEPENDENCE
For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationships with the Company. The Board has established guidelines to assist in determining director independence, which meet and, in some respects, exceed the independence requirements established by the NYSE’s listing standards. Using these guidelines, which are set forth in Section II of our Corporate Governance Guidelines, and considering information provided by each director and all facts and circumstances the Board deemed relevant, the Board has determined that Mr. Diller, Ms. Herman, Mr. Hernandez, Ms. Jammet, Mr. Kilroy, Mr. Levin, Ms. McKinney-James, Mr. Meister, Mr. Salem, Mr. Spierkel, Ms. Swartz, and Mr. Taylor, who constitute a majority of the Board, are independent under the rules of the NYSE. In consultation with outside counsel, the Board considered Mr. Diller’s position with Expedia Group, Inc. (“Expedia”) in connection with its determination that Mr. Diller was independent under the rules of the NYSE.
All members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent directors, as defined in the Corporate Governance Guidelines. For the purposes of determining whether a director who is a member of the Audit Committee is independent, the Board applies additional independence standards, including those of the SEC set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance rules of the NYSE applicable to audit committee composition. The Board also applies additional independence standards as set forth in the corporate governance rules of the NYSE for the purposes of determining if a director who is a member of the Compensation Committee is independent. The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are independent and satisfy the relevant Company, NYSE and SEC additional requirements for the members of such committees.
DIRECTOR STOCK OWNERSHIP GUIDELINES
We recognize the importance of aligning our Board’s interests with those of our stockholders. As a result, the Board has established stock ownership guidelines for all of our directors that receive compensation from the Company. Under these guidelines, each director was expected to accumulate, by December 31, 2017 (or, if later, by December 31 of the fifth year following the year he or she becomes a director), Company stock having a fair market value equal to five times such director’s annual base cash retainer from time to time. For purposes of these guidelines, shares held in trust or retirement accounts and restricted stock units (“RSUs”) count toward the ownership guidelines. Each director is expected to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after April 2012 until the guidelines are satisfied. In 2012, we adopted a deferred compensation plan for non-employee directors pursuant to which directors may elect to accumulate RSUs earned as equity compensation on a tax-deferred basis, in which case the pre-tax number of shares count toward the ownership guidelines. As of December 31, 2020, all directors serving as of such date were in compliance with these guidelines or on track to comply with these guidelines within the specified time period. The Board also adopted stock ownership guidelines for executive officers, which are described in “Compensation Discussion and Analysis—Executive Summary.”
PROXY ACCESS
In keeping with our high governance standards, in January 2016, we amended our Amended and Restated Bylaws to implement “proxy access,” a means for the Company’s stockholders to include stockholder-nominated director candidates in the Company’s proxy materials for annual meetings of stockholders. Proxy access was first made available to stockholders for the Company’s 2016 annual meeting of stockholders. A stockholder, or group of not more than 20 stockholders (collectively, an “eligible stockholder”), meeting specified eligibility requirements, is generally permitted to include up to two director nominees or, if greater than two, 20% of the number of directors in office as of the last day a notice for nomination may be timely received in the Company’s proxy materials for annual meetings of its stockholders. In order to be eligible to use the proxy access process, an eligible stockholder must, among other requirements, have owned 3% or more of the Company’s outstanding Common Stock continuously for at least three years. Additionally, stockholder nominees must be independent and meet specified criteria and stockholders will not be entitled to utilize the proxy access process for an annual meeting of stockholders if the Company receives notice through its advance notice bylaw provision that a stockholder intends to nominate a director at such meeting. Use of the proxy access process to submit stockholder nominees is subject to additional eligibility, procedural and disclosure requirements set forth in Section 12 of the Amended and Restated Bylaws.
DIRECTOR RETIREMENT AGE
In June 2016, we amended our Corporate Governance Guidelines to provide a retirement age for non-employee directors. As of June 2, 2016, non-employee directors will not be nominated for election to the Board at any annual meeting of stockholders following their 74th birthday, unless the Board approves an exception on a case-by-case basis. In connection with Mr. Diller’s appointment to the Board, the Board determined to make an exception in light of Mr. Diller’s extensive leadership experience and knowledge of the digital space.
INFORMATION REGARDING THE BOARD AND BOARD COMMITTEES
As of December 31, 2020, the Board consisted of 14 directors. In 2020, the Board met 22 times and had four Committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, and the Corporate Social Responsibility Committee. Directors are expected to attend each annual meeting of stockholders, either virtually or telephonically. All members of the Board attended last year’s annual meeting.
Each director other than Mr. Kilroy attended at least 75% of the total of all meetings of the Board and all committees on which the director served. Mr. Kilroy attended 74% of the total of all meetings of the Board of Directors and the committees on which he served. In light of the extraordinary environment in 2020 driven by the COVID-19 pandemic’s impact on the Company’s operations, including the temporary closure of all of the Company’s properties, as well as the significant senior leadership changes, a number of special meetings were held, sometimes on short notice, including one meeting which was held with less than 48 hours’ notice. If not for the meeting Mr. Kilroy was unable to attend due to having less than 48 hours’ notice, he would have attended 77% of meetings.

The table below provides membership as of December 31, 2020 and meeting information for the Board Committees.

(1)	Mr. Salem was a member of the Corporate Social Responsibility Committee until May 7, 2020.

Below is a summary of the composition and responsibilities of our Audit, Compensation, Nominating/Corporate Governance and Corporate Social Responsibility Committees, each of which has a written charter available on our website at mgmresorts.investorroom.com/corporate-governance under the captions “Audit Committee Charter,” “Compensation Committee Charter,” “Nominating/Corporate Governance Committee Charter,” and “Corporate Social Responsibility Committee Charter.” In addition to the committee membership and responsibilities outlined below, a member of the Board is also designated to serve as liaison to our Compliance Committee.1
AUDIT COMMITTEE MEMBERS: Gregory M. Spierkel, Chair Roland Hernandez Mary Chris Jammet Paul Salem INDEPENDENT: All FINANCIAL EXPERTS: All NYSE/SEC QUALIFIED: All
• Provides independent, objective oversight of our financial reporting system

• Reviews the adequacy of our internal controls and financial reporting process and the reliability of our financial statements

• Reviews the independence and performance of our internal auditors and independent registered public accounting firm

• Reviews our compliance with legal and regulatory requirements

• Approves the report that is required to be included in this Proxy Statement

• Appoints the independent registered public accounting firm; reviews with such firm the plan, scope and results of the audit, and the fees for the services performed; and periodically reviews such firm’s performance and independence from management

• Meets regularly with our management, independent registered public accounting firm, internal auditors and the Compliance Committee, and reports its findings to the Board

• Establishes and oversees procedures for the Company’s plans to mitigate cybersecurity risks and respond to data breaches

COMPENSATION COMMITTEE MEMBERS: Roland Hernandez, Chair Mary Chris Jammet Rose McKinney-James Jan G. Swartz Daniel J. Taylor INDEPENDENT: All
• Ensures that the compensation program for our executives is effective in attracting and retaining key officers

• Ensures that the compensation program for our executives links compensation to performance and our overall business strategy

• Ensures that the compensation program for our executives is administered in a fair and equitable fashion that is aligned with stockholders’ interests

• Establishes, implements and reviews the compensation of our executive officers, determines the performance criteria and bonuses to be granted under the annual performance-based incentive plans and administers and approves the grants of share-based awards under our Amended and Restated 2005 Omnibus Incentive Plan

• Authority and oversight extends to total compensation, including base salaries, bonuses, share-based awards, and other forms of compensation

• Approves the annual Compensation Committee report appearing in this Proxy Statement

• Reviews and discusses with management the proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in our Proxy Statement

• Reviews at least annually the Company’s compensation policies and practices generally as they relate to the Company’s risk management practices

[1]
We have established a Compliance Committee of professionals who do not serve on our Board (the “Compliance Committee”) to oversee procedures designed to decrease the likelihood that any activities of the Company or any our affiliates would impugn our reputation or integrity in any of the specific jurisdictions in which we maintain gaming operations, or in the gaming industry in general. We are required by the Nevada Gaming Authorities and the New Jersey Administrative Code to maintain such a Compliance Committee and an associated Compliance Plan.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE MEMBERS: Alexis M. Herman, Chair John Kilroy Gregory M. Spierkel Jan G. Swartz Daniel J. Taylor INDEPENDENT: All
• Ensures overall adherence to corporate governance practices

• Selects director nominees to be recommended to the Board

• Oversees the implementation of the Corporate Governance Guidelines

• Develops and makes recommendations to the Board for specific criteria for selecting directors

• Reviews and makes recommendations to the Board with respect to membership on committees of the Board

• Makes recommendations to the Board with respect to succession planning process for the Chief Executive Officer and our other key executive officers

• Oversees the annual self-evaluations of the Board

• Oversees the orientation program for new directors and continuing education for directors

• Follows developments regarding corporate governance and best practices related thereto

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE MEMBERS: Rose McKinney-James, Chair William W. Grounds Alexis M. Herman Roland Hernandez John Kilroy
• Assists the Board in guiding our comprehensive CSR program, which is designed to deliver strategic value, in alignment with business objectives, and the Company's core belief that we should be a responsible corporate citizen in our policies and business practices

• Promote and effectuate the Company’s commitment to corporate social responsibility and review corporate performance against those standards

• Supports effective integration of diversity strategies into our major business functions and operations

• Oversees initiatives related to the four focus areas: fostering diversity and inclusion, investing in community, caring for one another and protecting the planet

• Consider the impact of the Company’s businesses, operations and programs from a social responsibility and impact perspective, taking into account the interests of stockholders, customers, partners, suppliers, employees, communities and regulator

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2020 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.
DIRECTOR SELECTION PROCESS
In determining the criteria for Board membership, the Nominating/Corporate Governance Committee considers the appropriate range of skills, backgrounds and personal characteristics required in light of the then-current makeup of the Board and in the context of the perceived needs of the Company at the time, including, among other things, the following experience and personal attributes:
•	leadership abilities;
•	financial acumen;
•	general and special business experience and expertise;
•	industry knowledge;

•	government experience;
•	other public company directorships;
•	high ethical standards;
•	independence;
•	sound judgment;
•	interpersonal skills;
•	overall effectiveness; and
•	ability to contribute to the diversity of backgrounds represented on the Board.
The Board has not adopted term limits for its Board members because it recognizes that such arbitrary limitations may result in individuals who distinguish themselves in their board service being precluded from serving on the Board. However, the Board recognizes that economic, social and geo-political factors affecting our global business are continually changing and the skills of our Board members need to keep pace. Accordingly, in re-nominating incumbent members to the Board, the Nominating/Corporate Governance Committee takes into account the need to regularly refresh the composition of the Board to ensure the Board has the appropriate complement of expertise and recent experience to address the Company’s current and anticipated circumstances and needs.
The table below is a summary of the range of skills and experiences that each director nominee brings to the Board. Because it is a summary, it does not include all of the skills, experiences, qualifications and diversity that each director offers, and the fact that a particular skill, experience or qualification is not listed does not mean that a director does not possess it.
Skills & Qualifications
	Leadership Experience	Financial Experience	Industry Experience	Public Company Directorship Experience	Government Experience
Barry Diller	✔	✔	✔	✔
William W. Grounds	✔	✔	✔	✔
Alexis M. Herman	✔	✔		✔	✔
William J. Hornbuckle	✔	✔	✔	✔
Mary Chris Jammet	✔	✔	✔	✔
John Kilroy	✔	✔	✔	✔
Joey Levin	✔	✔	✔	✔
Rose McKinney-James	✔	✔	✔	✔	✔
Keith A. Meister	✔	✔	✔	✔
Paul Salem	✔	✔		✔
Gregory M. Spierkel	✔	✔		✔
Jan G. Swartz	✔	✔	✔
Daniel J. Taylor	✔	✔	✔	✔
As of June 2, 2016, non-employee directors will not be nominated for election to the Board at any annual meeting of stockholders following their 74th birthday, unless the Board approves an exception on a case-by-case basis. In connection with Mr. Diller’s appointment to the Board, the Board determined to make an exception in light of Mr. Diller’s extensive leadership experience and knowledge of the digital space.
The Nominating/Corporate Governance Committee may receive recommendations for Board candidates from various sources, including our stockholders. Pursuant to our proxy access provision set forth in our Amended and Restated Bylaws, eligible stockholders meeting specified eligibility requirements and who provide required information in a timely manner may also nominate individuals for election to be included in our proxy statement for an annual meeting. In addition, from time to time the Nominating/Corporate Governance Committee also retains an independent third-party search firm to assist in identifying qualified candidates. The

Nominating/Corporate Governance Committee will review all recommended candidates in the same manner regardless of the source of the recommendation. Recommendations from stockholders should be in writing and addressed to: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications, and must include the proposed candidate’s name, address, age and qualifications together with the information required under federal securities laws and regulations. Stockholder nominations must be received in a timely manner and in accordance with our Amended and Restated Bylaws, and must include the recommending stockholder’s name, address, number of shares of Common Stock beneficially owned, and the length of time such shares have been held. See “Notice Concerning Stockholder Proposals and Nominations” below.
BOARD LEADERSHIP STRUCTURE
Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be filled by the same or different individuals, which gives the Board the flexibility to determine whether these roles should be combined or separated based on the Company’s circumstances and needs at any given time. The Board has no formal policy regarding whether to combine or separate the position of Chairman and Chief Executive Officer, but generally believes that such decisions should be made in the context of succession planning. Prior to March 22, 2020, Mr. Murren, our Chief Executive Officer also served as Chairman of the Board. In connection with Mr. Murren’s resignation from the Board, Mr. Salem was appointed to serve as Chairman of the Board. The Board vacancy was filled on July 29, 2020 with the appointment of Mr. Hornbuckle to serve as a member of the Board. On August 19, 2020, the Board increased the number of directors from twelve (12) to fourteen (14) and appointed Barry Diller and Joey Levin as members of the Board. The Board currently believes that the Company and its stockholders are best served by separating the position of Chairman and Chief Executive Officer.
Mr. Hernandez was our Lead Independent Director until March 21, 2020 when Mr. Salem was appointed as Chairman of the Board. Among other things, the Lead Independent Director was responsible for convening, chairing and setting the agenda for non-management executive sessions, acting as a liaison between directors and management, consulting with the Chief Executive Officer and Chairman of the Board regarding the agenda of Board meetings and, on behalf of and at the discretion of the Board, meeting with stockholders and speaking on behalf of the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management. The Board has established a process for stockholders and other interested parties to communicate with the Chairman, which is set forth in “Stockholder and Interested Parties Communications with Directors” below.
The non-management and independent directors meet in regularly scheduled executive sessions without management present and have the opportunity to convene in executive session at every meeting of the Board in their discretion. Executive sessions of the non-management directors are chaired by Mr. Salem. The Chairman is responsible for convening executive sessions and setting the agenda. Upon reasonable notice to the other directors, any non-management or independent director may convene an executive session. In addition to the foregoing executive sessions, the independent directors meet at least once every year in an independent director executive session without management or non-independent, non-management directors present and have the opportunity to convene in such an independent director executive session at any meeting of the Board in their discretion, or at any regularly scheduled independent director executive session, which independent director executive sessions may be convened by either the Chairman or, upon reasonable notice, any independent director. Executive sessions of the independent directors are chaired by the Chairman.
DIRECTOR EMERITUS DESIGNATION
The Board has adopted a policy in its Corporate Governance Guidelines for the designation of “Director Emeritus” in exceptional circumstances to recognize contributions of an unusually valuable nature to the Company by a former director. A Director Emeritus, although not typically invited to attend Board meetings, may be invited by the Chairman of the Board to attend certain Board meetings or functions. However, a Director Emeritus is not entitled to attend any Board meeting and may not vote on any business coming before the Board, nor is he or she counted as a member of the Board for the purpose of determining a quorum or for any other purpose. While the Board may determine to compensate a Director Emeritus for his or her advisory and consulting services and a Director Emeritus may be reimbursed for reasonable expenses incurred to attend Board functions to which he or she is invited, a Director Emeritus is not compensated for attendance at such meetings. A Director Emeritus is not a member of the Board or a “director” as that term is used in our Amended and Restated Bylaws, this Proxy Statement or otherwise.
In June 2014, the Board designated Willie D. Davis, a member of our Board from 1989 to 2014, and a renowned business leader who has served on numerous public company boards during his distinguished career, as Director Emeritus. In 2020, the Board elected Mr. Davis to a new term as Directors Emeritus. Mr. Davis passed away on April 15, 2020.
DIRECTOR CONTINUING EDUCATION
We are committed to ensuring that our directors remain informed with respect to best practices in corporate governance and engage outside counsel to provide periodic training to our directors on this topic. Each Director is afforded the opportunity to meet with members of our senior management, visit our facilities and consult with independent advisors as necessary or appropriate. Directors are expected to undertake continuing education to properly perform their duties.
RISK MANAGEMENT
While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also share in such responsibility. As part of their delegated areas of responsibility, each of the Board committees reviews and discusses in more detail specific risk topics under its area of responsibility consistent with its charter and such other responsibilities as may be delegated to them by the Board from time to time.
In particular, the Audit Committee focuses on significant risk exposures faced by the Company, including general business risk, financial risk, internal controls, regulatory and compliance matters, cyber-security risk and material litigation and potential disputes, and assesses the steps and processes management has implemented to monitor, control and/or minimize such exposures. The Audit Committee receives regular updates on information technology risks at least twice a year from the Chief Information Security Officer and the chair of the Audit Committee updates the full Board on these presentations. The Company’s information security programs are also subject to regular external audits against best practices varying in scope. For example, the Company, through its internal audit function, and Deloitte and Touche LLP, the Company’s external auditors, each perform a Sarbanes-Oxley Audit on an annual basis, which assesses the strength of the Company’s internal controls, including the security infrastructure of our financial applications. In addition, the Company is subject to an annual audit under The Payment Card Industry, Data Security Standard (PCI DSS) and the Company’s Security Operations Center is audited annually to the principles of Security, Availability, Confidentiality and Privacy with a formal report issued by an independent third party. Finally, the State of Nevada Gaming Control Board, as well as many of the other gaming jurisdictions in which we operate, has adopted Minimum Internal Control Standards (MICS) related to gaming and entertainment tax related applications, and the underlying databases and operating systems. These controls are audited annually by the Company’s internal audit function and include testing on security practices.
The Compensation Committee reviews at least annually our compensation policies and practices for executives, management employees and employees generally as they relate to our risk management practices, including the incentives established for risk-taking and the manner in which risks arising out of our compensation policies and practices are monitored and mitigated and any adjustments of compensation policies and practices that should be made to address changes in our risk profile.
The Nominating/Corporate Governance Committee has the responsibility to review our corporate governance practices, including Board composition and succession planning, and regularly assess our preparation to address risks related to these areas as well as the other areas under its responsibility.
The Corporate Social Responsibility Committee of the Board of Directors guides our social impact and environmentally sustainable policies and priorities and monitors performance annually across the Company.

BOARD DIVERSITY
The Nominating/Corporate Governance Committee considers diversity when assessing the appropriateness of Board membership. Though diversity is not defined in the Corporate Governance Guidelines or in the Nominating/Corporate Governance Committee’s charter, each of which can be found under their respective captions at mgmresorts.investorroom.com/corporate-governance, diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. As shown below, we believe that our commitment to diversity is demonstrated by the varied backgrounds of our Board nominees.

STOCKHOLDER AGREEMENTS
In August 2007, we entered into a Company Stock Purchase and Support Agreement, as amended in October 2007, with Infinity World Investments LLC, a Nevada limited liability company (“Infinity World”) and an indirect wholly owned subsidiary of Dubai World, a Dubai, United Arab Emirates government decree entity. The agreement with Infinity World provides that, as long as Infinity World and its affiliates (collectively, the “Infinity World group”) beneficially own at least 5% of our outstanding Common Stock and the joint venture agreement contemplated under the agreement has not been terminated, Infinity World will have the right, subject to applicable regulatory approvals, to designate one nominee for election to our Board. If the Infinity World group beneficially owns at least 12% of our outstanding Common Stock, then Infinity World will have the right to designate a number of nominees for election to our Board equal to the product (rounded down to the nearest whole number) of (1) the percentage of outstanding shares owned by the Infinity World group multiplied by (2) the total number of directors then authorized to serve on our Board. Infinity World’s current beneficial ownership of our Common Stock is under 5%. The Board is recommending Mr. Grounds, who prior to 2015 was appointed to the Board pursuant to the agreement, for re-election as a director at its discretion.

STOCKHOLDER AND INTERESTED PARTIES COMMUNICATIONS WITH DIRECTORS
The Board has established a process for stockholders and other interested parties to communicate with members of the Board, the non-management directors as a group and the Chairman. All such communications should be in writing and should be addressed to the Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. All inquiries are reviewed by the Corporate Secretary, who forwards to the Board, the non-management directors or the Chairman, as applicable, a summary of all such correspondence and copies of all communications that the Corporate Secretary determines are appropriate and consistent with our operations and policies. Matters relevant to our other departments are directed to such departments with appropriate follow-up to ensure that appropriate inquiries are responded to in a timely manner. Matters relating to accounting, auditing and/or internal controls are referred to the Chair of the Audit Committee and included in the report to the Board, together with a report of any action taken to address the matter. The Board or the Audit Committee, as the case may be, may direct such further action deemed necessary or appropriate.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and changes of ownership with the SEC. The reporting officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings and written representations from such directors and officers, we believe that all required Section 16(a) reports were timely filed during the fiscal year ended December 31, 2020, except that one Form 3 was filed late for Todd Meinert, Senior Vice President and Chief Accounting Officer of the Company due to technical difficulties. We have a program to oversee the compliance of our executive officers and directors in their reporting obligations.
WHERE TO FIND OUR CORPORATE GOVERNANCE DOCUMENTS

We encourage you to view our corporate governance materials on our website, http://mgmresorts.investorroom.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

•	Board Committee Charters	•	Corporate Governance Guidelines
	– audit committee charter – compensation committee charter – nominating corporate governance committee charter – corporate social responsibility committee charter	•	Code of Business Conduct and Ethics and Conflict of Interest Policy
RISK OVERSIGHT
Our Board has overall responsibility for overseeing the management of the most significant risks facing the Company. As part of its decision-making processes and meetings, our Board engages in regular discussions regarding risk related to the enterprise and management, focusing particularly on the areas of financial risk, regulatory and compliance risk and operational and strategic risk. Our management’s assessment of material risks facing the Company is presented by our officers and our legal counsel to the Board at our regularly scheduled Board meetings for the Board’s discussion and consideration in its oversight of the Company. When necessary, our Board convenes for special meetings to discuss important decisions facing the Company. The Board considers short-term and long-term risks when providing direction to the Company in connection with these important decisions, and risk planning is a central part of the calculus in all of the Board’s decision making.

SOCIAL IMPACT AND ENVIRONMENTAL SUSTAINABILITY
Governance of Environmental and Social Responsibility
The Corporate Social Responsibility Committee has had oversight over environmental and social responsibility at the Company for over a decade. Mr. Hornbuckle, our Chief Executive Officer and President and a Director, is actively engaged in strategy development and implementation, oversees these matters on behalf of management and serves as a liaison to the Corporate Social Responsibility Committee and senior management. In 2020, we brought the previously separate environmental sustainability, corporate responsibility and human resource divisions under Jyoti Chopra, Chief People, Inclusion and Sustainability Officer, reporting directly to Mr. Hornbuckle. Ms. Chopra leads Human Capital Management at the Company with an integrated focus on promoting a culture of diversity and inclusion, employee development and employee education.

ESG Taskforce and Materiality Assessment
In 2019, the Company established an ESG taskforce comprised of executives from strategy, investor relations, risk, finance, purchasing and other functions. The taskforce’s mandate was to understand the ESG landscape and strengthen the Company’s ESG disclosures. The taskforce focused on understanding how the Company performed on various ESG ranking platforms and executed on a strategy to increase transparency to improve its scores. Subsequently, the taskforce initiated a formal materiality assessment to obtain internal and external stakeholder input on priority ESG issues. The findings from the assessment, completed in Q1 2020, helped the Company refine and augment its go-forward strategy and triggered a significant increase in the scope and scale of metrics disclosed in its 2019 Social Impact and Sustainability Report.

Refreshed Strategic Framework for Social Impact and Sustainability 2021-2025
In 2020, the Company undertook a review of its overall Social Impact and Sustainability strategy by soliciting feedback from stakeholders as part of its materiality assessment and conducting a review of peer and leader ESG programs. As a result, the Company was able to meaningfully refine its strategy, simplify its strategic priorities and create closer alignment between these priorities and specific United Nations Sustainable Development Goals. Our 2021- 2025 framework is shown below.

Additional content, including details on 2025 goals, performance against goals, and other metrics is provided in the Company’s Social Impact and Sustainability Report, the 2020 edition of which is planned to be released in mid-2021. This report can be found on our website at www.mgmresorts.com/focused. The content on this website is for informational purposes only and such content is not incorporated by reference into this Proxy Statement.

DIRECTOR COMPENSATION
2020 DIRECTOR COMPENSATION
Board members who are employees of the Company do not receive compensation for their service on the Board. Board members (i) who are nominated to the Board pursuant to a contractual right or agreement, (ii) who are an officer or employee of, or a person who performs responsibilities of a similar nature for, the nominating entity or person, as the case may be, or an affiliate thereof, and (iii) who are determined not to be independent because of conflicting interests between the Company and the nominating entity or person or its affiliates, receive no compensation for their service on the Board. Each director who is not an employee of the Company receives reimbursement of all reasonable expenses incurred in attending meetings of the Board and any committees on which he or she serves.
The Company believes that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity, and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities. The Board evaluates annually the status of Board compensation and in 2020, at the recommendation of the Company’s compensation consultant, Frederic W. Cook & Co., Inc. (“F.W. Cook”), the Board determined not to make any changes to the director compensation program. F.W. Cook developed its recommendations based on its review of non-employee director compensation practices at the Company’s peer companies (these peer companies are discussed on page 56 of this Proxy Statement), trends in non-employee director compensation and taking into consideration the challenging environment in 2020 as a result of the COVID-19 pandemic.
In 2020, the Board was provided with an opportunity to assist the Company in its efforts to enhance liquidity by deferring all or a portion of their 2020 quarterly cash compensation into RSUs that vest on December 31, 2020. Certain of our directors elected to participate in this program, which is reflected in the table below.
The following table sets forth information regarding non-management director compensation for 2020.
NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(A)(B)	ALL OTHER COMPENSATION(C)	TOTAL
Barry Diller	$—	$—	$—	$—
William W. Grounds	110,000(I)	150,000	13,200	273,200
Alexis M. Herman	150,000	150,000	13,200	313,200
Roland Hernandez	165,000(E)	150,000(E)	8,800	323,800
Mary Chris Jammet	130,000	150,000	13,200	293,200
John Kilroy	130,000(E)	150,000(E)	13,200	293,200
Joey Levin	—	—	9,900	9,900
Rose McKinney-James	160,000(D)(E)(I)	150,000(E)	13,200	323,200
Keith Meister	90,000(E)	150,000(E)	13,200	253,200
Paul Salem	115,000(E)	368,749(E)(G)	13,200	496,949
Gregory M. Spierkel	150,000(I)	150,000(E)	13,200	313,200
Jan G. Swartz	130,000	150,000	13,200	293,200
Daniel J. Taylor	150,000(F)(I)	263,125(H)	13,200	426,325
(A)
The amount reflected in this column is the grant date fair value of awards granted during 2020, computed in accordance with FASB ASC 718. In respect of the annual equity retainer, except for Mr. Diller and Mr. Levin, each non-management director received a grant of 10,047 RSUs with a value of $150,000 in May 2020, which will vest on May 5, 2021. In connection with their appointment to the Board, Mr. Diller and Mr. Levin elected to decline any compensation for their service on the Board.

(B)
At December 31, 2020, each non-management director held the following shares of RSUs, which were granted in 2020 and are not fully vested and deferred stock units (including DEUs associated with these awards): Mr. Grounds, 10,050; Ms. Herman, 10,050; Mr. Hernandez, 24,665; Ms. Jammet, 10,050; Mr. Kilroy, 20,000; Ms. McKinney-James, 51,221; Mr. Meister, 26,987; Mr. Salem, 49,732; Mr. Spierkel, 50,979; Ms. Swartz, 10,050; and Mr. Taylor, 96,039.

(C)
Reflects a reasonable estimate of the incremental cost to the Company of providing directors with benefits under our M life Express Comps program pursuant to the Company’s Facility Use Policy (as described below).

(D)	Includes an annual retainer of $10,000 for serving on the Board of Directors of MGM Grand Detroit, LLC.
(E)	All or a portion of these amounts were deferred pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors.
(F)	Includes an annual retainer of $20,000 for his role as liaison to Compliance Committee.
(G)
Includes an award of 15,829 RSUs having a grant date fair value of $218,750 in respect of his appointment as Chairman of the Board on March 22, 2020. 3,166 RSUs granted pursuant to this award vested on May 6, 2020 with the remainder vesting on May 5, 2021.

(H)
Includes an award of 8,185 RSUs having a grant date fair value of $113,126 in respect of his service on the Board of MGM China. 1,637 RSUs granted pursuant to this award vested on May 6, 2020 with the remainder vesting on May 5, 2021.

(I)
Mr. Grounds, Ms. McKinney-James, Mr. Spierkel, and Mr. Taylor agreed to receive a portion of their 2020 annual fees in the form of RSUs. Mr. Grounds received 5,244 RSUs on March 31, 2020 valued at $61,879; Ms. McKinney James received 7,819 RSUs on April, 2, 2020 valued at $90,000; Mr. Spierkel received 10,633 RSUs on April 3, 2020 valued at $112,500; and Mr. Taylor received 9,757 RSUs on March 30, 2020 valued at $112,500.

INDEPENDENT DIRECTOR COMPENSATION STRUCTURE
Independent directors receive the following, payable in equal quarterly installments: an annual retainer, an annual fee for service on a Board committee (with a limit of two committees per director) and, as applicable, an annual fee for service as a Board committee chair, an annual fee for service as the Chairman of the Board, an annual fee for service as liaison to the Compliance Committee of the Company, an annual fee for engaging in annual diligence review and strategic oversight in key areas of interest, which may include traveling from time to time and an annual fee for service on the MGM China Board of Directors. Independent directors also receive an annual equity incentive award.
For 2020, independent director cash compensation was structured as follows:
Annual Retainer	$90,000
Additional Annual Retainer for Chair	$175,000*
Additional Annual Retainer for Service on the MGM China Board	$90,500**
Additional Annual Retainer for Committee Service	$20,000 per committee, not to exceed $40,000 total per director
Additional Annual Retainer for Committee Chairs	$20,000
Additional Annual Retainer for Liaison to Compliance Committee	$20,000
Additional Annual Retainer for Engaging in Diligence Review in Key Areas of Interest	$7,500
Per-Meeting Fees	None
*	In 2020, the fee for service as Chairman of the Board was paid in a one-time RSU grant.
**	In 2020, the fee for service on the MGM China board was paid in a one-time RSU grant.
Directors are reimbursed for expenses to attend Board and committee meetings.
NON-MANAGEMENT DIRECTOR USE OF COMPANY FACILITIES
We have a Policy Concerning Non-Management Director Use of Company Facilities (the “Facility Use Policy”). To permit non-management directors to experience our facilities and to better prepare themselves to provide guidance to us on matters related to product differentiation and resort operations, each year, following the election of the Board at the annual meeting of stockholders, each non-management director is offered a certain amount of M life Express Comps to be utilized at our resort facilities. As each non-management director may have different schedule constraints resulting in varying frequencies of visits to our facilities, non-management directors may request to receive a lesser number of M life Express Comps to suit their anticipated annual visitation. In addition, as a token of appreciation for significant Board service, each non-management director who has served on the Board for a minimum of three years will continue to be offered a certain amount of M life Express Comps for an additional three years after they have ceased to serve on the Board, provided (a) the non-management director’s departure from the Board was on good terms as determined by the Nominating/Corporate Governance Committee in its discretion (for example, the non-management director must not have been removed for cause and there must have been no disagreement in connection with the non-management director’s departure from the Board that would be required to be reported by the Company on Form 8-K) and (b) the non-management director does not after his or her departure from the Board take any action that adversely impacts the Company or breach any agreement with or duty to the Company, in each case as determined by the Nominating/Corporate Governance Committee in its discretion. To the extent required by applicable law or Internal Revenue Service regulations, the fair value of M life Express Comps awarded to each non-management director and former non-management director, as such value is established by us from time to time, will be reported as income to the director on Form 1099. Each non-management director and former non-management director is responsible for paying any applicable income taxes on these amounts based on his or her personal income tax return.

PRINCIPAL STOCKHOLDERS
The table below shows the number of shares of our Common Stock beneficially owned as of the close of business on March 12, 2021 by each of our directors, director nominees and named executive officers, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group based on 495,004,321 shares of our Common Stock outstanding as of March 12, 2021.
NAME(A)	COMMON STOCK	OPTIONS/SARs/ RSUs EXERCISABLE OR VESTING WITHIN 60 DAYS(B)(C)	TOTAL SHARES BENEFICIALLY OWNED(B)(C)	PERCENT OF CLASS	DEFERRED STOCK UNITS(D)
Barry Diller	—	—	—	—	—
William W. Grounds	12,296	10,050	22,346	*	—
Jonathan Halkyard	—	—	—	—	—
Alexis M. Herman	18,344(E)	10,050	28,394	*	—
Roland Hernandez	45,449(F)	—	45,449	*	24,665
William J. Hornbuckle	404,307(G)	11,254	415,561	*	—
Mary Chris Jammet	14,646	10,050	24,696	*	—
John Kilroy	8,600	—	8,600	*	20,000
Joey Levin	—	—	—	—	—
Rose McKinney-James	7,619	2,512	10,131	*	48,710
John M. McManus	35,047	6,527	41,574	*	—
Keith A. Meister	22,537,696(H)	—	22,537,696	4.55%	26,987
James J. Murren	36,582(I)	—	36,582	*	—
Atif Rafiq	18,573(J)	—	18,573	*	—
Paul Salem	1,517,000	—	1,517,000	*	49,732
Corey I. Sanders	438,076(K)	8,853	446,929	*	—
Gregory M. Spierkel	26,642(L)	—	26,642	*	50,979
Jan G. Swartz	11,937	10,050	21,987	*	—
Daniel J. Taylor	—	16,600	16,600	*	79,439
All current directors and executive officers as a group (17 persons total)	25,132,814	85,946	25,218,760	5.09%	300,512
*	Less than 1%.
(A)	The address for the persons listed in this column is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(B)
Deferred stock units are excluded from shares beneficially owned. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(C)
Does not include dividend equivalents in respect of RSUs that were credited to holder’s account on March 15, 2021 with the number of additional RSUs based on the closing price of MGM’s shares on March 15, 2021.

(D)
Includes all previously deferred stock units held by Non-Employee Directors and RSUs to be deferred within 60 days. Deferred stock units are payable either in a lump sum or installments, at the director’s election, with the lump sum or first installment payable within 90 days of the first day of the month following the director’s separation from the Board. Does not include dividend equivalents in respect of RSUs that were credited to holder’s account on March 15, 2021 with the number of additional RSUs based on the closing price of MGM’s shares on March 15, 2021.

(E)	Includes 18,344 shares held in living trust.
(F)	Includes 1,576 shares held in family living trust and 16,404 shares held in a retirement account.
(G)	Includes 177,884 shares held in trust and 8,500 shares held by spouse.
(H)
The 22,537,696 shares of Common Stock included in the table above are held for the accounts of certain private investment funds for which Corvex Management LP (“Corvex”) acts as investment adviser, including Corvex Master Fund LP and Corvex Select Equity master Fund LP. The general partner of Corvex is controlled by Mr. Meister.

(I)
Mr. Murren’s employment with the Company as Chief Executive Officer and as a member and Chairman of the Board ended on March 22, 2020. The beneficial ownership amount shown in the table above for Mr. Murren is based on his holdings as reported in his most recent Form 5, which was filed with the SEC on February 12, 2021.

(J)
Mr. Rafiq stepped down as the Company’s President-Commercial & Growth, effective December 4, 2020. The beneficial ownership amount shown in the table above for Mr. Rafiq is based on his holdings as reported in his most recent Form 4, which was filed with the SEC on September 15, 2020.

(K)	Includes 36,465 shares held in trust.
(L)	Includes 26,642 shares held in grantor trust.

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of March 12, 2021, the only persons known by us to be the beneficial owners of more than 5% of our Common Stock were as follows based on 495,004,321 shares of our Common Stock outstanding as of March 12, 2021:
NAME AND ADDRESS	COMMON STOCK BENEFICIALLY OWNED(A)	PERCENT OF CLASS
IAC/InterActiveCorp 555 West 18th Street New York, NY 10011	59,033,902(B)	11.93%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	43,381,150(C)	8.76%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	28,373,425(D)	5.73%
(A)	Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.
(B)	Based upon a Schedule 13D/A filed by IAC/Interactive Corp. with the SEC on January 11, 2021. Reflects sole voting power and sole dispositive power of 59,033,902 shares.
(C)
Based upon a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021. Reflects sole dispositive power of 41,525,061 shares. Reflects shared voting power of 690,668 shares and shared dispositive power of 1,856,089 shares.

(D)	Based upon a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 29, 2021. Reflects sole voting power of 24,721,909 and sole dispositive power of 28,373,425 shares.

SECURITY OWNERSHIP IN OUR SUBSIDIARIES
The table below shows the number of MGM Growth Properties LLC (“MGP”) Class A shares beneficially owned as of the close of business on March 12, 2021 by each of our directors, director nominees and named executive officers, as well as the number of MGP shares beneficially owned by all of our current directors and executive officers as a group, based on 131,473,880 shares of MGP’s Class A shares outstanding as of March 12, 2021.
NAME(A)	CLASS A SHARES	OPTIONS/ RSUs EXERCISABLE OR VESTING WITHIN 60 DAYS(B)(C)	TOTAL SHARES BENEFICIALLY OWNED(B)(C)	PERCENT OF CLASS	DEFERRED SHARE UNITS(C)(D)
Barry Diller	—	—	—	—	—
William W. Grounds	500	—	500	*	—
Jonathan Halkyard	—	—	—	—	—
Alexis M. Herman	—	—	—	—	—
Roland Hernandez	72,897	—	72,897	*	9,517
William J. Hornbuckle	39,213(F)	—	39,213	*	—
Mary Chris Jammet	—	—	—	—	9,517
John Kilroy	—	—	—	—	—
Joey Levin	—	—	—	—	—
Rose McKinney-James	—	—	—	—	9,517
John M. McManus	27,582	—	27,582	*	—
Keith A. Meister	—	—	—	—	—
James J. Murren(E)	—	—	—	—	—
Atif Rafiq	—	—	—	—	—
Paul Salem	—	—	—	—	15,522
Corey I. Sanders	235,741(G)	—	235,741	*	—
Gregory M. Spierkel	7,500	—	7,500	*	9,517
Jan G. Swartz	—	—	—	—	—
Daniel J. Taylor	—	5,909	5,909	*	29,502
All current directors and executive officers as a group (17 persons total)	383,433	5,909	389,342	*	83,092
*	Less than 1%.
(A)	The address for the persons listed in this column is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(B)
Deferred share units are excluded from shares beneficially owned. Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(C)
Does not include dividend equivalents in respect of RSUs that will be credited to the holders’ account on April 15, 2021 with the number of additional RSUs based on the closing price of MGP’s Class A shares on April 15, 2021.

(D)
Represents all previously deferred share units and RSUs to be deferred within 60 days under the MGM Growth Properties LLC 2016 Deferred Compensation Plan for non-employee directors. Each deferred share unit is the economic equivalent of one Class A share. The deferred share units become payable upon termination of service as a director. Does not include dividend equivalents in respect of RSUs that will be credited to the holders’ account on April 15, 2021 with the number of additional RSUs based on the closing price of MGP’s Class A shares on April 15, 2021.

(E)
Mr. Murren’s employment with the Company as Chief Executive Officer and as a member and Chairman of the Board ended on March 22, 2020. The beneficial ownership amount shown in the table above for Mr. Murren is based on his holdings as reported in his most recent Form 4, which was filed with the SEC on May 7, 2020.

(F)	Includes 7,541 shares held in trust.
(G)	Includes 128,200 held in trust and 100,000 in family partnership.

The table below shows the number of MGM China shares beneficially owned as of the close of business on March 12, 2021 by each of our directors, director nominees and named executive officers, as well as the number of MGM China shares beneficially owned by all of our current directors and executive officers as a group, based on 3,808,362,101 shares of MGM China’s shares outstanding as of March 12, 2021.
NAME(A)	ORDINARY SHARES	OPTIONS/SARs/ RSUs EXERCISABLE OR VESTING WITHIN 60 DAYS	TOTAL SHARES BENEFICIALLY OWNED(B)	PERCENT OF CLASS
Barry Diller	—	—	—	—
William W. Grounds	—	—	—	—
Jonathan Halkyard	—	—	—	—
Alexis M. Herman	—	—	—	—
Roland Hernandez	506,800(C)	—	506,800	*
William J. Hornbuckle	—	—	—	—
Mary Chris Jammet	—	—	—	—
John Kilroy	—	—	—	—
Joey Levin	—	—	—	—
Rose McKinney-James	—	—	—	—
John M. McManus	—	—	—	—
Keith A. Meister	—	—	—	—
James J. Murren	—	—	—	—
Atif Rafiq	—	—	—	—
Paul Salem	—	—	—	—
Corey I. Sanders	—	—	—	—
Gregory M. Spierkel	—	—	—	—
Jan G. Swartz	—	—	—	—
Daniel J. Taylor	—	—	—	—
All directors and executive officers as a group (17 persons total)	506,800	—	506,800	*
*	Less than 1%.
(A)	The address for the persons listed in this column is 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(B)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(C)	Held in trust.

TRANSACTIONS WITH RELATED PERSONS
Related person transactions covered by Item 404(a) of Regulation S-K requiring review by the Audit Committee are referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company, including consideration of the factors set forth in our written guidelines under our Code of Conduct for the reporting, review and approval of potential conflicts of interest: the size of the transaction or investment, the nature of the transaction or investment, the nature of the relationship between the third party and the Company, the nature of the relationship between the third party and the director or employee, the net worth of the employee or director, and any other factors the Committee deems appropriate. If the Company becomes aware of an existing transaction with a related person that has not been approved under the foregoing procedures, then the matter is referred to the Audit Committee. The Audit Committee then evaluates all options available, including ratification, revision or termination of such transaction.
In 2020, Sean Lanni, the son-in-law of Mr. Hornbuckle, our Chief Executive Officer and President and a Director of the Company, was employed by MGM China Holdings Ltd. and received an annual base salary of $425,000 from MGM China. Mr. Lanni was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who are not related to Mr. Hornbuckle. In 2020, the Company entered into an employment agreement with Mr. Lanni which provides for a base salary, effective January 1, 2021, of $495,000. In addition, Mr. Lanni will be eligible for an annual equity award and a target annual bonus on the same general terms and conditions as applicable to employees in similar positions who were not related to Mr. Hornbuckle. Mr. Lanni will also be eligible to participate in a special bonus program which will provide him with the opportunity to earn an incremental annual bonus in an amount up to 50% of his base salary based on incremental increases in theoretical profit from Far East/Asian Marketing gaming customer play.

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
At the Annual Meeting, our stockholders are being asked to elect directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor has been elected and qualified, or until his or her earlier resignation or removal. All of the Company’s nominees on the Proxy Card were elected as directors at the last annual meeting of stockholders other than Messrs. Diller and Levin who were appointed to the Board on August 19, 2020. If any of the following nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons designated as proxies to select and cast their votes for the election of such other person or persons as the Board may designate.
The Board recommends a vote FOR the election of each of the nominees to the Board.
Information Concerning the Board’s Nominees
The Board seeks nominees who have substantial professional accomplishments and who are leaders in the companies or institutions with which they are affiliated. Nominees should be persons who are capable of applying independent judgment and undertaking analytical inquiries and who exhibit high integrity, practical wisdom and mature judgment. The Nominating/ Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that will best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, based on diverse experiences. The Nominating/Corporate Governance Committee, together with the Board, reviews on an annual basis the composition of the Board to determine whether the Board includes the right mix and balance of skill sets, financial acumen, general and special business experience and expertise, industry knowledge, diversity, leadership abilities, high ethical standards, independence, sound judgment, interpersonal skills, overall effectiveness and other desired qualities. Director candidates also must meet the approval of certain state regulatory authorities.
We identify and describe below the key experience, qualifications and skills, in addition to those discussed above, that the directors bring to the Board and that are important in light of our business.
•
Leadership experience. Directors with experience in significant leadership positions demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Thus, their service as top leaders at other organizations also benefits us.

•	Finance experience. An understanding of finance and financial reporting is important for our directors, as we measure our operating and strategic performance by reference to financial targets.
•
Industry experience. We seek to have directors with experience as executives, as directors or in other leadership positions in the resort, gaming and entertainment industries in which we participate, particularly given the highly regulated nature of these industries, as well as experience in the digital industry working with omni channel platforms.

•
Government experience. We seek directors with government experience, as our business is subject to extensive government regulation and we are directly affected by governmental actions. We therefore recognize the importance of working constructively with local, state, federal and international governments.

•
Public company directorship experience. We seek directors with experience as directors of other public companies, as we believe these individuals will have been exposed to the various types of financial, governance and operational matters that companies such as ours consider from time to time.

The following sets forth, for each nominee, his or her name, age as of the date of the Annual Meeting, principal occupation for at least the past five years and certain other matters. The respective experiences, qualifications and skills the Board considered in determining whether to recommend each director nominated for election are also included in the column to the right.

BARRY DILLER	Principal Occupation/Other Directorships
AGE: (79) DIRECTOR SINCE 2020 CHAIRMAN AND SENIOR EXECUTIVE OF IAC	• • • • • • • • • •

Chairman and Senior Executive of IAC/InterActiveCorp ("IAC") since December 2010.
Chairman and Senior Executive of Expedia, Inc. since August 2005.
From 1995 to late 2010, served as the Chairman and the Chief Executive Officer of IAC.
Since December 1992, beginning with QVC, served as chief executive for a number of predecessor companies engaged in media and interactivity prior to the formation of IAC.
From October 1984 to April 1992, served as Chairman and Chief Executive Officer of Fox, Inc. and was responsible for the creation of Fox Broadcasting Company in addition to Fox's motion picture operations.
Before joining Fox, served for 10 years as the Chairman and Chief Executive of Paramount Pictures Corporation. In March 1983, in addition to Paramount, became President of the conglomerate's newly formed Entertainment and Communications Group, which included Simon & Schuster, Inc., Madison Square Garden Corporation and SEGA Enterprises, Inc.
Prior to joining Paramount, served as Vice President of Prime Time Television for ABC Entertainment.
Through his foundation he supported projects for Roundabout Theatre Company, Signature Theatre, The Public Theater, and Motion Picture & Television Fund, and is creating Little Island, a park and performance center in the Hudson River.
Director of The Coca Cola Company since April 2002.
Member of The Business Council.

Director Qualifications
Leadership experience—Serves as Chairman and Senior Executive of IAC. Served as Chief Executive Officer of Fox, Inc. from 1984 to 1992, responsible for the creation of Fox Broadcasting Company, and Fox’s motion picture operations. Prior to Fox, served for 10 years as Chief Executive Officer of Paramount Pictures Corporation.
Finance experience—Extensive experience in financings, mergers, acquisitions, investments and strategic transactions, including transactions with Silver King Broadcasting, QVC, Inc., Ticketmaster Entertainment, Inc. and Home Shopping Network, Inc. Served on the Finance Committee of Graham Holdings Company.
Industry experience—Extensive experience in the media and Internet sectors, including experience at IAC, with businesses in the marketing and technology industries, at Expedia Group, Inc., which empowers travelers through technology with tools to efficiently research, plan, book and experience travel, and at TripAdvisor, Inc., which operates the flagship TripAdvisor-branded websites and numerous other travel brands.
Public company directorship experience—Director and member of various board committees of several public companies.

WILLIAM W. GROUNDS	Principal Occupation/Other Directorships
AGE: (65) DIRECTOR SINCE 2013 DIRECTOR, PRESIDENT AND CHIEF OPERATING OFFICER OF INFINITY WORLD DEVELOPMENT CORP	• • • • • • • • •

Director, President and Chief Operating Officer of Infinity World Development Corp, a private investment entity which owns half of CityCenter Holdings, LLC (“CityCenter”), since November 2009, having joined Infinity World in April 2008.
Member of CityCenter Board of Directors since December 2009.
Various senior executive positions in the real estate investment and development industries, including General Manager at Unlisted Funds of Investa Property Group Ltd. from April 2002 to May 2007 and CEO of Property and Finance at MFS Ltd. from June 2007 to March 2008.
Board Member of Lend Lease Property Services and Civil & Civic from 1997 to 1998.
Board member of Grand Avenue L.A. LLC, a mixed use real estate development joint venture with The Related Companies from 2008 to 2017.
Board Member of Fontainebleau Miami JV, LLC, in 2013.
Board Member and member of the Audit Committee, Compensation Committee and Nominating & Governance Committee of Remark Holdings Inc. (MARK) from October 2013 to May 2019.
Board Member of Nevada Public Radio KNPR since January 2017.
Board Member of RDNZL USA LLC since 2020.

Director Qualifications
Leadership experience—President and Chief Operating Officer of Infinity World Development Corp.; senior level executive at multiple real estate and development companies; director and board committee member of a not-for-profit public broadcasting organization.
Finance Experience—Former Chief Executive Officer of Property and Finance at MFS Ltd., and General Manager at Unlisted Funds of Investa Property Group Ltd., both real estate investment management firms.
Industry experience—Officer of investment entity that owns half of CityCenter; senior level executive at multiple real estate and development companies responsible for, among other things, developing mixed use real estate projects.
Public company directorship experience—Director and board committee member of a global digital media company.

ALEXIS M. HERMAN	Principal Occupation/Other Directorships
AGE: (73) DIRECTOR SINCE 2002 CHAIR AND CHIEF EXECUTIVE OFFICER OF NEW VENTURES LLC	• • • • • • • •

Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, since 2001.
Lead Director, Chair of the Governance and Nominating Committee, and member of the Technology Committee, Finance Committee, and Executive Committee of Cummins Inc.
Director and member of the Personnel Committee and member of the Corporate Governance Committee of Entergy Corp.
Director and member of the Compensation Committee and Chair of the Public Issues and Diversity Review Committee of The Coca-Cola Company.
Served as Chair of the Business Advisory Board of Sodexo, Inc., a member of the global advisory board for Toyota Motor Corporation and as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board.
United States Secretary of Labor from 1997 to 2001.
Member of the Board of Trustees of the National Urban League, a civil rights organization, and member of the Board of Trustees of Toyota Technological Institute at Chicago University.
President of the Dorothy I. Height Education Foundation and Co-Chair of the Presidential Leadership Scholars (PLS) Initiative.

Director Qualifications
Leadership experience—Chief Executive Officer of a consulting firm; former United States Secretary of Labor; member of the board of trustees of a civil rights organization.
Finance experience—Member of the finance committee of a public company that designs, manufactures, sells and services diesel engines and related technology around the world.
Government experience—Former United States Secretary of Labor.
Public company directorship experience—Director and member of various board committees of several public companies; member of advisory boards to public companies.

WILLIAM J. HORNBUCKLE	Principal Occupation/Other Directorships
AGE: (63) DIRECTOR SINCE 2020 CHIEF EXECUTIVE OFFICER AND PRESIDENT OF THE COMPANY	• • • • • • • • • •

Chief Executive Officer and President of the Company since July 2020 and Acting Chief Executive Officer and President from March 2020 through July 2020
Formerly President and Chief Operating Officer of the Company from March 2019 to March 2020, President since December 2012 and Chief Customer Development Officer since December 2018.
Chairman of the MGM China board since March 2020 and a director of MGM China since 2011; director of CityCenter Holdings, LLC since December 2018; previously a director of MGM Growth Properties LLC from 2016 through March 2020.
Chief Marketing Officer of the Company from August 2009 to August 2014.
President and Chief Operating Officer of Mandalay Bay Resort & Casino in Las Vegas from April 2005 to August 2009.
Previously served as President and Chief Operating Officer of MGM MIRAGE-Europe, where he worked on the development of MGM’s gaming operations in the United Kingdom.
Previously served as President and Chief Operating Officer of MGM Grand Hotel & Casino and of Caesars Palace, Las Vegas.
Spent the majority of his earlier career with Mirage Resorts Inc. in various senior management positions, including the Vice President of Hotel Operations of Golden Nugget, the Vice President of Hotel Operations of the Mirage, the President of Laughlin, the Executive Vice President and Chief Operating Officer of Treasure Island and the Executive Vice President of Operations of MGM Grand, from 1986 to 1998.
Bachelor’s degree in hotel administration from the University of Nevada, Las Vegas.
Selected to our Board because he brings extensive management experience and understanding of the gaming industry.

Director Qualifications
Leadership experience—Chief Executive Officer of the Company since July 2020, and has held several key executive positions with the Company for over 10 years.
Finance experience—Served as Chief Operating Officer of the Company and as Chief Operating Officer for many other reputable gaming-industry companies.
Industry experience—Served in various roles at the Company and other casino companies for over three decades.
Public company directorship experience—Current director of MGM China, a Hong Kong Stock Exchange listed company, and a former director of MGM Growth Properties LLC.

MARY CHRIS JAMMET	Principal Occupation/Other Directorships
AGE: (53) DIRECTOR SINCE 2014 FORMER SENIOR VICE PRESIDENT, PORTFOLIO MANAGER AND EQUITY ANALYST AT LEGG MASON GLOBAL ASSET MANAGEMENT	• • • • • •

Founder and principal of Bristol Partners, LLC.
Former Senior Vice President and portfolio manager responsible for $20 billion in assets for clients in the United States and abroad, from 1998 until 2013, and equity research analyst focused on the gaming and lodging industry, from 1989 until 1998, at Legg Mason Global Asset Management, an international asset management firm.
Member of the Board of Directors for Adams Diversified Equity Funds (NYSE: ADX) and Adams Natural Resources Fund (NYSE: PEO) since December 2020. Member of the Nominating and Governance Committee.
Former Independent Director for Payless ShoeSource Inc. from June 2018 to January 2019 and Chair of the Nominating and Governance Committee, Chair of the Corporate Social Responsibility Committee and Member of the Special Committee.
Consultant and advisor to start-up companies in early stage financings since 2013.
Member of the Finance Department Advisory Board Sellinger School of Business at Loyola University Maryland.

Director Qualifications
Leadership experience—Former Senior Vice President of one of the largest international asset management firms.
Finance experience—Served as Senior Vice President and portfolio manager of a regulated financial services institution, responsible for, among other things, assessing the performance of companies and evaluating their financial statements.
Industry experience—Served as an equity analyst researching the gaming and lodging industries.
Public company directorship experience—Current Member of the Board of Directors for ADX and PEO, both NYSE-listed funds.

JOHN KILROY	Principal Occupation/Other Directorships
AGE: (72) DIRECTOR SINCE 2017 CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF KILROY REALTY CORPORATION	• • • • • •

Chairman and Chief Executive Officer of the Board of Kilroy Realty Corporation (“Kilroy Realty”) since December 2020. Previously Chief Executive Officer and President since September 1996 and Chairman since February 2013.
Chief Executive Officer and a director of Kilroy Realty since its incorporation in September 1996; president from September 1996 to December 2020. Member of the Corporate Social Responsibility and Sustainability Committee, as well as the Succession Committee. Chairman of the Pricing Committee.
Serves on the policy advisory board of the Fisher Center for Real Estate and Urban Economics, University of California at Berkeley and the advisory board of governors of the National Association of Real Estate Investment Trusts (“NAREIT“).
Previously served on the board of New Majority California and as Chairman of New Majority Los Angeles.
Past trustee of the El Segundo Employers Association, Viewpoint School, Jefferson Center for Character Education and the National Fitness Foundation.
Member of NAREIT, The Real Estate Roundtable and was a member of the San Francisco America’s Cup Organizing Committee.

Director Qualifications
Leadership experience—Chairman and Chief Executive Officer of one of the largest, vertically integrated REITs on the West Coast.
Finance experience—Has served as a Chief Executive Officer and President since 1981 of a capital intensive commercial real estate business that is involved in development, construction, acquisitions, dispositions, leasing, financing and entitlement.
Industry experience—Has been active in the real estate industry for 40 years, with experience in acquiring, owning, developing and managing real estate, and has served on the board of governors of a national real estate trade organization.
Public company directorship experience—Director and chairman of one of the largest, public company REITs on the West Coast.

JOEY LEVIN	Principal Occupation/Other Directorships
AGE: (41) DIRECTOR SINCE 2020 CHIEF EXECUTIVE OFFICER OF IAC	• • • • • • • • •

Chief Executive Officer of IAC since June 2015.
Serves on IAC's Board of Directors.
Served in various roles at IAC since he joined the company in 2003 working in the Mergers & Acquisitions group.
Former CEO of Mindspark Interactive, a division of IAC, and has led various businesses for IAC until his appointment to CEO and the Board of Directors in 2015.
Prior to joining IAC, worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) in San Francisco.
Chairman of the Board of Directors of Match Group, Inc.
Chairman of the Board of Directors of ANGI Homeservices Inc.
Director of Turo.
Served as a Director of several publicly traded consumer technology companies including Groupon, Inc., LendingTree, Inc, and The Active Network through its IPO and up until its sale to Vista Equity Partners.

Director Qualifications
Leadership experience—Chief Executive Officer of IAC, a leading media and internet company, and served as Chairman of the Board of Match Group, Inc., an internet and technology company with the largest global portfolio of online dating services, and ANGI Homeservices Inc., a global leader in home improvement.
Finance experience—Significant experience in financings, mergers, acquisitions, investments and strategic transactions through his various roles at IAC and in the Technology Mergers & Acquisition group for Credit Suisse.
Industry experience—Extensive experience in the media and Internet sectors, including experience at IAC, with businesses in the marketing and technology industries.
Public company directorship experience—Serves as a director of several public companies, including as Chairman of the Board of Directors for Match Group, Inc. and ANGI Homeservices Inc.

ROSE MCKINNEY-JAMES	Principal Occupation/Other Directorships
AGE: (69) DIRECTOR SINCE 2005 MANAGING PRINCIPAL OF ENERGY WORKS CONSULTING LLC AND MCKINNEY JAMES & ASSOCIATES	• • • • • • • • • • •

Managing Principal of Energy Works Consulting LLC and McKinney James & Associates, providing consulting services regarding public affairs in the areas of energy, education, and environmental policy, in each case for more than the past five years.
Director of CLEAResult since November 2020 and a member of its Audit Committee.
Director of Ioneer since January 2021.
Director of Marketing and External Affairs of Nevada State Bank Public Finance from 2007 to 2013.
Member of the Audit Committee and Chair of the CRA Committee of Toyota Financial Savings Bank.
Former Director and Chair of the Board Governance and Nominating Committee and member of the Finance Committee of Employers Holdings, Inc. from 2005 to June 2013.
Serves on the Board of Directors of MGM Grand Detroit, LLC and as an Emeritus Director of Three Square and Nevada Partners.
Board Chair of the Governance and Nominating Committee of The US Energy Foundation.
Director of the National Association of Corporate Directors Southern California Pacific Southwest Chapter and Fellow of the National Association of Corporate Directors.
Formerly the President and Chief Executive Officer of the Corporation for Solar Technologies and Renewable Resources for five years.
Former Commissioner with the Nevada Public Service Commission and former Director of the Nevada Department of Business and Industry.

Director Qualifications
Leadership experience—Former President and CEO of a not-for-profit corporation focused on solar and renewable energy technologies; former leader of two Nevada state government agencies.
Finance experience—Finance committee member of a company that provides workers’ compensation insurance and services to small businesses; member of audit committee of Toyota Financial Savings Bank, member of the Audit Committee of CLEAResult.
Industry experience—Former director of Mandalay Resort Group prior to its acquisition by the Company.
Government experience—Former leader of two Nevada state government agencies.
Public company directorship experience—Former director and board committee member of a company that provides workers’ compensation insurance and services to small businesses.

KEITH A. MEISTER	Principal Occupation/Other Directorships
AGE: (48) DIRECTOR SINCE 2019 FOUNDER, MANAGING PARTNER & CHIEF INVESTMENT OFFICER OF CORVEX MANAGEMENT LP	• • • • • • • • •

Founder, Managing Partner & Chief Investment Officer of Corvex Management LP since 2010.
Director, Chairman and member of the Nominating and Corporate Governance Committees of CM Life Sciences, Inc., CM Life Sciences II Inc. and CM Life Sciences III Inc.
Director of BetMGM since May 2020.
Served as Senior Managing Director of the General Partners of Icahn Partners L.P. and affiliated funds from November 2004 to August 2010.
Co-President of J Net Ventures from January 2000 through September 2001.
Prior to launching J Net Ventures, Mr. Meister worked at NorthStar Capital and Lazard Freres.
Co-President of J Net Ventures from January 2000 through September 2001.
Previously served as a director on numerous other public boards including: Yum! Brands, Inc., The Williams Companies, The ADT Corporation, Ralcorp Holdings and Motorola, Inc./Motorola Mobility, Inc., among others.
Chairman of the Board of Directors for Harlem Children’s Zone and a member of the board of trustees for the American Museum of Natural History.

Director Qualifications
Leadership experience—Operational and management expertise as managing partner and executive officer of an investment firm and diversified holding company.
Finance experience—Expertise in finance, capital markets, strategic development and risk management.
Public company directorship experience—Director and board committee member of public companies in a variety of industries.
Industry Experience—Served as board member of a company with assets and operations in the casino and gaming industry.

PAUL SALEM	Principal Occupation/Other Directorships
AGE: (57) CHAIRMAN OF THE BOARD SINCE 2020 AND DIRECTOR SINCE 2018 SENIOR MANAGING DIRECTOR EMERITUS AT PROVIDENCE EQUITY PARTNERS	• • • • • •

Chairman of MGP Growth Properties LLC since March 2020.
Senior Managing Director Emeritus, Providence Equity Partners (“Providence”) since 2018, with Providence from 1992 – 2019, which specializes in investing in the media, communications, education and information industries by employing a variety of financing structures and target equity investments and bringing industry, financial, operational and leadership expertise to portfolio companies.
Previously served as a director of Grupo TorreSur, Asurion, Eircom, Madison River Telecom, MetroNet (formerly AT&T Canada), PanAmSat, Tele1 Europe, Verio, Wired Magazine, Education Management Corporation and several other Providence investments.
Prior to joining Providence in 1992, worked for Morgan Stanley in corporate finance and mergers and acquisitions and prior to Morgan Stanley spent four years with Prudential Investment Corporation.
Chairman of Year Up, a national non-profit focused on closing the opportunity divide for urban young adults, and a board member of Edesia Global Nutrition, a non-profit dedicated to treating and preventing malnutrition in the world’s most vulnerable populations.
Serves on the advisory board of the Carney Institute for Brain Science at Brown University.

Director Qualifications
Leadership experience—Current Senior Managing Director Emeritus at Providence, a premier global asset management firm with approximately $40 billion in assets under management; established the Providence London office in 1999 and helped create Benefit Street Partners, Providence’s credit affiliate that was sold to Franklin Templeton in Q1 2019.
Finance experience—Various progressive roles at Providence Equity since 1992, which specializes in investing in the media, communications, education and information industries by employing a variety of financing structures and target equity investments and bringing industry, financial, operational and leadership expertise to portfolio companies.
Public company directorship experience—Former director of public company in the education industry, Chairman of MGM Growth Properties LLC.

GREGORY M. SPIERKEL	Principal Occupation/Other Directorships
AGE: (64) DIRECTOR SINCE 2013 CONSULTANT AND ADVISOR	• • • • • • •

Joined Ingram Micro Inc., a worldwide distributor of technology products, in 1997 as Senior Vice President and President of Ingram Micro Asia Pacific, before being named Executive Vice-President and President of Ingram Micro Europe and later President of Ingram Micro Inc. in 2004. Then served as Chief Executive Officer and Director of Ingram Micro Inc. from 2005 until his departure in 2012.
Consultant and advisor to private equity firms investing in the IT sector since 2012.
Director, Chair of the Compensation Committee, and member of the Audit Committee of PACCAR Inc., a truck manufacturer and technology company, since 2008.
Director of Schneider Electric SE since October 2014. Chair of the Digital Committee, member of the Governance Committee and member of the Investment Committee.
Member of the McLaren Technology Group business advisory group since January 2018.
Served as a member of the Advisory Board at The Merage School of Business at the University of California, Irvine until 2016.
Former advisor to Cylance, a privately held cyber security company based in Southern California from January 2018 through February 2019.

Director Qualifications
Leadership experience—Former Chief Executive Officer of a public worldwide distributor of technology products.
Finance experience—Serves on the audit committee of a truck manufacturer and technology company; as CEO of the world’s largest technology distribution company, oversaw the financial results and reporting of a public company for seven years.
Public company directorship experience—Former director of a public worldwide distributor of technology products, current director of a truck manufacturer and technology company, and current director of a global energy company.

JAN G. SWARTZ	Principal Occupation/Other Directorships
AGE: (51) DIRECTOR SINCE 2018 GROUP PRESIDENT, PRINCESS CRUISES AND CARNIVAL AUSTRALIA AT	• • • • •

Carnival Corporation, Group President of Holland America Group leading Princess Cruises, Holland America Line, Seabourn and Carnival Australia. Previously, Group President of Princess Cruises and Carnival Australia from 2016-2020. President, Princess Cruises from 2013-2016 and Executive Vice President, Sales, Marketing and Customer Service, Princess Cruises from 2008-2013. Previously served in progressive roles at Princess Cruises starting in 2001 as the Vice President of Strategy and Business Development and led the deal evaluation and integration efforts in connection with Carnival Corporation’s acquisition of P&O Princess in 2002.
Led Princess Cruises expansion throughout Asia, opening 11 offices across China, Japan, Taiwan, Singapore, Hong Kong and Korea.
Co-led Carnival Corporation’s Ocean Medallion digital transformation initiative, which has won the 2018 Gold New York Design Award for Digital IoT, a CES 2019 Innovation Award Honoree and has been announced as a finalist for a 2019 Edison Award for its wearable device and guest experience platform available today on Princess ships.
Prior to joining Carnival Corporation, served as Chief Executive Officer of MXG Media from 1999-2000.
During 1992-1999, served as an associate consultant, consultant and manager at Bain & Company, Inc.

Director Qualifications
Leadership experience—Current Group President at Carnival Corporation, the world’s largest leisure travel company; former Chief Executive Officer of MXG Media, an interactive entertainment Company; President of the Princess Cruises Community Foundation.
Finance experience—Various progressive roles at Carnival Corporation involving oversight of several brands’ financial performance.
Industry experience—Current Group President at the world’s largest leisure travel company; oversaw the international expansion of the cruise category in new markets and has worked with leading consumer and service companies on growth and digital transformation strategies.

DANIEL J. TAYLOR	Principal Occupation/Other Directorships
AGE: (64) DIRECTOR SINCE 2007 DIRECTOR OF MGM GROWTH PROPERTIES SINCE 2016 DIRECTOR OF MGM CHINA SINCE 2020	• • • • • • •

Employed as an executive of Tracinda from 2007 through 2019.
Director of MGM Growth Properties LLC. Non-Executive Chairman of the Board of Directors of Light Efficient Design, a division of TADD LLC since July 2014, a manufacturer and distributor of LED lighting products, primarily for the retrofit market.
President of Metro-Goldwyn-Mayer Inc. (“MGM Studios”) from April 2005 to January 2006 and Senior Executive Vice President and Chief Financial Officer of MGM Studios from June 1998 to April 2005.
Vice President—Taxes at MGM/UA Communications Co., the predecessor company of MGM Studios, from 1985 to 1991.
Tax Manager and CPA specializing in the entertainment and gaming practice at Arthur Andersen & Co. from 1978 to 1985.
Director of Inforte Corp. from October 2005 to 2007.
Chairman of the Board of Directors of Delta Petroleum Corporation from May 2009 to August 2012 (and a director from February 2008 to August 2012), and a former member of the Audit Committee and Nominating and Corporate Governance Committee of such company.

Director Qualifications
Leadership experience—Chairman of the Board of a manufacturer and distributor of LED lighting products; former President of a motion picture, television, home video, and theatrical production and distribution company.
Finance experience—Former Chief Financial Officer of a motion picture, television, home video, and theatrical production and distribution company; former Vice President—Taxes of a motion picture, television, home video, and theatrical production and distribution company; former tax manager at a public accounting firm.
Industry experience—Former Tax Manager specializing in the entertainment and gaming practice at Arthur Andersen & Co.
Public company directorship experience—Former director and board committee member of a public oil and gas company; former director of a management consulting company; current director of MGM Growth Properties LLC and MGM China, a Hong Kong Stock Exchange listed company.
THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE BASED UPON THEIR RESPECTIVE EXPERIENCES, QUALIFICATIONS AND SKILLS IDENTIFIED ABOVE.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2021. For 2020, Deloitte & Touche LLP audited and rendered opinions on our financial statements and internal control over financial reporting.
A representative of Deloitte & Touche LLP will be present at the stockholders’ meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.
We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Audit and Non-Audit Fees
The following table sets forth fees paid to our auditors, Deloitte & Touche LLP, in 2020 and 2019 for audit and non-audit services. All of the services described below were approved in accordance with our pre-approval policy, which is described in the next section.
	2020	2019
Audit fees(A)	$8,389,000	$8,675,000
Audit-related fees(A)	11,000	16,000
Tax fees(B)	919,000	792,000
All other fees	132,000	519,000
Total	$9,451,000	$10,002,000
(A)	Audit fees and audit-related fees include fees associated with MGP of $1,340,000 and $0 in 2020, respectively, and $1,445,000 and $0 in 2019, respectively.
(B)	Tax fees include fees associated with MGP of $78,000 in 2020 and $88,000 in 2019.
The category “Audit fees” includes fees for our annual audit and quarterly reviews of our consolidated financial statements and of our subsidiaries, the attestation reports on our internal control over financial reporting, statutory and compliance audits required by gaming regulators, assistance with SEC filings, and fees related to debt and equity offerings. The category “Audit-related fees” includes fees related to other assurance services not included in “Audit Fees.” The category “Tax fees” includes fees related to tax consultation, tax planning and tax compliance services. The category “All other fees” includes consulting services for the purpose of providing advice and recommendations.
Pre-Approval Policies and Procedures
Our Audit Committee has a policy related to pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. Pursuant to this policy, the Audit Committee must pre-approve all services provided by the independent registered public accounting firm. Pre-approvals for classes of services are granted at the start of each fiscal year and are applicable for such year. As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to address certain requests for pre-approval in between regularly scheduled meetings of the Audit Committee, and such pre-approval decisions are reported to the Audit Committee at its next regular meeting. The policy is designed to help ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management.

Audit Committee Report
The Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Deloitte & Touche LLP included the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) standards. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.
The Audit Committee also: (i) reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche LLP the Company’s internal control over financial reporting; and (ii) reviewed and discussed with management and Deloitte & Touche LLP their respective assessment of the effectiveness of the Company’s internal control over financial reporting.
Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
GREGORY M. SPIERKEL, Chair
ROLAND HERNANDEZ
MARY CHRIS JAMMET
PAUL SALEM
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL NO. 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and narrative disclosure (also referred to as “say-on-pay”).
Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 45, for a more detailed discussion of how our compensation programs reflect our overarching compensation philosophy and core business principles. We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. Accordingly, we ask our stockholders to vote “FOR” adoption of the following resolution:
“RESOLVED, that the stockholders of MGM Resorts International approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in our Proxy Statement in accordance with Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and related tables and narrative disclosure.”
Although the advisory vote is not binding on the Compensation Committee or the Board, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning our executive compensation program. At the 2017 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding a say-on-pay advisory vote on an annual basis and, in light of this vote, the Board adopted a policy of holding say-on-pay votes annually. Therefore, unless the Board determines otherwise, the next advisory vote to approve executive compensation will occur at the 2022 annual meeting of stockholders.
The Board recommends a vote “FOR” the advisory vote to approve executive compensation.

PROPOSAL NO. 4 APPROVAL AND ADOPTION OF THE AMENDMENT TO OUR CHARTER
The Company’s Board of Directors recommends adoption of an amendment to the fourth article (“Article Four”) of the Amended and Restated Certificate of Incorporation (our “Charter”) to authorize a class of preferred stock (the “Preferred Stock”) consisting of 50,000,000 shares. Specifically we propose to amend Article Four to the Charter to be read in its entirety as follows:
“4.1 The number of shares which the Corporation shall have the authority to issue is 1,000,000,000 shares of common stock, par value of $.01 per share and 50,000,000 shares of preferred stock, par value $.10 per share.
4.2 The Board of Directors is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the DGCL, all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred stock of such class or series which shall be issued and thereafter acquired by the Company through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued preferred stock.”
The proposed Charter of the Company is attached hereto in its entirety as Appendix A.
The Board believes that it is advisable to increase the Company’s authorized capital to include a class of Preferred Stock in order to increase the Company’s flexibility to engage in preferred stock financing or to enter into arrangements that provide for the potential issuance of such Preferred Stock in the future. The Preferred Stock would enable the Company to respond to market conditions and favorable acquisition or other opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated Preferred Stock issuance. The delay and expense of seeking stockholder approval at the time of issuance could deprive the Company and its stockholders of the ability to effectively benefit from these opportunities as they may arise from time to time. The Board believes that being able to promptly and efficiently react to these opportunities puts the Board and management in a position to take actions that serve the best interests of the Company and its stockholders. The Board presently does not have any plan or proposal to issue Preferred Stock.
The provision would permit the Board to authorize the issuance of Preferred Stock without additional stockholder approval, with such relative rights and preferences as may be established by resolution of the Board. The terms of the shares to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the Board.
The Board could authorize shares of Preferred Stock which have voting, dividend or other preferences over shares of its Common Stock and the issuance of Preferred Stock could dilute the voting power, equity position or share of earnings of common stockholders. Although the Board has no present plan or proposal to do so, Preferred Stock could be used to discourage or impede an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means and could be used to inhibit the removal of incumbent management. At this time, the Company’s management is not aware of any attempts to obtain control of the Company.
Accordingly, we ask our stockholders to vote “FOR” adoption of the following resolution:
“RESOLVED, that Article Four of the Amended and Restated Articles of Incorporation of MGM Resorts International be amended by deleting the current Article Four and replacing it with the form of Article Four set forth in Appendix A to this Proxy Statement.”
If this proposal is approved, it will become effective upon filing the amended Charter with the Secretary of State of Delaware following the Annual Meeting.
The Board recommends a vote “FOR” the approval and adoption of the Charter Amendment.

EXECUTIVE COMPENSATION
2020 EXECUTIVE COMPENSATION OVERVIEW
2020 was an unprecedented and extraordinarily challenging year for the Company. The primary challenge was dealing with the devastating impact of the COVID-19 pandemic on the Company’s business, which led to the temporary closure of all of the Company’s properties for varied periods of time during the year. The pandemic required extraordinary efforts by the senior management team as they faced novel and complex challenges navigating the Company-wide closures and then the process of reopening the properties safely and expeditiously and in compliance with a multitude of regulations across various jurisdictions, while addressing the financial consequences of the pandemic and its impact on employees, guests and the communities in which it operates. The success of their management of the crisis and restoring investor confidence in the fundamental strength of the Company’s underlying business can be seen in the Company’s stock price recovery, which had increased by 341% as of December 31, 2020 from its low on March 18, 2020, which represented a 78% decline from December 31, 2019. In addition, prior to the start of the pandemic, the Company was actively executing on its MGM 2020 Plan, a portfolio of improvement initiatives designed to enhance operating results, which were primarily comprised of labor, sourcing and revenue programs. The implementation of these initiatives allowed the Company to create efficiencies in the operating model to better position itself to weather the impact of the pandemic. In addition, as a result of the COVID-19 pandemic, the Company implemented several additional cost cutting initiatives that have created additional savings and efficiencies, and these efforts, together with the MGM 2020 Plan, are expected to permanently eliminate certain costs to further strengthen the Company as it emerges from the crisis.
2020 was also a year of strategic changes in the senior management team. Our former Chairman and Chief Executive Officer Jim Murren’s employment with the Company ended in March of 2020 after 22 years of service, and the employment with the Company of Atif Rafiq, the former President-Commercial and Growth, ended in December. Mr. Hornbuckle was promoted from President and Chief Operating Officer to Acting Chief Executive Officer and President and subsequently promoted to Chief Executive Officer and President. In addition, there was a need to successfully renegotiate the contracts of Mr. Hornbuckle, Mr. Sanders, and Mr. McManus, all of which were scheduled to expire in November 2020. Finally, in December of 2020 it was announced that Mr. Sanders would resume his role as Chief Operating Officer while continuing to serve as Chief Financial Officer until his successor was identified. In January of 2021, the Company announced that Jonathan Halkyard, a seasoned executive with a long-standing career in the hospitality and gaming industries, was appointed Chief Financial Officer and Treasurer.
The severe financial consequences of the pandemic on the Company’s operations and financial position significantly impacted the compensation opportunities for the senior management team, resulting in a redesign of the 2020 annual incentive plan, the forfeiture of the RSUs granted to the Named Executive Officers (as defined below) in 2019 as part of their annual incentive award, and the forfeiture of the PSUs granted to them in 2017. The Named Executives Officers also worked with the Compensation Committee to modify certain of their existing compensation arrangements as part of their new employment contracts in order to better align management incentives with the state of the Company’s business, as described in more detail below.
The Company believes that its response to the challenges created by the pandemic, including the significant focus placed on preserving and enhancing the Company’s cash liquidity position, has placed it in a strong position to navigate the ongoing issues presented by the pandemic and to successfully emerge from the crisis in the future.
A summary of certain significant compensation actions during 2020 include the following:
✓	Adjusted our annual incentive program to align 2020 performance goals with efforts undertaken to address the challenges created by the pandemic
✓	Reduced each Named Executive Officer’s maximum annual bonus opportunity to 50% of target in light of the impact of the pandemic on the Company’s business
✓
Entered into new employment agreements, effective April 1, 2020, with all of our continuing Named Executive Officers, which reduced the amount of cash payable to the Named Executive Officers in favor of equity incentives

✓
Provided an opportunity for our Named Executive Officers to receive all or a portion of their 2020 compensation under the new employment agreements in equity to help bolster our liquidity position during the crisis. Our CEO, Mr. Hornbuckle, agreed to receive 100% of his remaining salary in restricted stock units and Messrs. Sanders and McManus, our other continuing Named Executive Officers, agreed to receive 50% of their remaining salary in restricted stock units

✓	Increased the executive stock ownership guidelines to 6X base salary (from 5X base salary) for the CEO and 3X base salary (from 2X base salary) for the other Named Executive Officers
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) reports on compensation policies applicable to our Named Executive Officers, as determined pursuant to applicable SEC rules. This year’s Named Executive Officer group also includes Mr. Murren, who served as our Chairman and Chief Executive Officer until March 22, 2020 and Mr. Rafiq, who served as our President – Commercial & Growth until December 4, 2020.
In 2020, our Named Executive Officers (sometimes referred to as our “NEOs”) were the following individuals:
NAME	TITLE
William J. Hornbuckle	Chief Executive Officer and President*
Corey I. Sanders	Chief Operating Officer, Chief Financial Officer and Treasurer**
John M. McManus	Executive Vice President, General Counsel and Secretary
James J. Murren	Former Chairman of the Board and Chief Executive Officer***
Atif Rafiq	Former President – Commercial & Growth****
*
As of January 1, 2020, Mr. Hornbuckle was the President and Chief Operating Officer. Mr. Hornbuckle was appointed by the Board as Acting Chief Executive Officer and President on March 21, 2020, effective March 22, 2020, and was appointed Chief Executive Officer and President on July 29, 2020.

**
As of January 1, 2020, Mr. Sanders was Chief Financial Officer and Treasurer. Mr. Sanders was appointed Chief Operating Officer on December 4, 2020. He retained his position as Chief Financial Officer and Treasurer until January 11, 2021, when his successor was appointed.

***	Mr. Murren’s employment with the Company ended effective March 22, 2020.
****	Mr. Rafiq’s employment with the Company ended effective December 4, 2020.
As reported in last year’s Proxy Statement, we entered into a transition agreement with Mr. Murren, our former Chairman of the Board and Chief Executive Officer, on February 11, 2020 (the “Transition Agreement”), pursuant to which he would step down from his position as Chairman and Chief Executive Officer of the Company prior to the expiration of his employment contract on December 31, 2021. In order to allow for a quicker transition during an increasingly unstable time, Mr. Murren’s service as Chairman and Chief Executive Officer of the Company ended effective March 22, 2020. Pursuant to the Transition Agreement, in exchange for a release of claims against the Company, Mr. Murren received compensation and benefits consistent with a termination “without good cause”. For a description of the material terms of, and additional explanation for, the Transition Agreement, see “Employment Agreement with Mr. Murren, our Former Chief Executive Officer and Subsequent Transition Agreement” and “Results from Say on Pay Vote” below.
Mr. Hornbuckle was appointed Acting Chief Executive Officer and President, effective March 22, 2020, and on July 29, 2020, Mr. Hornbuckle was elected Chief Executive Officer and President.
Mr. Rafiq’s employment with the Company ended effective December 4, 2020, which termination constituted a termination by the company without good cause under his employment agreement, resulting in his receiving the benefits provided under his agreement, as described below under “Estimated Benefits upon Termination.”
On January 6, 2021, the Company announced that the Board of Directors had appointed Jonathan Halkyard to serve as Chief Financial Officer and Treasurer of the Company, effective January 11, 2021, replacing Mr. Sanders, who had been appointed to the role of Chief Operating Officer on December 4, 2020.
Results from 2020 Say-on-Pay Vote
The 2020 advisory proposal to approve the 2019 compensation of our NEOs (the “say-on-pay” proposal) was approved by approximately 51.6% of the votes cast. As described in more detail below, the Board, including the Compensation Committee, responded to the low say-on-pay vote by reaching out to investors in order to proactively solicit feedback on last year’s compensation programs. The majority of investors that the Company met with indicated that opposition to the 2020 proposal was driven by the Transition Agreement provided to Mr. Murren, our former Chief Executive Officer, and not related to our compensation programs more generally.
During 2020, management and members of our Board of Directors engaged with investors collectively representing 52.7% of our common shares outstanding on executive compensation and corporate governance matters, including as part of our stockholder outreach process following the say on pay vote. Specifically, management and members of our Board of Directors reached out to three of our major stockholders (representing 17% of our common shares outstanding) inviting them to engage in discussions regarding the CEO transition and the related Transition Agreement. During the second half of 2020, and in response to the say on pay vote, management together with a member of the Compensation Committee, met with eight of our investors and one third party stewardship provider, who in total represented approximately 29% of our common shares outstanding (as of December 31, 2020). These discussions touched on a wide range of topics, including executive compensation, corporate governance practices, environmental and social issues, and the ongoing response to, and impact of, COVID-19. In addition to the stockholders described in the preceding two sentences, three of our largest stockholders, holding approximately 21% of our shares as of December 31, 2020, are represented on the Board of Directors and in this capacity are fully informed of, and have the opportunity to engage in, discussions regarding corporate governance matters, including executive compensation.
The main concern expressed by the majority of investors related to the Transition Agreement negotiated with Mr. Murren during 2020. Although the investors we spoke with seemed to recognize that this was a one-time, non-recurring issue, the Compensation Committee responded to investors by providing additional information regarding the terms of the Transition Agreement, and additional context relating to this agreement is described below:
○
The Board of Directors entered into the Transition Agreement after extensive deliberations and a conclusion that it advanced the best interests of the Company. It is not reflective of the Company’s general compensation philosophy, as further detailed herein, and no similar agreements have been or are intended to be entered into in the future.

○
As an example of the Compensation Committee’s commitment to structure future severance packages in a way that shows greater alignment with stockholder concerns, Mr. Hornbuckle’s new CEO employment agreement provides that if his employment terminates at the end of the originally-scheduled term in March of 2024, he will not receive severance payments.

○
At the time the Transition Agreement was negotiated in February of 2020, it was expected that Mr. Murren would remain employed with the Company through a greater portion of 2020. The Board believed it was critical to retain the ongoing focus of Mr. Murren as the Company proceeded with the MGM 2020 Plan and its succession planning.

○
In light of the pandemic, the Board determined that it needed to stabilize the Company’s leadership and not continue to advance a transitionary structure through such a challenging time, resulting in his employment ending in March of 2020 and the payment of severance benefits under the agreement consistent with a termination by the Company “without good cause”.

○
The Compensation Committee believes that MGM’s regular compensation programs have been designed to appropriately align with stockholders’ interests, as illustrated by the strong level of support our compensation programs have historically received.

○	The terms of Mr. Murren’s Transition Agreement were legally binding and not susceptible to change by the Company after execution.

Aside from the Transition Agreement, none of the investors we spoke to indicated that they had significant issues with our executive compensation program. Although we did hear some feedback from certain investors, such feedback varied from investor to investor, and there was no consistent theme or consensus from these investors on improvements or changes that should be made to our programs. Although there was no consensus on specific changes that should be made, the Compensation Committee still considered this feedback, examples of which are articulated below, along with the Compensation Committee’s response:
○	Certain investors wanted to better understand compensation-related changes the Company was implementing as a result of the COVID 19 pandemic.
○
The Compensation Committee was focused in 2020 on developing a short-term plan that would appropriately incentivize leadership to manage the crisis, and, as a result determined to adopt a framework that would reward management for successfully reopening the properties with a focus on health and safety, guest satisfaction and leadership, with a 50% cap on the target bonus set forth in their employment agreements. The Compensation Committee also entered into new employment agreements with the NEOs that reduced overall cash compensation in favor of longer term equity awards. Finally, the Compensation Committee did not make adjustments to outstanding equity awards in light of the pandemic and, as a result, the NEOs forfeited their restricted stock units granted as part of the 2019 annual grant and their 2017 PSU awards.

○	Certain investors wanted to better understand the Company’s compensation philosophy:
○
The Compensation Committee evaluates its programs on an ongoing basis to ensure the design features align with its compensation philosophy; our pay philosophy is to maintain a meaningful balance of pay opportunities designed to both retain executives and tie pay delivery to the achievement of goals that are both critical to the company’s business and within the executive’s control.

○
To the extent compensation design changes are made for 2020, certain investors wanted the Company to articulate a rationale to help investors better understand the Compensation Committee’s decision-making process.

○
The Compensation Committee has provided a robust disclosure regarding its compensation decisions for 2020 throughout this Proxy Statement. The section that follows describes important compensation actions taken during 2020 and the Compensation Committee’s rationale for these decisions.

○	A number of investors have expressed a general interest in environmental, social and governance initiatives
○
In order to appropriately incentivize management to focus on matters relating to ESG, topics which have become increasingly important to stockholders, the 2021 annual bonus program will include a strategic performance goal tied to the implementation of an ESG strategy. Specifically, a portion of the NEOs’ 2021 annual bonus opportunity will be measured against the efforts undertaken to further the Company’s 2025 long-term ESG-CSR goals.

The Company has undertaken to review and evaluate its compensation programs based on last year’s vote results as well as subsequent feedback provided during the outreach process. The Compensation Committee will continue to seek and consider stockholder views on an ongoing basis. The following section provides an overview of 2020 compensation actions and decisions, which we believe should be considered in connection with this year’s say on pay proposal.
EXECUTIVE SUMMARY
Continued Focus on Performance-Based Compensation and Long-Term Incentives & Reduction in Cash-Based Compensation Opportunities for 2020
The Compensation Committee continues to believe that equity incentives should be the most significant part of an NEO’s compensation. This belief was reflected in the new employment agreements that were effective April 1, 2020 for Messrs. Hornbuckle, Sanders, and McManus and the new employment agreement that Mr. Hornbuckle entered into upon his promotion to Chief Executive Officer in July 2020. In each case, base salaries were reduced and target cash bonus opportunities for 2021 were decreased from existing levels (with respect to Mr. Hornbuckle, decreased from the level of our former CEO, which we think is the appropriate comparison for these purposes). The reductions in base salary for Mr. Hornbuckle (comparing his 2021 base salary to the former CEO), Mr. Sanders, and Mr. McManus were $500,000, $250,000, and $150,000, respectively. The reductions in target bonus opportunities for Mr. Hornbuckle (comparing his 2021 target bonus level to the former CEO), Mr. Sanders, and Mr. McManus were $1,375,000, $687,500, and $222,500, respectively.
These reductions are illustrated in the tables below:
NEO Name	2020 Base Salary Level	2021 Base Salary	Reduction	2020 Target Bonus Level	2021 Target Bonus Level	Reduction
Mr. Sanders	$1,250,000	$1,000,000	$250,000	$2,187,500	$1,500,000	$687,500
Mr. McManus	850,000	700,000	150,000	1,062,500	840,000	222,500
NEO Name	Former CEO Base Salary Level	Mr. Hornbuckle’s 2021 Base Salary	Reduction	Former CEO’s Target Bonus Level	Mr. Hornbuckle’s 2021 Target Bonus Level	Reduction
Mr. Hornbuckle	$2,000,000	$1,500,000	$500,000	$4,000,000	$2,625,000	$1,375,000
Upon Mr. Hornbuckle’s promotion to Chief Executive Officer in July 2020, his compensation opportunities were adjusted consistent with his new position. Mr. Hornbuckle’s base salary and target bonus opportunity for his CEO role (which became effective January 1, 2021), were each significantly reduced compared to that of the Company’s former CEO.
The charts below illustrate the importance of long-term incentives for the NEOs. Insofar as Mr. Murren and Mr. Rafiq are no longer employed by the Company, the charts have been prepared only with respect to the three continuing NEOs. In order to best present the ongoing proportions of compensation payable in cash versus equity, the charts are based on the ongoing target bonus rate (i.e., the target bonus rate in their employment contracts, not the 50% reduction in target opportunity for 2020) and the equity grants in August of 2020 that were part of the annual grant cycle (excluding the equity grants made to the NEOs at the time their new contracts were signed). With respect to Mr. Hornbuckle, the amounts used are his 2021 base salary and target bonus, reflecting the increased amounts under his new contract as CEO.
As shown below, approximately 66.0% of the CEO’s target direct compensation and 59.7% of the target direct compensation of the other two NEOs was composed of long-term incentives (“LTIs”), either equity compensation where the value is determined based on the achievement of the Company’s total stockholder return (“TSR”), equity compensation where the value is based on the Company’s TSR as compared to its peers, or restricted stock units.

2020 Compensation Actions at a Glance
Base Salaries
Reductions in Base Salary Levels: In connection with entering into their new employment agreements, base salaries were reduced from existing levels (with respect to Mr. Hornbuckle, such decrease is measured against the base salary level of our former CEO, which we think is the appropriate comparison for these purposes). Specifically, the reductions in base salary levels for Mr. Hornbuckle (comparing his 2021 base salary to the former CEO, as described above), Mr. Sanders, and Mr. McManus were $500,000, $250,000, and $150,000, respectively.
RSUs in lieu of a Portion of Base Salary: In March of 2020, our CEO, Mr. Hornbuckle, agreed to receive 100% of his remaining salary for 2020 in restricted stock units and Messrs. Sanders and McManus, our other continuing Named Executive Officers, agreed to receive 50% of their remaining salary in restricted stock units. The restricted stock units vested on December 31, 2020. If the executive’s employment had been terminated earlier, they would have received a pro rata amount for time served.
Rationale: As noted above, the unprecedented public health crises from the COVID-19 pandemic resulted in the temporary closures of all of the Company’s properties pursuant to state and local government requirements and, as a result, the Company was effectively generating no revenues for a period of time. At the time this election was offered to senior management, including the NEOs, the Company could not predict the duration of the shutdowns or the limitations that would be imposed if and when the properties could re-open. In light of the unprecedented situation, the Company focused its efforts on maintaining and bolstering its liquidity position to enable it to continue to fund its obligations for the foreseeable future. By providing a portion of annual base salaries in the form of equity-based vehicles, the Company achieved two goals: (1) preserving liquidity and (2) increasing the equity-based focus of Named Executive Officer compensation to further align their interests with that of the Company’s stockholders.
Annual Bonus
New Design for 2020: In light of the COVID-19 pandemic, the Compensation Committee decided that a different approach was needed for 2020 in order to better align management’s goals with the need to navigate and emerge from the crisis. The Compensation Committee established performance goals that the Compensation Committee believed were critical to the success of the Company in light of the significant challenges imposed by COVID-19 on the Company’s business. Specifically, the Compensation Committee approved a bonus structure based on the achievement of three goals: (1) the successful re-opening of the Company’s domestic properties with a focus on the health and safety of guests and employees, (2) guest experience and (3) leadership.
Rationale: Due to the unprecedented impact of the COVID-19 pandemic on the Company’s business (including the fact that the Company’s properties in Macau were already under government imposed shut downs), the Company was not able to meaningfully forecast 2020 EBITDAR for purposes of setting performance compensation goals in light of the highly uncertain environment that existed in early 2020, and continued to exist through the remainder of 2020, as a result of the pandemic. As a result, the Compensation Committee concluded that a single top-line financial metric would not be appropriate in light of the pandemic; rather, the Compensation Committee determined that a program based on goals that would incentivize management to navigate the challenges of the pandemic to emerge as a stronger company would be more appropriate. The Compensation Committee determined that this approach was more advantageous to stockholders and executives alike as it aligns executive compensation with re-opening in a manner that does not endanger employees, guests, and the communities in which the Company operates, focuses on the guest experience and promotes strong leadership during times of uncertainty at the Company.
Reduction in Target Bonuses: The Compensation Committee and the Named Executives Officers implemented reductions in each Named Executive Officer’s target annual bonus opportunity to 50% of the target set forth in their employment agreements in light of the impact of the pandemic on the Company’s business.

Rationale: The Compensation Committee and the Named Executive Officers agreed that reducing target annual bonuses appropriately aligned the 2020 annual bonus opportunities with the 2020 annual bonus program. By decreasing these cash opportunities, the Compensation Committee considered the benefit of reduced cash compensation to the Company’s overall liquidity position.
Long-Term Incentives
For 2020, as in prior years, long-term incentives were paid to our executives in the form of performance share units and restricted stock units (RSUs).
Long-term incentives consist of three components:
•
Relative TSR PSUs (30% in value)—The payment, if any, of these awards is determined by comparing MGM’s total stockholder return (TSR) to the TSR of other companies in the S&P 500 as of the end of the three-year measurement period.

•
Absolute TSR PSUs (30% in value)—The payment, if any, of these awards is determined based on MGM’s TSR as of the end of the three-year measurement period. These Absolute TSR PSUs vest at the target level at the end of the applicable three-year period only if our TSR appreciates 25% over such three-year period.

•	RSUs (40% in value)—The payment of these awards is based on continued service, with RSUs vesting in four equal annual installments.
See “Elements of Compensation” below for a further description of annual base salary, the 2020 annual bonus program and Long-Term Incentive Awards.
Executive Compensation “Best Practices”
As part of the Compensation Committee’s ongoing review of its existing compensation programs, the Compensation Committee currently intends to retain several policies that continue to represent best practices in the judgment of the Compensation Committee based on advice from F.W. Cook:
•
Executive officer stock ownership guidelines. We recognize the importance of aligning our management’s interests with those of our stockholders. As a result, the Board, at the recommendation of the Compensation Committee, has established stock ownership guidelines for all of our executive officers, including our NEOs, effective April 18, 2012 and, in December 2020, the Board, at the recommendation of the Compensation Committee, increased the applicable ownership guidelines as set forth below.

Under these guidelines, our NEOs are expected to accumulate Company stock having a fair market value equal to a multiple of their applicable base salaries as shown in the table below.
POSITION	MULTIPLE OF BASE SALARY
CEO	6X (previously 5X)
Other Executive Officers (including NEOs other than CEO)	3X (previously 2X)
For purposes of these guidelines, shares held in trust or retirement accounts and RSUs (including deferred RSUs)—but not performance share units or SARs—count toward the ownership guidelines. Each executive officer is required to retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards granted after the effective date of the guidelines until the guidelines are satisfied. The Board also adopted stock ownership guidelines for directors, which are described in “Corporate Governance—Director Stock Ownership Guidelines.” As of December 31, 2020, all NEOs were in compliance with these guidelines as revised.
•
No single trigger arrangements. No executive officer is entitled to single trigger change of control benefits. Our change of control policy conditions change of control benefits (including equity award benefits) on termination without cause or a termination by the executive with “good reason” following a change of control (“double trigger”).

•
Uniform change of control policy. We maintain a generally uniform policy with regard to severance payable to NEOs and other executive officers in connection with a change of control. See “Executive Compensation—Uniform Change of Control Policies.”

•
Clawback policy. Excess performance-based compensation paid to our NEOs is subject to being clawed back (i.e., repaid to the Company) if (1) there is a restatement of our financial statements within three years of the excess payment, other than a restatement due to changes in accounting principles or applicable law or a restatement due to any required change in previously reported results solely as a result of a change in the form of the Company’s ownership interest in any subsidiary, affiliate or joint venture, and (2) the Compensation Committee determines that an executive officer received excess performance-based compensation. Excess performance-based compensation generally equals the difference between the compensation paid to the participant and the payment that would have been made based on the restated financial results.

•
Discretionary reduction of annual bonus. The Compensation Committee retains the right to reduce or eliminate any award under our annual bonus program (as in effect from time to time) in its sole and absolute discretion if it determines that such a reduction or elimination is appropriate with respect to the applicable performance criteria or any other applicable factors.

•
No golden parachute tax gross ups. In the event that there is a change in control that triggers golden parachute excise taxes under Section 4999 of the Internal Revenue Code, we are not obligated to provide any so-called “golden parachute” excise tax gross up protection to any of our executive officers.

•
Prohibition on short sales, derivatives trading and pledging and hedging of Company securities. Our insider trading policy provides that certain employees (including our NEOs and other executive officers) and our directors may not enter into short sales of our securities or buy or sell exchange traded options on our securities. Further, our insider trading policy prohibits pledging or hedging of our securities by NEOs, executive officers and directors.

COMPENSATION PRACTICES AT A GLANCE
What We Do		What We Do NOT Do
✓	DO pay for performance – a significant portion of our NEO compensation is at-risk variable compensation	✘	NO pledging permitted by directors or Section 16 officers

✓	DO provide minimum vesting conditions for awards made as part of our long-term equity incentive program	✘	NO hedging or derivative transactions permitted by directors or Section 16 officers

✓	DO conduct annual compensation risk assessments	✘	NO “single trigger” change in control payments

✓	DO maintain a clawback policy	✘	NO golden parachute tax gross ups

✓	DO use an independent compensation consultant	✘	NO re-pricing of underwater stock options without stockholder approval

✓	DO appoint a Compensation Committee comprised solely of independent directors	✘	NO minimum payout of long-term incentive compensation

EXECUTIVE COMPENSATION PROCESS
Roles in Establishing NEO Compensation
The Compensation Committee is responsible for establishing, implementing and reviewing the compensation program for our executive officers, including our NEOs. In doing so, the Compensation Committee obtains recommendations from management with respect to the elements of NEO compensation, performance results, legal and regulatory guidance, and market and industry data that may be relevant in determining compensation. In addition, the Compensation Committee consults with our CEO regarding our performance goals, and our CEO periodically meets with the Chair of the Compensation Committee to discuss our CEO’s performance and that of other executive officers.
Role of the Compensation Committee
The Compensation Committee, among other things, determines compensation of our executive officers, the performance criteria and incentive awards to be granted to our executive officers pursuant to our annual incentive programs and administers and approves the granting of equity-based awards under our Amended and Restated 2005 Omnibus Incentive Plan (the “Equity Plan”). The Compensation Committee’s authority and oversight extends to total compensation, including base salaries, bonuses, non-equity incentive awards, equity-based awards and other forms of compensation. Pursuant to the Compensation Committee Charter, the Compensation Committee has delegated authority to an internal management committee to grant up to $1,000,000 annually in equity awards to new hires other than executive officers (which amount the Compensation Committee can increase from time to time in its sole discretion), which may consist of SARs, RSUs, Absolute TSR PSUs and Relative TSR PSUs, and to approve employment contracts for other members of senior management involving base salaries that are less than $500,000.
Role of Executive Officers
Our NEOs generally do not participate in determining the amount and type of compensation they are paid other than (i) in connection with negotiating their respective employment agreements; (ii) with respect to participation by our CEO in connection with determining the performance criteria for the annual bonus program(s); and (iii) with respect to providing recommendations to our Compensation Committee regarding annual equity awards. Instead, the Compensation Committee’s assessment of the individual performance of our NEOs is based primarily on the Compensation Committee’s independent observation and judgment of the responsibilities, duties, performance and leadership skills of our NEOs as well as the Company’s overall performance.
Outside Consultants
The Compensation Committee periodically engages outside consultants on various compensation-related matters. The Compensation Committee has the authority to engage the services of independent legal counsel and consultants to assist the Committee in analyzing and reviewing compensation policies, elements of compensation, and the aggregate compensation to NEOs.
In 2020, the Compensation Committee retained the services of and received advice from F.W. Cook, its independent compensation consultant, with respect to executive compensation related matters. F.W. Cook exclusively provides services to the Compensation Committee and does not provide any services to the Company other than on behalf of the Compensation Committee. The Compensation Committee has reviewed an assessment of any potential conflicts of interest raised by F.W. Cook’s work for the Compensation Committee and the independence of F.W. Cook and its consultants from management of the Company. The assessment included the following six factors, among others: (i) the provision of other services to the Company by F.W. Cook; (ii) the amount of fees received from the Company by F.W. Cook, as a percentage of F.W. Cook’s total revenue; (iii) the policies and procedures of F.W. Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the F.W. Cook consultant with a member of the Compensation Committee; (v) any company stock owned by the F.W. Cook consultants; and (vi) any business or personal relationship of the F.W. Cook consultant or F.W. Cook with any of the Company’s executive officers. The Compensation Committee concluded that there are no such conflicts of interest that would prevent F.W. Cook from serving as an independent consultant to the Compensation Committee.

Assessing Compensation Competitiveness
In order to assess whether the compensation awarded to our NEOs is fair and reasonable, the Compensation Committee periodically gathers and reviews data regarding the compensation practices and policies of other public companies of comparable size in the gaming, hospitality and restaurant industries. The peer group compensation data is reviewed by the Compensation Committee to determine whether the compensation opportunity provided to our NEOs is generally competitive with that provided to the executive officers of our peer group companies, and the Compensation Committee makes adjustments to compensation levels where appropriate based on this information. The peer group is used as a reference point by the Compensation Committee in its compensation decisions with respect to NEOs, but the Compensation Committee does not generally benchmark NEO compensation to any specific level with respect to peer group data.
The relevant information for members of the peer group is gathered from proxy statement data, which may only reflect the compensation paid by these companies in years prior to their disclosure, and other SEC filings. When reviewing the compensation of the executive officers of the peer group, the Compensation Committee compares the market overlap, results of operations, and market capitalization of the peer group with ours. In addition, the Compensation Committee also reviews the total compensation, as well as the amount and type of each element of such compensation, of the executive officers of the peer group with duties and responsibilities comparable to those of our NEOs.
The current peer group selected by the Compensation Committee (the “Peer Group”) for review of compensation data is composed of gaming, hospitality and restaurant companies that we consider competitors with us for business and/or executive management talent. The general selection criteria are to (1) include gaming industry peers with trailing four-quarter revenue greater than $2.1 billion, and (2) include companies in the hotels, restaurants and leisure industries with trailing four-quarter revenues and enterprise value in a .33x to 3.33x range of the Company, subject to potential exception for companies selected as peers in prior years. For 2020, the Compensation Committee did not make any changes to the peer group consistent with the recommendation of F.W. Cook. As set forth in the following table, we are near the 54th percentile as compared to the Peer Group with respect to revenues, the 47th percentile on number of employees and the 35th percentile with respect to market capitalization as of December 31, 2020. This data is generally based on SEC filings reflecting results through December 31, 2020 (employee data is from the most recent annual report).
Trailing Four Quarter Revenue ($ Millions)		Employees (as of last 10-K filing)		Market Capitalization Value ($ Millions)
				as of 12/31/20		12-Month Average
Starbucks	$23,170	Starbucks	346,000	McDonald’s	$159,886	McDonald’s	$149,805
McDonald’s	$19,208	McDonald’s	205,000	Starbucks	$125,562	Starbucks	$97,121
Darden Rest.	$6,801	Darden Rest.	184,514	Las Vegas Sands	$45,523	Las Vegas Sands	$39,880
Chipotle	$5,985	Marriott Intl	174,000	Marriott Intl	$42,786	Marriott Intl	$34,128
YUM! Brands	$5,652	Hilton	173,000	Chipotle	$38,001	Chipotle	$29,584
Carnival	$5,594	Carnival	150,000	YUM! Brands	$32,749	YUM! Brands	$28,113
		Royal Caribbean	85,350	Hilton	$30,869	Hilton	$24,642
MGM	$5,162	Chipotle	83,000	Carnival	$23,064	Restaurant Brands	$16,653
Restaurant Brands	$5,089	MGM	52,000*	Restaurant Brands	$18,571	Carnival	$16,157
Hilton	$4,307	Las Vegas Sands	50,000	Royal Caribbean	$17,730	Royal Caribbean	$14,198
Penn Ntl Gaming	$3,893	Norwegian Cruise	36,000	MGM	$15,564	Darden Rest.	$11,430
Las Vegas Sands	$3,886	YUM! Brands	34,000	Darden Rest.	$15,509	MGM	$10,884
Caesars	$2,569	Wynn Resorts	30,200	Caesars	$15,469	Wynn Resorts	$9,739
Wyndham Dest	$2,365	Penn Ntl Gaming	28,300	Penn Ntl Darning	$13,355	Caesars	$6,400
Royal Caribbean	$2,209	Wyndham Dest.	22,500	Wynn Resorts	$12,087	Penn Ntl Darning	$5,933
Wynn Resorts	$2,096	Caesars	15,500	Norwegian Cruise	$8,027	Norwegian Cruise	$5,669
Norwegian Cruise	$1,280	Restaurant Brands	6,300	Wyndham Dest.	$3,852	Wyndham Dest.	$2,992
75th Percentile	$6,597		173,750		$41,790		$32,992
Median	$4,698		66,500		$20,818		$16,405
25th Percentile	$2,416		28,775		$13,884		$7,235
MGM % Rank	54P		47P		35P		33P
*	Excludes approximately 11,000 employees on furlough

OBJECTIVES OF OUR COMPENSATION PROGRAM
The Compensation Committee’s primary objectives in setting total compensation and the elements of compensation for our NEOs are to:
•	attract talented and experienced NEOs and retain their services on a long-term basis;
•	motivate our NEOs to achieve our annual and long-term operating and strategic goals;
•	align the interests of our NEOs with the interests of the Company and those of our stockholders; and
•	encourage our NEOs to balance the management of long-term risks and long-term performance with yearly performance.
ELEMENTS OF COMPENSATION
In structuring our NEO compensation program, the Compensation Committee considers how each component motivates performance and promotes retention and sound long-term decision-making. The Compensation Committee also considers the requirements of our strategic plan and the needs of our business.
Our NEO compensation program consists of the following core components, which are designed to achieve the following objectives:
COMPENSATION ELEMENT	OBJECTIVE
Annual base salary	Attract and retain executive officers by fairly compensating them for performing the fundamental requirements of their positions.
Annual incentive bonus	Motivate executive officers to achieve specific annual financial and/or operational, or strategic goals and objectives whose achievements are critical for near- and long-term success.
Long-term incentives
Align executive officers’ long-term interests with those of our stockholders and drive decisions and achieve goals that will help us to remain competitive and thrive in the competitive global gaming industry; reward executive officers for building and sustaining stockholder value; and retain executive officers both through growth in their equity value and the vesting provisions of our stock awards.

Deferred compensation opportunities	Promote retention and provide individual tax planning flexibility by providing opportunities to postpone receipt of compensation until the end of covered employment.
Severance and change of control benefits; employment agreements
Attract, retain and provide reasonable security to executive officers; encourage executives to make sound decisions in the interest of our long-term performance, regardless of personal employment risk.

Perquisites	Provide a market-competitive level of perquisites, which in some cases may be provided at little or no cost to us as an owner and operator of full-service resorts.

Annual Base Salary and Employment Agreements
We have entered into employment agreements with each of our NEOs pursuant to which each of their initial annual base salaries were established, subject to potential adjustment each year, as described in the table below. For Messrs. Hornbuckle, Sanders and McManus, the 2020 base salaries shown below reflect the reductions implemented in connection with their new employment agreements effective as of April 1, 2020.
NEO	2019 BASE SALARY	2020 BASE SALARY	CHANGE YE 2019 TO YE 2020	EMPLOYMENT AGREEMENT TERM EXPIRATION
Mr. Hornbuckle	$1,400,000	$1,100,000(a)	$(300,000)	March 31, 2024
Mr. Sanders	1,250,000	1,000,000	(250,000)	March 31, 2023
Mr. McManus	850,000	700,000	(150,000)	March 31, 2023
Mr. Murren	2,000,000	2,000,000	No Change	December 31, 2021(b)
Mr. Rafiq(d)	1,250,000	1,250,000	No Change	May 10, 2022(c)
(a)
On July 29, 2020, Mr. Hornbuckle entered into a new employment agreement with the Company to serve as Chief Executive Officer and President, which provides for a base salary of $1.5 million, commencing January 1, 2021.

(b)	Mr. Murren’s employment with the Company ended on March 22, 2020.
(c)	Mr. Rafiq started employment with the Company effective May 11, 2019 and his employment with the Company ended on December 4, 2020.
The employment agreements for Messrs. Hornbuckle, Sanders, and McManus were all scheduled to expire in November 2020. These long-tenured executives have been major contributors to the Company’s success and, particularly in light of Mr. Murren’s announced transition in February 2020, the Committee considered it extremely important to expeditiously execute new agreements with the three executives to ensure their continued services. New agreements were entered into effective April 1, 2020, providing for employment through March 31, 2024 in the case of Mr. Hornbuckle and through March 31, 2023 for the other two executives. These new agreements contained the salary reductions referenced in the table above. In order to help bolster our liquidity position during the crisis Mr. Hornbuckle also agreed to receive 100% of his remaining 2020 salary in restricted stock units and Messrs. Sanders and McManus agreed to receive 50% of their remaining 2020 salary in restricted stock units.
As part of his promotion from Acting Chief Executive Officer and President to Chief Executive Officer and President, Mr. Hornbuckle entered into a new employment agreement (the “CEO Contract”), effective July 29, 2020, which increased his salary to $1.5 million, effective January 1, 2021.
Annual Incentive Bonus
Fiscal Year 2020
Historically, the Company’s annual incentive bonus program has been based on achieving a target level of EBITDAR. Typically, the bonus structure is decided in March of each year using the Board approved budget. By that time in 2020 it became clear, however, that due to the unprecedented impact of the COVID-19 pandemic on the Company’s business (including the fact that the Company’s properties in Macau were already under government imposed shut downs), it was not going to be possible to meaningfully forecast 2020 EBITDAR to provide reasonable financial goals for purposes of setting incentive compensation goals. The Company determined that the appropriate approach was to postpone finalizing bonus goals until the situation had become less uncertain. By the end of May, however, it became apparent that, due to the shutdown of all of the Company’s domestic properties and the uncertainties as to when or how they would reopen, it was not reasonable to think appropriate EBITDAR goals could be established for this purpose. Even more important, the Company was concerned that using an EBITDAR goal could create the wrong incentives. The most important objective was to reopen the properties in a way that fully took into account the health of guests and employees, and any EBITDAR goal had the potential to incent behaviors that might increase revenues at the expense of keeping an overwhelming focus on safety. In addition, the Committee believed it needed to take into account the fact that responding to the pandemic was creating unprecedented burdens on senior management and that, of course, the pandemic was a factor entirely out of management’s control.

In light of these considerations the Committee decided that a different approach was needed for 2020 in order to better align management’s goals with the need to navigate and emerge from the crisis. The Compensation Committee concluded that a single top-line financial metric would not be appropriate in light of the pandemic, and established performance goals that the Compensation Committee believed were critical to the success of the Company in light of the significant challenges imposed by COVID-19 on the Company’s business. Specifically, the Committee approved a bonus structure based on the achievement of three goals: (1) the successful re-opening of the Company’s domestic properties with a focus on the health and safety of guests and employees, (2) guest experience and (3) leadership.
Further, the Committee believed that the extremely negative impact of the pandemic on the Company’s cash flows required revising target bonus levels dramatically downward. The Compensation Committee determined that each NEO’s target annual bonus would be reduced to 50% of the target bonus set forth in their employment agreements. As described below, the Compensation Committee retained its ability to exercise discretion to increase or decrease bonus payouts for 2020, but any amounts above the reduced target level would be paid in restricted stock units. The Compensation Committee did not exercise such discretion with respect to bonus payouts for 2020.
Goal 1 – Successful Re-opening of the Company’s U.S. properties (weighted 40%): The Committee believed that the re-opening of the Company’s properties with a focus on efforts undertaken to ensure the health and safety of guests and employees was integral to the Company’s 2020 performance.
Goal 2 – Guest Experience (weighted 30%): The Committee believed that guest satisfaction was also critical to the Company’s re-emergence from the closures necessitated by the pandemic to ensure continued brand loyalty and consumer confidence.
Goal 3 – Leadership (weighted 30%): The Committee believed that strong and effective leadership was essential to the Company’s success in 2020, which included the degree to which each NEO exemplified the Company’s core values (teamwork, integrity, inclusion and excellence), efforts undertaken to attract, engage, develop and retain human capital and the degree to which each NEO was actively engaged in the Company’s ESG initiatives during 2020.
Consistent with prior years, under the 2020 annual incentive program, the Compensation Committee reserved the right to increase, reduce or eliminate any participant’s award if it determined, in its sole discretion, that such an increase, reduction or elimination was appropriate with respect to the participant’s performance or any other factors material to the goals, purposes, and administration of the program. In establishing the 2020 annual incentive program, the Compensation Committee determined that, if it were to exercise this authority, it intended to consider the challenging environment that was expected in 2020 due to the continued impact of COVID-19 on the Company’s results of operations. The Compensation Committee believes that its ability to take other factors into account gave it an increased ability to structure annual incentives in a way that recognized individual performance and other factors relevant to measuring the Company’s success during the fiscal year.
In order to assess each NEO’s performance on the enumerated goals and to determine whether or not to exercise any discretion, each NEO was required to deliver to the Compensation Committee a self-assessment letter to assist the Compensation Committee in evaluating each NEO’s performance for the 2020 year.
In December of 2020, the Compensation Committee determined that it would not increase, reduce or eliminate any of the participants’ annual incentive awards for fiscal year 2020 and determined that each NEO exhibited excellent performance on all of the enumerated goals. This entitled each NEO to 100% of his reduced 2020 target bonus, as set forth in the table below. The Compensation Committee based its determination on several factors, including:
○	the fact that the NEOs were able to re-open all sixteen of the Company’s domestic properties in a period of four months;
○
the formation of a Health and Safety Center of Excellence, which worked collaboratively across the organization to quickly respond to operational needs, pro-actively address new regulations, create and institute health and safety protocols, including a national mask mandate, and create a recognized employee education campaign;

○	the significant efforts undertaken to decrease operating and capital expenditures to preserve liquidity while focusing on the health and safety of guests and employees;
○
the execution of a series of transactions to bolster the Company’s liquidity position to ensure it had the resources to fund its financial commitments for a prolonged period of time, including: (1) the monetization of the MGM Grand Las Vegas and Mandalay Bay (including Mandalay Place) for $2.5 billion in cash proceeds to the Company, (2) the agreement with MGM Growth Properties LLC (“MGP”) to have MGP repurchase up to $1.4 billion of the Company’s operating partnership units for cash (which was completed in December of 2020) and (3) the closing of several opportunistic capital raises at the Company, MGP and MGM China and amendments to certain revolving credit facilities to ensure continued access to liquidity during the crisis;

○	active management of the budget to project liquidity needs and minimize cash burn during the closures;
○	improvements to net promoter scores and general positive feedback from guests during the re-opening process;
○
the development and launch of new and exciting ways for guests to think about our properties during the pandemic, including “Viva Las Office,” a program established to encourage visitors to come work from home from Las Vegas, and “Convene with Confidence,” a program designed to facilitate the safe return of meetings and conventions;

○	the significant time and effort spent by management on employee engagement and communication; and
○
the efforts undertaken by management to improve ESG transparency, develop a refreshed philanthropy and diversity and inclusion strategy and the commitment to community exhibited by management during the pandemic via the donation of time, money and resources.

NEO	APPLICABLE BASE SALARY	2020 TARGET BONUS (50% of Original Target Bonus)	2020 ACTUAL BONUS	ACTUAL BONUS AS % OF 2020 TARGET
Mr. Hornbuckle	$1,100,000	$825,000	$825,000	100%
Mr. Sanders	1,000,000	750,000	750,000	100%
Mr. McManus	700,000	420,000	420,000	100%
Mr. Murren	2,000,000	—	—*	—%
Mr. Rafiq	1,250,000	1,093,750	—*	—%
*
As a result of their separation from the Company during 2020, Messrs. Murren and Rafiq did not earn an annual bonus payment in respect of 2020 performance. Rather, Mr. Murren’s Transition Agreement provided for a fixed payment of his target bonus (which was paid as part of his severance package) and Mr. Rafiq received a payment of his target bonus as part of his severance package as set forth in his employment agreement.

Pursuant to his CEO employment contract, Mr. Hornbuckle’s target bonus percentage was set at 175% of annual base salary, effective January 1, 2021.
Fiscal Year 2021
As of the date of this Proxy Statement, the Company’s operations continue to be significantly impacted by the COVID-19 pandemic and, as a result, the Compensation Committee has determined to approve a bifurcated approach to the 2021 annual bonus program. For the first half of the year, the NEOs will be assessed based on their achievement of the following strategic and operational goals: (1) Successful Navigation of Continuing Pandemic Related Challenges, weighted 35%, (2) Development and Progress Towards Execution of Strategic Plan in Consultation with the Board of Directors, weighted 25%, (3) Guest Experience, weighted 30%, and (4) Implementation of ESG Strategy, weighted 10%. In light of the fact that these goals are not tied to any specific financial goal or metric and are therefore less objective, the Compensation Committee has determined to decrease the maximum potential bonus from 175% of a participant’s target bonus to 150% of a participant’s target bonus for the six month period. The Compensation Committee will reassess the environment following the first six months of 2021 to determine whether the Company is able to adopt a financial goal for the second half of the year. If a financial goal is adopted for the second half of 2021, performance for the first half of the year will be determined and a new letter will be entered into, which will provide that the NEOs will be eligible to receive a maximum potential bonus of 200% of their target bonus in respect of the second half of 2021. If no financial goal is adopted, the goals for the first half of the year will be extended and applied to the full year, with the full year bonus potential limited to 150% of a participant’s target bonus. Although these goals are more subjective in nature, they have been specifically designed by the Compensation Committee to address the most critical needs of the Company in the near term.
Long-Term Equity Incentives
For 2020, our long-term incentive compensation component consisted of grants of Absolute TSR PSUs, Relative TSR PSUs and RSUs. All forms of equity-based awards receive dividend equivalent rights (that is, at the time dividends are paid to other stockholders of the Company, additional units are credited to the underlying equity award as if the dividend payments were immediately reinvested, which additional shares are subject to the same vesting and performance criteria as the underlying equity award).
Absolute TSR PSUs
The Absolute TSR PSU concept is that, while an executive is awarded a target number of shares to be paid at the end of a three-year cliff vesting period, (1) the actual number of shares earned depends on the Company’s TSR over the vesting period and (2) the target number of shares can only be earned if stock price appreciation measured over the three-year performance period, as adjusted for dividends, is at least 25%.
Specifically, in order for the target number of shares to be paid (the “Target Shares”), the ending stock price of a share of the Company’s stock must equal the “Target Price,” which is defined as 125% of the beginning stock price. For the purpose of computing the ending stock price, dividends are treated as reinvested in additional shares of stock, and the ending stock price includes the value of these reinvested dividends. No shares are issued unless the ending stock price is at least 60% of the Target Price (i.e., 75% of the beginning stock price) and the maximum payout is 160% of the Target Shares. Provided the ending stock price is at least 60% of the Target Price, then the amount of Target Shares is multiplied by the Stock Performance Multiplier. The “Stock Performance Multiplier” equals the ending stock price divided by the Target Price. For this purpose, the beginning and ending prices are based on the average closing price of our common stock over the 60-calendar day periods ending on the award date and the third anniversary of the award date. In the case of a change in control, the ending stock price is based on the stock price as of the date of change in control, after giving effect to the payment of any dividends after the grant date and prior to the change in control.
By way of example, if the ending stock price was only 90% of the Target Price, then only 90% of the Target Shares would be paid and, if the ending stock price was 120% of the Target Price, then 120% of the Target Shares would be paid.
While Absolute TSR PSUs provide some value even when the stock price declines (so long as the ending stock price is 75% or more of the beginning stock price), this design feature strongly magnifies the benefit of an increased stock price and the detriment of a decreased price. For example, a 25% share price decline over the three-year vesting period results in a participant receiving a final award worth only 36% of the award that would be delivered if the Target Price had been achieved (60% of the Target Shares would be delivered with each share having a value of only 60% of the Target Price).
Relative TSR PSUs
The Relative TSR PSU concept is that, while an executive is awarded a target number of shares to be paid at the end of a three-year cliff vesting period, the actual number of shares to be issued upon vesting is determined by ranking (1) the percentage increase/decrease in the Company’s value over the three-year measuring period against (2) the percentage increase/decrease in value of the other companies in the S&P 500. For this purpose, dividends are treated as reinvested in additional shares. The amount of shares ultimately received by the named executive officer at the end of the three-year period is based on the relative ranking of the Company’s TSR to the S&P 500 group. Payout of the target amount of shares occurs if the Company is ranked at the 50th percentile, i.e., the midpoint of the companies in the S&P 500. Payout increases to 150% of the target number of shares on a linear basis as the Company’s ranking rises to the 75th percentile.

Payout decreases to 50% of the target shares on a linear basis as the Company’s TSR declines from the 50th to the 25th percentile and, if the Company ranks below the 25th percentile, there is no pay out. If the Company’s TSR is negative, no more than the target amount of shares can be awarded unless the relative TSR is at or above the 75th percentile.
RSUs
The Compensation Committee continues to believe that RSUs should comprise a portion of the executive’s long-term incentives as they meaningfully support retention and tie executive compensation to our stock price.
Prior to 2020, RSUs granted to our NEOs would vest subject to achievement of a performance target based on Adjusted EBITDAR. The Adjusted EBITDAR target originated from a desire to structure the RSUs with the intent that the Company would be able to deduct any RSU payments that would otherwise be non-deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows deductions for compensation in excess of $1 million paid to NEOs. Prior to the amendment of Section 162(m) in 2017, payments to NEOs in excess of $1 million in a year could be deductible if such amounts qualified as “performance-based compensation.” The Adjusted EBITDAR target, which was set at 50% of the Company’s budgeted Adjusted EBITDAR for the first six months of the year, was implemented in order to structure the RSUs as qualified “performance-based compensation.” Because section 162(m) no longer has an exception for performance-based compensation, conditioning the vesting of the RSUs on an Adjusted EBITDAR target no longer has a corporate tax benefit.
As a result of the impact of COVID-19 on the Company’s Adjusted EBITDAR, the 2019 Adjusted EBITDAR target was not met and the RSUs granted to NEOs in 2019 were forfeited. Taking into account the lack of any corporate tax benefit and the underperformance during the performance period due to events outside of management’s control, the Compensation Committee, with the assistance of F.W. Cook, reviewed whether continuing to tie the vesting of RSUs to a pre-established Adjusted EBITDAR target still made sense from a compensation design perspective. Over half (60%) of the Company’s annual long-term incentive grants consisted of Absolute and Relative TSR PSUs, which are strongly performance-based, and the Committee determined that this percentage was comparable to that of its peer companies. The Committee further determined that providing for a portion of equity awards that were purely time-based would be appropriate and consistent with market practices. The Committee also took into account executive concerns that, as evidenced by the forfeiture of the 2019 RSUs and the expected forfeiture of the 2017 PSUs, the current LTI program lacked sufficient retention incentives since it was possible for them to forfeit all their long-term incentives due to events completely outside their control. The Compensation Committee determined as a result of its review, and a review of market and peer data provided by F.W. Cook, that Company and stockholder interests were better served if the RSUs awarded to the NEOs in 2020 were not subject to a performance criteria. Instead, RSUs awarded to the NEOs in 2020 will vest over a four-year period, subject to the NEO’s continued employment with the Company. The Compensation Committee expects that RSU awards in future years will also not be subject to performance criteria.
Each RSU entitles the holder to receive one share of our stock at vesting. While the value of the RSUs fluctuates with Company performance (as reflected in the price of the Company’s stock), the RSUs retain some value even in situations where no performance share units are payable due to insufficient price performance, which structure encourages recipients to balance our short-term performance with the management of our long-term risks and long-term stock performance.
As in previous years, in making grants of Absolute TSR PSUs, Relative TSR PSUs and RSUs to the NEOs in August 2020, the Compensation Committee allocated approximately 40% in value of the awards to RSUs, 30% to Absolute TSR PSUs and 30% to Relative TSR PSUs based on fair value at grant date. The Compensation Committee determined the size of each NEO’s award through a process that evaluated each NEO’s overall role in and contributions to the Company and other relevant factors, including competitive market data.
In determining the size of the awards, the Compensation Committee does not take into account the value realized by a NEO during a fiscal year from equity awards granted during a prior year; the Compensation Committee believes that value realized by a NEO from any such equity award relates to services provided during the year of the grant or period of vesting. The Compensation Committee does not time the issuance or grant of any equity-based awards with the release of material, non-public information, nor do we time the release of material non-public information for the purpose of affecting the value of equity awards.

The Compensation Committee awarded equity-based compensation to our NEOs in 2020 as follows:
NEO	AWARD TYPE	GRANT DATE	UNITS	GRANT DATE FAIR VALUE OF AWARDS
Mr. Hornbuckle	RSU	8/18/2020	152,745	$3,200,000
	Absolute TSR PSU	8/18/2020	96,179	2,400,000
	Relative TSR PSU	8/18/2020	95,777	2,400,000
Mr. Sanders	RSU	8/18/2020	81,146	1,700,000
	Absolute TSR PSU	8/18/2020	51,095	1,275,000
	Relative TSR PSU	8/18/2020	50,881	1,275,000
Mr. McManus	RSU	8/18/2020	33,413	700,000
	Absolute TSR PSU	8/18/2020	21,039	525,000
	Relative TSR PSU	8/18/2020	20,951	525,000
Mr. Rafiq	RSU	8/18/2020	35,800	750,000
	Absolute TSR PSU	8/18/2020	22,542	562,500
	Relative TSR PSU	8/18/2020	22,448	562,500
Additional Equity Grants to Messrs. Hornbuckle, Sanders, and McManus
The April employment agreements with Messrs. Hornbuckle, Sanders, and McManus provided for certain RSU grants as part of the inducement for their new contracts. On April 1st, 2020, they each received RSUs having a grant date value of $529,650, $416,650 and $307,200, respectively, which are scheduled to vest ratably over the four years following the grant date. In addition, in connection with Mr. Hornbuckle’s promotion to Acting Chief Executive Officer and President, he received RSUs having a grant date value of $3,413,300, which vest in full on April 1, 2022. This grant was intended to fully compensate Mr. Hornbuckle for serving in the role of Acting Chief Executive Officer and President through 2020 and took into account the additional fact that, as part of the contract negotiations, he agreed to a reduction in his cash compensation via a $300,000 decrease to his 2020 base salary and a 25% reduction to his annual target bonus potential.
Results of Performance Achieved during 2017-2020 Performance Period for PSUs granted in November 2017 and RSUs Granted in 2019
In November 2017, the Company granted Absolute TSR PSU awards that were scheduled to cliff-vest based on the level of the Company’s share price appreciation measured over the applicable three-year performance period. In addition, in November 2017, the Company granted Relative TSR PSU awards that were scheduled to cliff-vest based on the Company’s relative TSR performance versus the S&P 500. Following the completion of the performance period, it was determined that both the absolute and relative PSUs did not meet threshold performance and the PSUs were forfeited in their entirety.
In 2020, Messrs. Hornbuckle, Sanders, McManus, Murren, and Rafiq forfeited respectively 41,124, 41,124, 18,693, 104,680 and 28,039 RSUs (including DEUs accrued thereon), which were granted in 2019. They were forfeited as a result of the Company’s failure to meet the EBITDAR threshold required for those awards to continue to vest.
Deferred Compensation Opportunities
Under our Nonqualified Deferred Compensation Plan (the “DCP”), our NEOs may elect to defer up to 50% of their base salary or 75% of the cash portion of their bonus on a pre-tax basis and accumulate tax-deferred earnings on their accounts. All of our NEOs are eligible to participate in the DCP. See “Compensation Tables—Nonqualified Deferred Compensation.” We believe that providing our NEOs with this deferral option is a cost-effective way to permit them to receive the tax benefits associated with delaying the income tax event on the compensation deferred, even though the related deduction for us also is deferred. The plan allows NEOs to allocate their account balances among different measurement options which are used as benchmarks for calculating amounts that are credited or debited to their account balances (for tax reasons, no ownership interest in the underlying funds is acquired). Our NEOs are also eligible to participate in our retirement savings plan under Section 401(k) of the Internal Revenue Code.

Severance and Change of Control Benefits
We believe that severance protections, including in the context of a change of control transaction, are important in attracting and retaining key executive officers. In addition, we believe they help ensure leadership continuity and sound decisions in the interest of our long-term success, particularly at times of major business transactions. We have agreed to provide our NEOs with severance benefits in the event that their employment is terminated (1) by us for other than for good cause, (2) by them for good cause, (3) by us as a result of their death or disability. Other than for equity awards that are not assumed as part of a change of control, no benefits are payable solely as a result of a change of control (i.e., in general, there are no single trigger benefits), and the Compensation Committee has determined not to enter into any future agreements with executive officers that contain single trigger change of control benefits. The only situation in which change in control benefits are potentially payable absent an executive’s termination is the case of equity awards in the event the purchaser does not assume the awards as part of the change of control. See “Executive Compensation—Estimated Benefits upon Termination.”
The Compensation Committee believes the services of our NEOs are extremely marketable, and that in retaining their services it is therefore necessary to provide a certain level of severance benefits. When determining the level of the severance benefits to be offered, the Compensation Committee also considers competitive market practices and the period of time it would normally require an executive officer to find comparable employment. Details of the specific severance benefits available under various termination scenarios for our NEOs as of December 31, 2020 are discussed below in “Executive Compensation—Estimated Benefits upon Termination.”
Retirement, Death & Disability – Treatment of Equity Awards
The former Retirement Policy (the “Retirement Policy”) only applies to equity awards granted on or after January 1, 2017 through October 7, 2019 (except with respect to the provisions related to death and disability, which apply retroactively). Retirement for purposes of these awards is defined as (i) a voluntary resignation by the participant with 90 days advance written notice after attaining age 60 with 15 years of service or (ii) a voluntary resignation with both 90 days advance written notice and the Compensation Committee’s prior consent after attaining age 55 with 20 years of service. In the event of retirement, with respect to awards outstanding for at least six months prior to the date of such retirement granted during this period, the participant will be entitled to continued vesting of a pro-rated portion of the participant’s then-outstanding and unvested equity awards based upon the number of months employed during the applicable performance or vesting period. Awards with performance-based vesting criteria will continue to be subject to such criteria in accordance with their terms.
On October 7, 2019, the Compensation Committee adopted new award forms and amended and restated the Retirement Policy such that it would no longer apply to awards granted after October 6, 2019 (the “New Retirement Provisions”). The New Retirement Provisions apply to all awards made after October 7, 2019.
Retirement is now defined as a voluntary resignation by the participant with 90 days advance written notice where age plus service equals 65, with a minimum age of 55 and 5 years of service. It applies to awards outstanding six months prior to the date of retirement. Participants are entitled to (i) continued vesting in full of all RSUs, (ii), with respect to participants other than Messrs. Hornbuckle, McManus and Sanders, continued vesting of a pro-rated portion of their PSU awards based upon the number of months employed during the applicable performance or vesting period and, (iii), with respect to Messrs. Hornbuckle, McManus and Sanders, continued vesting in full of their outstanding and unvested PSU awards. The New Retirement Provisions are contingent upon compliance with certain confidentiality, non-solicitation and non-competition obligations set forth in the applicable award forms. In addition, with respect to Mr. McManus, should his employment be terminated by the Company without cause, or by Mr. McManus for good cause prior to his obtaining retirement eligibility, then his PSU’s and RSU’s will continue to vest in full.
In the case of death or disability, with respect to awards granted after October 6, 2019, the participant is entitled to full acceleration and payment of all such time- based awards as of the date of termination. Relative TSR PSUs granted after such date will accelerate and vest in full based on relative performance to the date of termination. Absolute TSR PSUs granted after such date will accelerate and vest in full based on target, if such termination is within the first twelve months of the performance period, or after such twelve-month period, based on actual performance projected through the end of the performance period.

Perquisites and Other Benefits
We pay premiums and other expenses for group life insurance, short-term disability insurance, long-term disability insurance, and business travel insurance on behalf of our NEOs. As an owner and operator of full-service resorts, we are able from time to time to provide benefits relating to hotel and related services, including in-town transportation, to our NEOs at little or no additional cost to us. We currently provide our NEOs with access to the fitness facilities located in the hotel where they are officed. In addition, for our convenience and the convenience of our NEOs, we provide complimentary meals for business purposes at our restaurants.
The Compensation Committee has approved limited tax gross ups for executive officers in two situations where it is economically advantageous to us or needed to make employees whole as a result of where we choose to do business. The Compensation Committee has approved tax gross up payments relating to executive health plan coverage, reflecting the facts that such coverage was previously insured (so that there was no additional tax cost to the executive officers) and our decision to convert our medical plans to self-funding. This conversion imposed an additional tax cost on executives (which we reimburse), but still resulted in lower overall costs to us even after taking into account the costs of such reimbursements.
Under certain circumstances, executive officers are required by us to perform services in states other than their states of employment. As a result, such officers may incur incremental income tax obligations to such other states. To the extent there is no tax credit available in the applicable state of employment (for example, in Nevada), we provide a gross-up of the incremental state income tax obligations resulting from our requiring such executives to work in states other than the state where their services are normally rendered. This puts the executives in the same economic position as though they had worked in their normal places of business.
Pursuant to his employment agreement, Mr. Hornbuckle is entitled to request the personal use of aircraft, but he must reimburse us for costs associated with such use to the extent the value of such use (which we calculate based on the aggregate incremental cost to us) exceeds $250,000. See the Summary Compensation Table for additional details.
Mr. Murren’s employment agreement entitled him to request the personal use of aircraft, subject to reimbursement for costs associated with such use to the extent the value of such use (which we calculate based on the aggregate incremental cost to us) exceeded $250,000. In addition, prior to his separation we provided Mr. Murren with certain security services, which included a personal security detail. The Company’s provision of these services was based on an independent threat assessment study provided to us by an outside firm, which concluded that it was appropriate to provide Mr. Murren with these personal security services. Based on this study, we viewed these services as a necessary and appropriate business expenses; however, because certain aspects of this benefit may be viewed as conveying a personal benefit to Mr. Murren, we disclose this benefit in our Proxy Statement. The costs reported in the Summary Compensation Table below consist solely of the cost to the Company of providing Mr. Murren with security personnel during those times when he was not conducting Company business. Mr. Hornbuckle does not receive these same security benefits.
The Company also provided commuting benefits to Mr. Rafiq in connection with his hire in 2019, not to exceed $275,000. These benefits primarily consisted of providing Mr. Rafiq with reimbursement for travel and housing expenses (e.g., airfare, use of MGM properties as temporary housing, and meals and other incidentals) related to his commuting to Nevada from his primary residence.

OTHER COMPENSATION MATTERS
Internal Revenue Code Section 162(m)
Subject to certain transition rules for binding contracts in effect on November 2, 2017, section 162(m) generally disallows a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” as defined under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer and its three other highest paid executive officers). The Compensation Committee takes into account the tax and accounting implications (including the deduction limits of revised Section 162(m)) when making compensation decisions, but necessarily reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in its best interests to do so.
Prohibition on Short Sales, Derivatives Trading and Pledging and Hedging of Company Securities.
Our insider trading policy provides that certain employees (including our NEOs and other executive officers) and our directors may not enter into short sales of our securities or buy or sell exchange traded options on our securities. Our insider trading policy prohibits pledging or hedging of our securities by NEOs, executive officers and directors.
Compensation Risk Assessment
As part of its oversight, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. We believe that our pay philosophy provides an effective balance in cash and equity mix, short- and longer-term performance periods, financial and non-financial performance, and allows for the Compensation Committee’s exercise of discretion. Further, policies to mitigate compensation-related risk include vesting periods on long-term incentives, stock ownership guidelines, insider-trading prohibitions, and independent Compensation Committee oversight. Based upon this review, both for our executive officers and all other employees, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed the “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
ROLAND HERNANDEZ, Chair
MARY CHRIS JAMMET
ROSE MCKINNEY-JAMES
JAN SWARTZ
DANIEL J. TAYLOR
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of the NEOs for the years ended December 31, 2020, 2019 and 2018.
NAME AND TITLE	YEAR	SALARY(A)	BONUS(B)	STOCK AWARDS(C)	NON-EQUITY INCENTIVE PLAN COMPENSATION(D)	ALL OTHER COMPENSATION(F)	TOTAL
William J. Hornbuckle Chief Executive Officer and President	2020	$1,174,590	$—	$11,942,950	$ 825,000	$ 45,595	$13,988,135
	2019	1,400,000	—	2,750,000	2,101,095	38,461	6,289,556
	2018	1,400,000	—	2,750,000	1,928,649	57,079	6,135,728
Corey Sanders Chief Financial Officer and Treasurer	2020	$1,062,158	$—	$4,666,650	$750,000	$8,553	$6,487,361
	2019	1,250,000	—	2,750,000	1,875,978	11,259	5,887,237
	2018	1,250,000	—	2,750,000	1,722,008	24,201	5,746,209
John McManus Executive Vice President, General Counsel and Secretary	2020	$737,295	$—	$2,057,200	$420,000	$20,982	$3,235,477
	2019	850,000	—	1,250,000	911,189	23,312	3,034,501
	2018	806,438	—	1,250,000	796,358	39,289	2,892,085
James J. Murren Former Chairman of the Board and Chief Executive Officer	2020	$450,549	$4,000,000	$10,870,634	$—	$20,859,152	$36,180,335
	2019	2,000,000	—	7,000,000	3,430,359	715,993	13,146,352
	2018	2,000,000	—	7,000,000	3,148,814	700,207	12,849,021
Atif Rafiq(E) Former President of Commercial & Growth	2020	$1,202,186	$—	$1,875,000	$—	$3,522,547	$6,599,733
	2019	804,795	1,000,000	1,875,000	1,207,821	83,617	4,971,233
(A)
See “Compensation Discussion and Analysis—Annual Base Salary and Employment Agreements.” Mr. Hornbuckle, Mr. Sanders, and Mr. McManus agreed to receive $699,629, $365,386, and $255,770, respectively, of their 2020 annual base salary in the form of RSUs, resulting in them receiving 60,679, 31,690, and 22,183 respectively, in RSUs on March 30, 2020. Mr. Rafiq agreed to receive $456,728 of his 2020 annual base salary in the form of RSUs, resulting in him receiving 43,169 RSUs on April 3, 2020.

(B)
As a result of their separation from the Company during 2020, Messrs. Murren and Rafiq did not earn an annual bonus payment in respect of 2020 performance. Rather, Mr. Murren’s Transition Agreement provided for a guaranteed annual bonus of $4,000,000 in respect of 2020. Mr. Rafiq was paid his 2020 target bonus as part of his separation package as set forth in his employment agreement. For Mr. Rafiq in 2019, represents a sign-on bonus paid to him in connection with his commencement of employment with the Company.

(C)
For 2020, consists of RSUs, Absolute TSR PSUs and Relative TSR PSUs. The RSU awards vest ratably over the four year period following the grant date. There are no thresholds or maximums (or equivalent items).

Each Absolute TSR PSU represents the right to receive between 0 and 1.6 shares of common stock based on the Company’s TSR from the grant date to the date that is three years after the grant date (the “Vesting Date”), relative to a target price (the “Target Price”). The Target Price is equal to 125% of the average closing price of our common stock over the 60-calendar-day period ending on the grant date. If the ending average stock price is less than 60% of the Target Price (the “Minimum Price”), then no shares will be issued on the Vesting Date. If the ending average stock price is equal to or greater than 160% of the Target Price (the “Maximum Price”), then 1.6 shares will be issued on the Vesting Date per Absolute TSR PSU. If the ending average stock price as adjusted for the payment of dividends during the performance period is between the Minimum Price and the Maximum Price, then a number of shares will be earned on the Vesting Date per Absolute TSR PSU equal to the ending average stock price divided by the Target Price. For this purpose, the ending average stock price is the average closing price of our common stock over the 60-calendar-day period ending on the Vesting Date as adjusted for the payment of any dividends during the performance period.
For Relative TSR PSUs, the number of shares of common stock ultimately received by the named executive officer at the end of applicable three-year measurement period is based on the relative ranking of the Company’s TSR to the S&P 500 group. Payout of the target amount of shares occurs if the Company is ranked at the 50th percentile, i.e., the midpoint of the companies in the S&P 500. Payout increases to 150% of the target number of shares on a linear basis as the Company’s ranking rises to the 75th percentile. Payout decreases to 50% of the target shares on a linear basis as the Company’s TSR declines from the 50th to the 25th percentile and, if the Company ranks below the 25th percentile, there is no pay out. If the Company’s TSR is negative, no more than the target amount of shares can be awarded unless the relative TSR is at or above the 75th percentile.
The grant date fair value for Absolute TSR PSU and the Relative TSR PSUs were computed in accordance with FASB ASC 718 using a Monte Carlo simulation. Assuming the highest performance condition would be achieved, the grant date fair values of the Absolute TSR PSUs are $3.8 million, $2.0 million, $0.8 million, and $0.9 million for Mr. Hornbuckle, Mr. Sanders, Mr. McManus, and Mr. Rafiq, respectively. See “Compensation Discussion and Analysis—Long-Term Equity Incentives.” Assuming the highest performance condition would be achieved, the grant date fair values of the Relative TSR PSUs are $3.6 million, $1.9 million, $0.8 million, and $0.8 million for Mr. Hornbuckle, Mr. Sanders, Mr. McManus, and Mr. Rafiq, respectively. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” for more information.

For Mr. Murren, the amount shown for 2020 reflects the grant date fair value for the RSUs granted to him on March 22, 2020 of $7,000,000, with a portion of the award representing $1,510,000 of that amount settled in cash, as well as the incremental fair value associated with the modification of certain of his previously-granted equity awards to provide for continued vesting of such awards, as provided for under the terms of the Transition Agreement.
(D)
Consists of compensation earned under the previous annual incentive plan in respect of the 2018 fiscal year and, for fiscal year 2019 and 2020, earned under the 2019 and 2020 annual incentive program, including the value of Bonus dRSUs, as described in “Compensation Discussion and Analysis.”

(E)
The amount reported under “All Other Compensation” for Mr. Rafiq for 2019 in last year’s proxy statement unintentionally omitted approximately $79,562 relating to amounts that the Company reimbursed or otherwise provided to Mr. Rafiq in connection with his commuting to Las Vegas from his primary residence. The Company views this as immaterial. These costs were incurred by Mr. Rafiq in 2019. The value of such expenses were calculated based on a reasonable estimate of the incremental costs to the Company of providing such benefits. This amount has been included under “All Other Compensation” for 2019 in the table above.

(F)	All other compensation for 2020 consists of the following:
NAME	PERSONAL USE OF COMPANY AIRCRAFT(A)	401(k) MATCH	INSURANCE PREMIUMS AND BENEFITS(B)	TERMINATION RELATED BENEFITS(C)	OTHER PERQUISITES(D)	TOTAL OTHER COMPENSATION
Mr. Hornbuckle	$37,648	$1,500	$ 6,447	$—	$ —	$ 45,595
Mr. Sanders	—	1,500	7,053	—	—	8,553
Mr. McManus	—	1,500	19,482	—	—	20,982
Mr. Murren	51,090	—	26,799	20,568,554	212,709	20,859,152
Mr. Rafiq	—	—	23,461	3,303,647	195,439	3,522,547
(A)
The amounts in this column represent the value of personal use of our aircraft, which was determined based on the aggregate incremental cost to us. Aggregate incremental cost was calculated based on average variable operating cost per flight hour multiplied by personal flight hours attributable to each NEO, less any amounts the NEO reimburses. The average variable operating cost per hour was calculated based on aggregate variable costs for each year, including fuel, engine reserves, trip-related repair and maintenance costs, travel expenses for flight crew, landing costs, related catering and miscellaneous handling charges, divided by the aggregate hours flown. Fixed costs, such as flight crew salaries, wages and other employment costs, training, certain maintenance and inspections, depreciation, hangar rent, utilities, insurance and taxes are not included in aggregate incremental cost since these expenses are incurred by us irrespective of personal use of aircraft.

(B)
The amounts in this column represent premiums and other expenses for group life insurance, short term disability insurance, long term disability insurance, business travel insurance, and health plan coverage, including gross-ups of associated taxes on health plan coverage (the gross-up amounts were $248, $280, $2,154, $5,374, and $ 5,942 for Mr. Hornbuckle, Mr. Sanders, Mr. McManus, Mr. Murren, and Mr. Rafiq, respectively). See “Compensation Discussion and Analysis” for our Compensation Committee’s policy on gross-ups.

(C)
Mr. Murren received severance payments of $20,568,554, which consisted of (i) a severance payment of $12,000,000, (ii) payment of remaining 2020 annual base salary in an amount equal to $1,549,451, (iii) payments equal to $6,900,000, representing the 12 monthly payments of $575,000 that Mr. Murren would have received for consulting services during 2021 absent his termination without good cause on March 22, 2020, which payments were accelerated in connection with such termination without good cause pursuant to the terms of the Transition Agreement, and (iv) a lump sum payment of $119,103 for health and insurance benefits upon termination. Mr. Rafiq received a severance payment of $1,250,000, an amount equal to $2,015,000 in respect of his annual bonus for 2020, and a lump sum payment of $38,647 for health and insurance benefits upon termination. Does not include the value attributable to any continued vesting of equity awards, which is shown in the table “Estimated Benefits Upon Termination.”

(D)
We provided Mr. Murren with certain security services, which included a personal security detail. The Company’s provision of these services was based on an independent threat assessment study provided to us by an outside firm, which concluded that it was appropriate to provide Mr. Murren with these personal security services. The amount reported above consists solely of the cost to the Company of providing Mr. Murren with security personnel during those times when he was not conducting Company business which, for 2020, was $212,709. Mr. Hornbuckle does not receive this benefit.

For Mr. Rafiq, this includes approximately $195,439 relating to amounts that the Company reimbursed or otherwise provided to Mr. Rafiq in connection with his commuting to Las Vegas from his primary residence, which costs were incurred by Mr. Rafiq during 2020 or otherwise were payable to him during 2020. The value of the non-cash benefits provided to Mr. Rafiq were calculated based on a reasonable estimate of the incremental costs to the Company of providing such benefits.

GRANTS OF PLAN-BASED AWARDS
The table below shows plan-based awards granted during 2020 to the NEOs. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonus” and “—Long-Term Equity Incentives” for a narrative description of these awards.
	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(A)			ESTIMATED NUMBER OF SHARES FOR FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(B)			OTHER STOCK AWARDS: NUMBER OF TARGET UNITS	GRANT DATE FAIR VALUE OF STOCK AWARDS(B)
NAME		THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mr. Hornbuckle	N/A	$ —	$825,000	$ —	—	—	—	—	$ —
	4/1/2020(C)	—	—	—	—	290,000	—	—	3,413,300
	4/1/2020(C)	—	—	—	—	45,000	—	—	529,650
	8/18/2020(C)	—	—	—	—	152,745	—	—	3,200,000
	8/18/2020(D)	—	—	—	57,707	96,179	153,886	—	2,400,000
	8/18/2020(E)	—	—	—	47,889	95,777	143,666	—	2,400,000
Mr. Sanders	N/A	$—	$750,000	$—	—	—	—	—	$—
	4/1/2020(C)	—	—	—	—	35,400	—	—	416,650
	8/18/2020(C)	—	—	—	—	81,146	—	—	1,700,000
	8/18/2020(D)	—	—	—	30,657	51,095	81,752	—	1,275,000
	8/18/2020(E)	—	—	—	25,441	50,881	76,322	—	1,275,000
Mr. McManus	N/A	$—	$420,000	$—	—	—	—	—	$—
	4/1/2020(C)	—	—	—	—	26,100	—	—	307,200
	8/18/2020(C)	—	—	—	—	33,413	—	—	700,000
	8/18/2020(D)	—	—	—	12,623	21,039	33,662	—	525,000
	8/18/2020(E)	—	—	—	10,476	20,951	31,427	—	525,000
Mr. Murren	3/22/2020(C)	$—	$—	$—	—	600,000	—	—	$7,000,000
	10/3/2016(F)	—	—	—	—	—	—	76,365	497,900
	11/14/2017(F)	—	—	—	—	—	—	18,265	(2,557)
	10/19/2018(F)	—	—	—	—	—	—	26,266	159,172
	10/19/2018(F)	—	—	—	—	—	—	26,267	159,178
	10/19/2018(G)	—	—	—	—	—	—	85,142	785,469
	10/19/2018(H)	—	—	—	—	—	—	72,194	554,558
	10/7/2019(G)	—	—	—	—	—	—	93,309	1,077,178
	10/7/2019(H)	—	—	—	—	—	—	76,422	639,736
Mr. Rafiq	N/A	$—	$1,093,750	$—	—	—	—	—	$—
	8/18/2020(C)	—	—	—	—	35,800	—	—	750,000
	8/18/2020(D)	—	—	—	13,525	22,542	36,067	—	562,500
	8/18/2020(E)	—	—	—	11,224	22,448	33,672	—	562,500
(A)
Any portion of the annual cash bonus earned by our NEOs in 2020 in excess of 100% of the NEO’s target bonus would have been paid in Bonus dRSUs. Bonuses earned by our NEOs in 2020 did not exceed 100% of their respective target bonuses.

(B)	See note (C) to the Summary Compensation Table above for more information.
(C)
RSU award. For Mr. Murren, the amount shown for 2020 reflects the grant date value for the reduced RSU granted to him on March 22, 2020 of $7,000,000. These awards were fully vested as of the grant date and were settled in March 2020. A portion of this award representing $1,510,000 of the grant date fair value was settled in cash.

(D)	Absolute TSR PSU award.
(E)	Relative TSR PSU award.
(F)
Represents incremental fair value associated with modification of previously issued RSU awards as a result of the continued vesting of such awards in connection with Mr. Murren’s termination of employment, as provided for under the Transition Agreement.

(G)
Represents incremental fair value associated with modification of previously issued Absolute TSR PSU awards as a result of the continued vesting of such awards in connection with Mr. Murren’s termination of employment, as provided for under the Transition Agreement.

(H)
Represents incremental fair value associated with modification of previously issued Relative TSR PSU awards as a result of the continued vesting of such awards in connection with Mr. Murren’s termination of employment, as provided for under the Transition Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below shows outstanding equity awards of the NEOs as of December 31, 2020. For RSUs, Absolute TSR PSUs and Relative TSR PSUs, the number of units reflects dividend equivalent rights credited during 2020.
	OPTION/SAR AWARDS				STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARS		OPTION/ SAR EXERCISE PRICE	OPTION/ SAR EXPIRATION DATE	SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED		EQUITY INCENTIVE PLAN AWARDS: UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED
NAME	EXERCISABLE	UN- EXERCISABLE			NUMBER	VALUE	NUMBER	VALUE
Mr. Hornbuckle	—	—	—	—	8,017(A)	$252,616	—	—
	—	—	—	—	21,421(B)	674,976	—	—
	—	—	—	—	45,014(C)	1,418,391	—	—
	—	—	—	—	290,091(D)	9,140,767	—	—
	—	—	—	—	152,773(E)	4,813,877
	—	—	—	—	—	—	34,721(F)	$908,055
	—	—	—	—	—	—	29,441(G)	700,593
	—	—	—	—	—	—	37,351(H)	941,550
	—	—	—	—	—	—	30,592(I)	646,522
	—	—	—	—	—	—	96,196(J)	3,910,170
	—	—	—	—	—	—	95,794(K)	4,527,703
Mr. Sanders	—	—	—	—	8,017(A)	$252,616	—	—
	—	—	—	—	21,421(B)	674,976	—	—
	—	—	—	—	35,411(C)	1,115,801	—	—
	—	—	—	—	81,161(E)	2,557,383	—	—
	—	—	—	—	—	—	34,721(F)	$908,055
	—	—	—	—	—	—	29,441(G)	700,593
	—	—	—	—	—	—	37,351(H)	941,550
	—	—	—	—	—	—	30,592(I)	646,522
	—	—	—	—	—	—	51,104(J)	2,077,265
	—	—	—	—	—	—	50,890(K)	2,405,316
Mr. McManus	—	—	—	—	3,207(A)	$101,053	—	—
	—	—	—	—	9,736(B)	306,781	—	—
	—	—	—	—	26,108(C)	822,663	—	—
	—	—	—	—	33,419(E)	1,053,033	—	—
	—	—	—	—	—	—	15,782(F))	$412,749
	—	—	—	—	—	—	13,382(G)	318,440
	—	—	—	—	—	—	16,977(H)	427,969
	—	—	—	—	—	—	13,905(I)	293,862
	—	—	—	—	—	—	21,042(J)	855,307
	—	—	—	—	—	—	20,954(K)	990,391
Mr. Murren	—	—	—	—	—	—	88,381(F)	$2,311,448
	—	—	—	—	—	—	74,941(G)	1,783,308
	—	—	—	—	—	—	95,077(H)	2,396,714
	—	—	—	—	—	—	77,870(I))	1,645,673
Mr. Rafiq	—	—	—	—	—	—	18,659(H)	$470,350
	—	—	—	—	—	—	15,282(I)	322,978
	—	—	—	—	—	—	10,027(J)	407,582
	—	—	—	—	—	—	9,986(k)	471,988
(A)	RSU award scheduled to vest on 11/14/21.
(B)	RSU award scheduled to vest in equal installments on each of 10/19/21 and 10/19/22.
(C)	RSU award scheduled to vest in equal installments on each of 4/1/21, 4/1/22, 4/1/23 and 4/1/24.
(D)	RSU award scheduled to vest on 4/1/22.

(E)	RSU award scheduled to vest in equal installments on each of 8/18/21, 8/18/22, 8/18/23 and 8/18/24.
(F)	Absolute TSR PSU award scheduled to vest on 10/19/21 subject to the level of achievement of the applicable performance criteria.
(G)	Relative TSR PSU award scheduled to vest on 10/19/21 subject to the level of achievement of the applicable performance criteria.
(H)	Absolute TSR PSU award scheduled to vest on 10/7/22 subject to the level of achievement of the applicable performance criteria.
(I)	Relative TSR PSU award scheduled to vest on 10/7/22 subject to the level of achievement of the applicable performance criteria.
(J)	Absolute TSR PSU award scheduled to vest on 8/18/23 subject to the level of achievement of the applicable performance criteria.
(K)	Relative TSR PSU award scheduled to vest on 8/18/23 subject to the level of achievement of the applicable performance criteria.
OPTION/SAR EXERCISES AND STOCK VESTED
The following table shows RSU and PSU vesting for the NEOs during 2020. For RSUs and PSUs, the value realized is calculated as the number of shares vested times the closing share price on the applicable vesting date.
	STOCK AWARDS (RSUs)		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
Mr. Hornbuckle	$106,372	$2,552,985	$58,735	$1,197,597
Mr. Sanders	75,029	1,628,510	51,686	1,053,880
Mr. McManus	33,632	935,567	9,727	198,332
Mr. Murren	881,485	8,792,307	153,277	3,125,308
Mr. Rafiq	61,413	1,321,323	—	—
For Messrs. Hornbuckle, Sanders, McManus, Murren, and Rafiq, the number of shares acquired on vesting related to Stock Awards (RSUs) includes 18,682, 16,679, 964, 38,102, and 10,739 Bonus dRSUs (including DEUs accrued thereon), respectively. These Bonus dRSUs were granted during 2020 and were fully vested on the grant date, but the settlement and receipt of shares has been deferred and will be paid in four equal installments over a four-year period following the grant date. Because no value was realized, and no shares were acquired, upon vesting of these Bonus dRSUs, no value is reflected for these awards in the table above. As of the grant date, the value of each executive’s Bonus dRSU award (not including the value of any DEUs credited following the grant date) was equal to (i) the number of Bonus dRSUs granted multiplied by (ii) $25.52, the price of our common stock on the grant date.
For Mr. Murren, the number of shares acquired on vesting related to Stock Awards (RSUs) includes 155,112 RSUs (including DEUs accrued thereon), which became fully vested as of his termination date pursuant to the terms of the Transition Agreement. The settlement and receipt of shares related to such RSUs will occur in installments in accordance with the original terms of each grant. Because no value was realized and no shares were acquired upon vesting of these RSUs, no value is reflected for these awards in the table above.
Mr. Rafiq received twelve months continued vesting on his RSU award pursuant to the terms of his employment agreement for a termination without good cause, and as such, 8,952 RSUs (including DEUs accrued thereon) are reflected as vested in the table above. The settlement and receipt of shares related to such RSUs will occur in accordance with the original terms of each grant. Because no value was realized and no shares were acquired upon vesting of these RSUs, no value is reflected for these awards in the table above.
For Messrs. Hornbuckle, Sanders, McManus, and Rafiq, the number of shares acquired on vesting related to Stock Awards (RSUs) includes 60,698, 31,700, 22,190, and 41,722 RSUs in lieu of salary (including DEUs accrued thereon), respectively.

NONQUALIFIED DEFERRED COMPENSATION
The following table shows nonqualified deferred compensation to the NEOs in 2020 under the DCP. See “Compensation Discussion and Analysis—Elements of Compensation—Deferred Compensation Opportunities” for a narrative description of the DCP.
NAME	EXECUTIVE CONTRIBUTIONS IN THE LAST FISCAL YEAR	COMPANY CONTRIBUTIONS IN THE LAST FISCAL YEAR	AGGREGATE EARNINGS IN THE LAST FISCAL YEAR(A)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS	AGGREGATE BALANCE AT YEAR END
Mr. Hornbuckle	$—	$ —	$10,857	$—	$78,177
Mr. Sanders	—	—	—	—	—
Mr. McManus	—	—	—	—	—
Mr. Murren	—	—	9,256	122,976	—
Mr. Rafiq	127,404	—	18,798	—	146,202
Total	$127,404	$—	$38,911	$122,976	$224,379
(A)	None of these amounts were included as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.
ESTIMATED BENEFITS UPON TERMINATION
The following table indicates the estimated amounts that would be payable to each NEO upon a hypothetical termination as of December 31, 2020 under various termination scenarios, pursuant to the applicable employment agreements, policies and terms of equity awards in effect as of such date.
The amounts shown below for Mr. Murren reflect the amounts paid to him pursuant to the Transition Agreement in connection with his departure from the Company on March 22, 2020, and the amounts shown below for Mr. Rafiq reflect the amounts paid to him pursuant to his separation agreement.
	SEVERANCE(A)	VESTING OF RSUs(B)(C)(D)	VESTING OF PERFORMANCE BASED STOCK UNITS(B)(C)(E)	OTHER(F)	TOTAL
Death or Disability
Mr. Hornbuckle	$1,500,000	$16,300,627	$11,634,593	$—	$29,435,220
Mr. Sanders	1,000,000	4,600,775	7,679,301	—	13,280,076
Mr. McManus	700,000	2,283,530	3,298,718	—	6,282,248
Company Terminates Without Good Cause
Mr. Hornbuckle	$8,250,000	$12,352,739	$7,049,630	$103,056	$27,755,425
Mr. Sanders	2,500,000	2,345,258	5,243,561	13,518	10,102,337
Mr. McManus	1,540,000	1,340,372	2,295,804	38,646	5,214,822
Mr. Murren	24,449,451	4,887,579	8,137,143	119,103	37,593,276
Mr. Rafiq	3,265,000	282,078	1,672,897	38,647	5,258,622
NEO Terminates Without Good Cause/Company Terminates With Good Cause
Mr. Hornbuckle	$—	$—	$—	$—	$—
Mr. Sanders	—	—	—	—	—
Mr. McManus	—	—	—	—	—
NEO Terminates With Good Cause
Mr. Hornbuckle	$8,250,000	$12,352,739	$7,049,630	$103,056	$27,755,425
Mr. Sanders	2,500,000	2,345,258	5,243,561	13,518	10,102,337
Mr. McManus	1,540,000	1,340,372	2,295,804	38,646	5,214,822
Change of Control(F)
Mr. Hornbuckle	$8,250,000	$16,300,627	$11,634,593	$77,292	$36,262,512
Mr. Sanders	4,000,000	4,600,775	7,679,301	27,036	16,307,112
Mr. McManus	3,080,000	2,283,530	3,298,718	77,292	8,739,540

	SEVERANCE(A)	VESTING OF RSUs(B)(C)(D)	VESTING OF PERFORMANCE BASED STOCK UNITS(B)(C)(E)	OTHER(F)	TOTAL
Retirement pursuant to Retirement Policy(G)
Mr. Hornbuckle	$ —	$11,128,625	$2,768,139	$ —	$13,896,764
Mr. Sanders	—	1,115,801	1,588,072	—	2,703,873
Mr. McManus	—	822,663	721,831	—	1,544,494
(A)	This column does not include any unpaid prior-year bonuses that were earned prior to the date of termination.
(B)
The value of outstanding RSUs, Absolute TSR PSUs and Relative TSR PSUs (including any accelerated or continued vesting that would occur under each of these termination scenarios) is based on the closing price of our Common Stock at December 31, 2020, which was $31.51. For Mr. Rafiq, this reflects the pro-ration of his equity awards eligible for 12 months continued vesting in connection with his termination without good cause.

(C)
For purposes of the calculation of any continued or accelerated vesting in respect of outstanding equity awards, we have assumed that, in connection with each NEO’s termination, such NEO was eligible for the maximum post-termination continued and accelerated vesting period applicable to each award.

(D)	Assumes that December 31, 2020 was the end of the performance period for Absolute TSR PSUs and Relative TSR PSUs.
(E)	Includes the applicable lump sum payment for health and insurance benefits, as described below under “Uniform Severance and Change of Control Policies.”
(F)
Assumes each NEO’s employment terminates (other than as a result of a termination by the Company for good cause or by the NEO without good cause) in connection with a change of control. In general, no benefits are payable solely as a result of a change of control (i.e., in general, there are no single trigger benefits). The only situation in which change of control benefits are potentially payable absent an executive’s termination is the case of equity awards in the event they are not assumed as part of the change of control. In the event of such a triggering event occurring, the NEO would receive estimated benefits set forth in the columns entitled “Vesting of RSUs” and “Vesting of Performance Based Stock Units.”

(G)
As of December 31, 2020, only Mr. Hornbuckle would have been eligible for retirement benefits under the prior Retirement Policy. Mr. Hornbuckle and Mr. Sanders both would have been eligible for retirement benefits under the new Retirement Policy. Although Mr. McManus wouldn’t be eligible under either retirement policy, his awards would be treated similar to Mr. Hornbuckle and Mr. Sanders under the new retirement policy if Mr. McManus is terminated without good cause by the Company or if Mr. McManus terminates with good cause prior to Mr. McManus attaining retirement age.

Employment Agreements
We believe that maintaining employment agreements with our NEOs serves the dual purpose of acting as a retention tool and incentivizing long-term performance. In 2020, we successfully negotiated new employment agreements with all of our continuing NEOs. Specifically, on March 30, 2020 we entered into employment agreements with Messrs. Hornbuckle and McManus and on March 31, 2020 we entered into an employment agreement with Mr. Sanders, each effective April 1, 2020. Mr. Hornbuckle’s employment agreement (the “March Agreement”) provided for a term through March 31, 2024 and a minimum base salary of $1,100,000, which was reduced from his prior salary of $1,400,000, to serve as President and Acting Chief Executive Officer. His agreement also provided for an annual target bonus equal to 150% of this base salary, which was reduced from his prior annual target bonus of 175%, with a maximum bonus of up to 175% of the target bonus. In connection with the new employment agreement, Mr. Hornbuckle was granted 45,000 RSUs in connection with entering into the new employment agreement and a one-time sign on grant of 290,000 RSUs that cliff vest on the second anniversary of the grant date. On July 29, 2020, in connection with Mr. Hornbuckle’s appointment as Chief Executive Officer and President, we entered into a new employment agreement with Mr. Hornbuckle (the “July Agreement”) with the same term as the March Agreement but providing for a salary of $1,500,000, commencing on January 1, 2021, and a target annual bonus of 175% starting with his bonus for the 2021 year, with a maximum bonus of up to 175% of the target bonus. The July Agreement provides that Mr. Hornbuckle is eligible, at the discretion of the Compensation Committee, to receive annual equity grants of $8,000,000, starting in 2020, which are expected to be provided 40% in RSUs and 60% in performance-based stock units. In the event of a termination of Mr. Hornbuckle’s employment as the result of his death or a termination by the Company due to disability, we will pay Mr. Hornbuckle one year of salary payable at regular payroll intervals (less any payments received from an employer-paid short term disability policy). In the event of a termination by us for no cause or by Mr. Hornbuckle for good cause prior to the end of the term of the Agreement, Mr. Hornbuckle will receive the lesser of (A) two times (i) his annual base salary as in effect on January 1, 2021 (regardless of when such termination occurs) and (ii) his target bonus and (B) the number that results from dividing the number of days remaining through the end of his term (following the date of termination) by 365, times (i) his annual base salary as in effect on January 1, 2021 (regardless of when such termination occurs) and (ii) his target bonus, in each case, payable in 12 monthly installments.
On March 31, 2020, we also entered into a new employment agreement with Mr. Sanders that provides for a term until March 31, 2023 and a minimum base salary of $1,000,000, which was reduced from his prior salary of $1,250,000. Mr. Sanders’ agreement also provides for an annual target bonus equal to 150% of his base salary, which was reduced from his prior annual target bonus of 175%. In connection with entering into the new employment agreement, Mr. Sanders was granted 35,400 RSUs as part of his 2020 annual equity grant.
On March 30, 2020, we also entered into a new employment with Mr. McManus that provides for a term until March 31, 2023 and a minimum base salary of $700,000, which was reduced from his prior salary of $850,000. Mr. McManus’ agreement also provides for an annual target bonus equal to 120% of his base salary, which was reduced from his prior annual target bonus of 125%. In connection with entering into the new employment agreement, Mr. McManus was granted 26,100 RSUs as part of his 2020 annual equity grant.
On January 11, 2021, we entered into an employment agreement with Jonathan Halkyard, our new Chief Financial Officer and Treasurer. Mr. Halkyard’s employment agreement provides for a term until January 10, 2024 and minimum base salary of $900,000 and an annual target bonus equal to 150% of his base salary. In connection with entering into this employment agreement and as partial consideration for his annual equity award for the 2021 calendar year, in February 2021 Mr. Halkyard was granted a number of RSUs having a grant date fair value of $900,000. With respect to severance, Mr. Halkyard’s employment agreement incorporates the Severance Policy described below.
Employment Agreement with Mr. Murren, our Former Chief Executive Officer and Subsequent Transition Agreement
On October 3, 2016, we negotiated a new employment agreement with Mr. Murren (the “Murren Employment Agreement”), our former Chairman and Chief Executive Officer, which provided for a term until December 31, 2021 and a minimum base salary of $2,000,000 per year. The Murren Employment Agreement also provided for a target bonus for each of fiscal years 2017-2021 equal to 200% of Mr. Murren’s base salary, up to a maximum bonus of 175% of the target bonus.
On February 11, 2020, Mr. Murren and the Company entered into the Transition Agreement in connection with the transition of Mr. Murren’s role with the Company. The Transition Agreement provided that Mr. Murren would continue to serve as Chief Executive Officer and Chairman until a successor was appointed. Pursuant to the terms of the Transition Agreement, during the period between Mr. Murren’s resignation as CEO and through December 31, 2020 (the “Transition Period”), Mr. Murren would continue to be employed by the Company as a Senior Advisor, subject to earlier termination of employment by the Company or Mr. Murren, and be entitled to the following compensation and benefits: (a) continuation of his current annual base salary of $2,000,000; (b) payment of a fixed bonus of $4,000,000 in cash at the end of 2020, consistent with the target bonus amount under his Employment Agreement; and (c) an equity award of time-based restricted stock units that vest ratably on a monthly basis from the date of grant until December 31, 2021 having an aggregate grant date fair market value of $7,000,000 (the “2020 Equity Award”), consistent with the value of the annual equity award granted to Mr. Murren in prior fiscal years, with the 2020 Equity Award to be granted at the same time as equity awards are granted to senior executives of the Company generally during fiscal year 2020.
On March 22, 2020, Mr. Murren’s employment ended and he received the compensation and benefits provided for pursuant to a termination by the Company without “good cause” during the Transition Period under the Transition Agreement, which was subject to his execution of an effective release of claims against the Company.
The Transition Agreement superseded the terms of Mr. Murren’s Employment Agreement in certain respects, particularly with respect to severance entitlements. The Transition Agreement provided that if Mr. Murren’s employment were terminated prior to the end of the Transition Period by the Company for any reason other than for the Company’s “good cause,” Mr. Murren would be entitled to receive, subject to his execution of a release of claims against the Company and honoring the terms of his restrictive covenants, a lump sum cash severance payment of $12,000,000, which represents two times the sum of Mr. Murren’s annual base salary and target annual bonus under the Employment Agreement (which reflected an increase above the $8,000,000 severance payment provided for under his employment agreement), plus a lump sum cash payment for the cost of two years of certain insurance coverages. Additionally, all outstanding equity awards vested as to the applicable service-based requirements and would be settled in accordance with their terms, and the 2020 Equity Award, to the extent not granted, would be granted and fully vested as of the date of termination. However, awards subject to performance criteria will continue to be subject to performance criteria and vest at the end of the applicable performance period based on the actual achievement of performance criteria. In addition, Mr. Murren also received a lump-sum payment equal to the value of his unpaid base salary through December 31, 2020 and payment of the 2020 cash bonus described in the paragraph above. Mr. Murren received the foregoing benefits in connection with his departure from the Company. The 2020 Equity Award was settled partially in cash.
As contemplated by the Transition Agreement, Mr. Murren also received payments equal to $6,900,000, representing the 12 monthly payments of $575,000 that Mr. Murren would have received for consulting services during 2021 absent his termination without good cause on March 22, 2020, which payments were accelerated in connection with such termination without good cause pursuant to the terms of the Transition Agreement.
At the time the Transition Agreement was negotiated in February of 2020, it was expected that Mr. Murren would remain employed with the Company through a greater portion of 2020. The Board believed it was critical to retain the ongoing focus of Mr. Murren as the Company proceeded with the MGM 2020 Plan and its succession planning. In light of the pandemic, the Board determined that it needed to stabilize the Company’s leadership and not continue to advance a transitionary structure through such a challenging time, resulting in his departure in March of 2020 and the payment of severance benefits under the agreement. Mr. Murren had been with MGM Resorts for 22 years, leading the Company through the 2008 financial crisis, significant M&A transactions and the successful execution of various strategic initiatives.
Uniform Severance and Change of Control Policies (NEOs and other executive officers, other than the Chief Executive Officer and former Chief Executive Officer)
In 2012, the Compensation Committee adopted a uniform severance policy for terminations by us without cause or by the applicable executive officer with good cause, in either case, unrelated to a change of control (the “Severance Policy”), the provisions of which are now memorialized in each employment agreement for Messrs. Sanders, McManus and Mr. Halkyard, our new Chief Financial Officer and Treasurer, and in the terms of equity award agreements entered into with such NEOs. An overview of the severance benefits payable to Messrs. Sanders, McManus and Halkyard under the Severance Policy are as follows:
•	1.0x the sum of base salary and target bonus, payable over a 12-month period.
•	One year of continued vesting of unvested equity awards (including unvested stock appreciation rights).
•	Lump sum payment equal in value to 12 months of continued health and insurance benefits (1.5x cost of COBRA).
•
“Good Cause” by the NEO is generally defined as follows: (i) any assignment of duties that are materially and significantly different than those contemplated by the terms of the employment agreement or are clearly inappropriate or demeaning and not customary for someone serving in the executive’s position; (ii) any material and significant limitation on the executive’s powers not contemplated by the terms of the employment agreement; or (iii) the failure of the Company to pay the executive any compensation when due.

•
“Good Cause” by the Company is generally defined as: (i) the executive’s death or disability; (ii) failure to abide by the Company’s policies and procedures; misconduct, insubordination, inattention to the Company’s business; or failure to perform the duties required of him; dishonesty; or other material breach of the employment agreement; or (iii) failure to comply with certain licensing requirements contained in the executive’s employment agreement.

Mr. Rafiq’s employment with the Company ended effective December 4, 2020, which termination constituted a termination by the company without good cause under his employment agreement, resulting in his receiving the benefits consistent with the Severance Policy described above, as provided for under his employment agreement.
Death or Disability
If the employment of a NEO is terminated under his employment agreement by us as a result of death or disability, he (or his beneficiaries) will generally be entitled to receive salary continuation for a twelve-month period following termination (net of any applicable payments received from any short-term disability policy), and any accrued but unpaid compensation and benefits. As discussed above, for awards granted prior to October 7, 2019, in the event of a NEO’s termination of employment due to his or her death or disability, the participant is entitled to full acceleration and payment of all time-based awards as of the date of termination for all outstanding equity awards; provided that awards with performance-based vesting criteria will continue to be subject to such criteria in accordance with their terms. Benefits are contingent upon compliance with certain confidentiality, non-solicitation and non-competition obligations set forth in the policy. For awards granted on or after October 7, 2019, the participant is entitled to full acceleration and payment of all time-based awards as of the date of termination and (i) rPSUs will accelerate and vest in full based on relative performance to the date of termination and (ii) absolute PSUs will accelerate and vest in full based on target, if such termination is within the first twelve months of the performance period, or after such twelve month period, based on actual performance projected through the end of the performance period.
Change of Control Policy
In 2012, in connection with the implementation of the Severance Policy, the Compensation Committee also adopted a uniform severance policy for terminations by us following a change of control (the “Change of Control Policy”) and implemented the Change of Control Policy for all NEOs. The Change of Control Policy is the only source of change of control severance benefits for our NEOs (other than with respect to the treatment of equity awards).
The benefits provided under the Change of Control Policy to our NEOs were as follows, as of December 31, 2020:
POSITION	CHANGE-OF-CONTROL SEVERANCE (TERMINATION BY US WITHOUT GOOD CAUSE, OR BY EXECUTIVE OFFICER WITH GOOD CAUSE, FOLLOWING CHANGE OF CONTROL)
CEO	2.0x the sum of base salary and target bonus (subject to $10 million cap).

Lump sum payment equal in value to 24 months of continued health and insurance benefits.

Full vesting of time-based unvested equity awards.

The CEO may instead elect to receive severance benefits pursuant to his employment agreement (as described above), to the extent aggregate cash benefits payable pursuant to the Change of Control Policy prove to be less than the severance benefits he would receive pursuant to his employment agreement.

Other Executive Officers (including NEOs other than CEO)	2.0x the sum of base salary and target bonus (subject to $4 million cap).

Lump sum payment equal in value to 24 months of continued health and insurance benefits.

Full vesting of time-based unvested equity awards; performance-based equity awards, to the extent unearned, will continue to be subject to the applicable performance conditions.
The above benefits are provided by the Change of Control Policy.

Termination by Company for Good Cause or by NEO Without Good Cause
If a NEO terminates his employment under his employment agreement without good cause, or we terminate such employment for good cause, then vested but unexercised stock options, SARs or other stock-based compensation awards continue to remain exercisable (to the extent applicable) generally during the 90-day period following termination.
Obligations of the NEOs
Obligations of the NEOs under the employment agreements relating to confidentiality, providing services to competitors and others, and soliciting customers and Company employees continue after termination of employment, regardless of the reason for such termination (with some exceptions for certain NEOs upon a change of control of the Company or if the NEO terminates for good cause). With the exception of obligations relating to confidentiality, which are not limited by time, these restrictions generally continue for the 12-month period following termination (or for such period that remains in the term of the agreement if less than 12 months).

CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Hornbuckle, our Chief Executive Officer as of the Determination Date (as defined below), and the annual total compensation of our employees.
Pursuant to the applicable SEC rules, in order to calculate the pay ratio for 2020, we re-identified the median employee for 2020. To identify the median of the annual total compensation of all our employees (other than the CEO) for 2020, we took the following steps:
We determined that, as of October 1, 2020 (the “Determination Date”), our employee population consisted of approximately 60,820 employees. This population consisted of our full-time, part-time, seasonal and temporary employees employed by us on that date, and included our employees as well as the employees of our consolidated subsidiaries, including 10,659 employees employed by MGM China. This population also included 11,203 employees who were on furlough as of the Determination Date.
To identify the “median employee” from our employee population, we compared cash compensation (which included salary, bonus, tips and other cash-based wages) of these employees for the 2019 calendar year, as reflected in our internal payroll records. This compensation measure was consistently applied to all employees included in our calculations. Given the significant impact that COVID-19 had on our business operations during 2020, the cash compensation levels of our employees during 2020 were not representative of our typical employee compensation profile; as a result, we determined that using 2019 cash compensation levels provided a more consistent and reliable approach for identifying the median employee.
We converted the compensation paid to non-U.S. employees in local currency to U.S. dollars using the average exchange rate for the 12 months ended December 31, 2019. We did not make any cost-of-living adjustments in identifying the “median employee” and we did not annualize the compensation of any employee group.
Because we had two non-concurrent CEOs serving during fiscal year 2020, to calculate the annual total compensation of the CEO for the purpose of calculating this pay ratio, we looked to the CEO serving in that position as of October 1 2020, Mr. Hornbuckle, and annualized his compensation. To annualize Mr. Hornbuckle’s compensation for 2020 assuming his role of CEO, we used his annual base salary for 2020, added his annual bonus amount earned for 2020 and grant date fair value of equity-based awards, in each case, as reported in the Summary Compensation Table for 2020 and amounts shown for 2020 under “All Other Compensation” (and annualized the benefit related to personal use of aircraft). The annual total compensation of both the median employee and Mr. Hornbuckle included a reasonable estimate of insurance premiums and coverage.
We determined that the median employee was a full-time, permanent employee who was on furlough for a portion of the year. To calculate the annual total compensation of the median employee, we annualized the median employee’s 2020 wages. Based on this, we determined that the median of the annual total compensation of all our employees, excluding the Chief Executive Officer in office as of the Determination Date, was $35,526 and the annual total compensation of Mr. Hornbuckle was $14,000,684, resulting in a ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees included in our calculations of 394:1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have headquarters in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

NOTICE CONCERNING STOCKHOLDER
PROPOSALS AND NOMINATIONS
We intend to hold our 2022 annual meeting of stockholders in May 2022. Proposals of stockholders intended to be presented at the 2022 annual meeting of stockholders submitted in accordance with Rule 14a-8 of Regulation 14A under the Exchange Act, must be received by us on or before November 27, 2021 in order to be considered by the Board for inclusion in the form of proxy and proxy statement to be issued by the Board for that meeting. We expect that the 2022 annual meeting will also be held online and as a virtual meeting only.
Our Amended and Restated Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2022 annual meeting of stockholders, must be received by us no earlier than January 5, 2022 and no later than February 4, 2022 and otherwise comply with the requirements in our Amended and Restated Bylaws. The Amended and Restated Bylaws also require that any stockholder nominations for director candidates under the Company’s proxy access provisions must be received by us no earlier than October 27, 2021 and no later than November 26, 2021. All such stockholder proposals and nominations should be submitted to the Secretary of the Company, by the stated deadline, at the following address: Corporate Secretary, MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Stockholder Communications. If we do not receive your proposal or nomination by the appropriate deadline and in accordance with the terms of our Amended and Restated Bylaws, then it may not properly be brought before the 2022 annual meeting of stockholders. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver by us of our right to do so in the future.

Appendix A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MGM RESORTS INTERNATIONAL
[•], 2021
MGM Resorts International (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
A.
The name under which the Corporation was originally incorporated is GRAND NAME, CO., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is January 29, 1986.

B.	The first Amended and Restated Certificate of Incorporation of the Corporation (the “First Amended and Restated Certificate of Incorporation”) was filed June 15, 2010.
C.	The second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Corporation”) was filed June 14, 2011.
D.
This third Amended and Restated Certificate of Incorporation of the Corporation (the “Third Amended and Restated Certificate of Incorporation”) was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and restates, integrates and amends the provisions of the Second Amended and Restated Certificate of Incorporation.

E.	This Third Amended and Restated Certificate of Incorporation shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.
F.	The text of the Corporation’s Third Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth as follows:
1.	The name of the Corporation is:
MGM Resorts International
2.
The address of its registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3.	The nature of the business, or objects or purposes proposed to be transacted, provided or carried on are:
In general to engage in any lawful act or activity for which corporations may be organized under the DGCL.
4.1
The number of shares which the Corporation shall have the authority to issue is 1,000,000,000 shares of common stock, par value of $0.01 per share and 50,000,000 shares of preferred stock, par value $0.10 per share.

4.2
The Board of Directors is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the DGCL, all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred stock of such class or series which shall be issued and thereafter acquired by the Company through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued preferred stock.

5.	The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of this Corporation.
6.	Tender offers for the purchase of equity securities of this Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.
7.	The Corporation is to have perpetual existence.
8.	Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.
Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.
9.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.
A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

Any repeal or amendment of this Article 10 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
11.
(A) Except as is otherwise expressly provided in instruments containing the terms of the Corporation’s securities, which instruments have been approved by the New Jersey Casino Control Commission (hereinafter “Commission”), in accordance with Section 82d(7) and (9) of the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (“Act”), all securities of the Corporation shall be held subject to the condition that if a holder thereof is disqualified by the Commission pursuant to the Act (“Disqualified Holder”), such Disqualified Holder shall dispose of his interest in the Corporation’s securities within 120 days or such other time period required by the Commission following the Corporation’s receipt of notice (the “Notice Date”) of such Disqualified Holder. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation’s books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under this Article 11. Failure of the Corporation to exercise its rights under this Article 11 shall not preclude the Corporation from exercising its rights under Article 12.

(B)	A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its rights under this Article 11 or Article 12.
(C)
This Article 11 shall become effective if and when the Corporation becomes a holding company of a casino licensee under the New Jersey Act. This Article 11 shall remain in effect only so long as required by the Commission.

12.
So long as the Corporation holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation’s stock possessing prescribed qualifications, any and all shares of the Corporation’s stock shall be subject to redemption by the Corporation, at its sole option and in its sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it.

Any shares of the Corporation’s stock redeemable pursuant to this Article 12 may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days notice to the holder(s) thereof at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation’s Board of Directors.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY OMITTED]

IN WITNESS WHEREOF, the undersigned has duly executed this Third Amended and Restated Certificate of Incorporation as of the date first set forth above.
By:
Name:
Title:

MGM RESORTS INTERNATIONAL
ATTN: CORPORATE SECRETARY
3600 LAS VEGAS BLVD.SOUTH
LAS VEGAS, NEVADA 89109

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 4, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MGM2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41972-P49174

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGM RESORTS INTERNATIONAL

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Barry Diller	☐	☐	☐
1b. William W. Grounds	☐	☐	☐
1c. Alexis M. Herman	☐	☐	☐
1d. William J. Hornbuckle	☐	☐	☐
1e. Mary Chris Jammet	☐	☐	☐
1f. John Kilroy	☐	☐	☐
1g. Joey Levin	☐	☐	☐
1h. Rose McKinney-James	☐	☐	☐
1i. Keith A. Meister	☐	☐	☐
1j. Paul Salem	☐	☐	☐
1k. Gregory M. Spierkel	☐	☐	☐
1l. Jan G. Swartz	☐	☐	☐
1m. Daniel J. Taylor	☐	☐	☐

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP, as the independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve and adopt the amendment to our charter.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D41973-P49174

MGM RESORTS INTERNATIONAL
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
May 5, 2021 2:00 PM Pacific Time

The undersigned hereby appoints GREGORY M. SPIERKEL, ALEXIS M. HERMAN and DANIEL J. TAYLOR, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock of MGM RESORTS INTERNATIONAL which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of MGM Resorts International and at any adjournments or postponements thereof, on the proposals set forth on the reverse side, and in their discretion, upon any other business that may properly come before the meeting (and any postponement(s) or adjournment(s)). The meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/MGM2021, on May 5, 2021, at 2:00 p.m., Pacific Time. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and revokes any and all proxies heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side